                                                Filed Pursuant to Rule 424(b)(5)
                                                       Registration No. 33-47913
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 25, 1998)
                                  $534,277,116
                                 (APPROXIMATE)

                         CMC SECURITIES CORPORATION III
                                     ISSUER

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                MASTER SERVICER

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1998-2

    The Collateralized Mortgage Obligations, Series 1998-2 (collectively, the "BONDS"), consist of all Classes identified in the chart below (the "OFFERED BONDS") as well as certain additional Classes of Other Subordinate Bonds (as hereinafter defined) which are not being offered for sale hereunder. The original principal amount of one or more Classes of Bonds may be increased or decreased by up to 10% prior to their issuance, depending on the Mortgage Loans actually included in the Mortgage Pool (as defined below), and may be adjusted as necessary to obtain the required ratings on the Offered Bonds. It is a condition to their issuance that each Class of Offered Bonds receive from Moody's Investors Service, Inc. ("MOODY'S") and Fitch IBCA, Inc. ("FITCH") the respective ratings set forth under "Summary of Terms -- Rating".
                                                  (cover continued on next page)
                         ------------------------------
   THE BONDS WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE LOAN SELLERS, THE MASTER SERVICER, THE CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR
 RESPECTIVE AFFILIATES. NEITHER THE BONDS NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE ISSUER, THE LOAN SELLERS,
    THE MASTER SERVICER, THE CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON.
                         ------------------------------
THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING AT PAGE S-32 OF THIS PROSPECTUS SUPPLEMENT AND AT PAGE 15 OF THE PROSPECTUS.

 APPROX. INITIAL    BOND INTEREST
PRINCIPAL BALANCE       RATE              CLASS
-----------------   -------------         -----
 $      804,927            (1)      Class P Bonds
 $    9,976,000          5.75%      Class A-1 Bonds
 $   17,799,000          5.80%      Class A-2 Bonds
 $   26,250,000          6.25%      Class A-3 Bonds
 $   22,346,000          5.85%      Class A-4 Bonds
            (2)          6.75%      Class A-5 Bonds
 $   80,137,588(3)         (4)      Class A-6 Bonds
 $   13,145,485            (5)      Class A-7 Bonds
 $    2,965,000          6.75%(6)   Class A-8 Bonds
 $   25,000,000          6.20%      Class A-9 Bonds
            (7)          0.55%      Class A-10 Bonds
 $    7,630,927            (5)      Class A-11 Bonds
 $    4,750,000          6.75%(8)   Class A-12 Bonds
 $  134,571,000          6.75%      Class A-13 Bonds
 $    1,801,000          6.50%      Class A-14 Bonds
 $    3,612,000          6.75%      Class A-15 Bonds
 $    1,801,000          7.00%      Class A-16 Bonds
 $    1,565,000          6.50%      Class A-17 Bonds
 $    9,148,000          6.75%      Class A-18 Bonds

 APPROX. INITIAL    BOND INTEREST
PRINCIPAL BALANCE       RATE              CLASS
-----------------   -------------         -----
 $    1,565,000          7.00%      Class A-19 Bonds
 $      500,000            (9)      Class A-20 Bonds
 $   11,551,603           (10)      Class A-21 Bonds
 $    3,850,535           (11)      Class A-22 Bonds
 $   44,529,962          6.75%      Class A-23 Bonds
           (12)           (12)      Class X Bonds
 $    9,796,600          6.75%      Class B-1 Bonds
 $    4,453,000          6.75%      Class B-2 Bonds
 $    2,003,800          6.75%      Class B-3 Bonds
 $   90,521,400          6.25%      Class II-A-1 Bonds
 $       53,589           (13)      Class II-P Bonds
           (12)           (12)      Class II-X-1 Bonds
           (12)           (12)      Class II-X-2 Bonds
 $    1,588,000          6.25%      Class II-B-1 Bonds
 $      373,700          6.25%      Class II-B-2 Bonds
 $      186,800          6.25%      Class II-B-3 Bonds
 $           50          6.75%      Class R-1 Bonds
 $          100          6.25%      Class R-2 Bonds
 $           50          6.75%      Class R-3 Bonds

                                                        (footnotes on next page)
    The Offered Bonds will be purchased by Bear, Stearns & Co. Inc. (the "UNDERWRITER") from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Issuer are expected to be approximately 101% of the aggregate principal balance of the Offered Bonds plus accrued interest thereon, but before deducting expenses payable by the Issuer in connection with the Offered Bonds estimated to be $225,000.

    The Offered Bonds are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class II-P, Class II-X-2, Class R-1, Class R-2 and Class R-3 Bonds will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Offered Bonds will be made in book-entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about September 30, 1998.
                            BEAR, STEARNS & CO. INC.
          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 25, 1998

(cover continued from previous page)

(1) The Class P Bonds are principal only Bonds and will not bear interest. The Class Current Principal Balance of the Class P Bonds initially will be the amount shown above and is composed of two components ("COMPONENT P-1" and "COMPONENT P-2") having initial principal balances equal to the PO Percentage (as defined herein) of each Discount Mortgage Loan in Mortgage Loan Group 1 and Sub-Group 2A, respectively, or $765,900 and 39,027, respectively.

(2) The Class A-5 Bonds are interest only Bonds. The Class Notional Balance of the Class A-5 Bonds (the "CLASS A-5 NOTIONAL BALANCE") on any Payment Date will be equal to the sum of (i) the product of (A) 14.8148148148% and (B) the Class Current Principal Balance of the Class A-1 Bonds, (ii) the product of (A) 14.0740740741% and (B) the Class Current Principal Balance of the Class A-2 Bonds, (iii) the product of (A) 7.4074074074% and (B) the Class Current Principal Balance of the Class A-3 Bonds and (iv) the product of (A) 13.3333333333% and (B) the Class Current Principal Balance of the Class A-4 Bonds. The Class A-5 Notional Balance as of the Cut-off Date will equal approximately $8,906,881.

(3) The Class Current Principal Balance of the Class A-6 bonds initially will be the amount shown above and is composed of two components ("COMPONENT A-6-1" and "COMPONENT A-6-2") equal to $50,704,015 and $29,433,573, respectively.

(4) During the initial Interest Accrual Period, interest will accrue on the Class A-6 Bonds at the rate of 6.156250% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-6 Bonds at a per annum rate of LIBOR plus 0.50%, determined monthly as described herein, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.50% per annum.

(5) During the initial Interest Accrual Period, interest will accrue on the Class A-7 and Class A-11 Bonds at the rate of 9.040179% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-7 and Class A-11 Bonds at a per annum rate equal to 30.85714% - (3.857143 x LIBOR), determined monthly as described herein, subject to a maximum rate of 30.85714% per annum and a minimum rate of 0.00% per annum.

(6) On each Payment Date on or before the Class A-8 Accretion Termination Date (as defined herein), an amount equal to the Class A-8 Accrual Amount (as defined herein) will be added to the Class A-8 Principal Balance, and such amount will be paid as principal to Component A-6-1 and the Class A-7 Bonds as described herein and will not be paid as interest to the Class A-8 Bonds. The Class A-8 Bonds are "Compound Interest Bonds" as described in the Prospectus.

(7) The Class A-10 Bonds are interest only Bonds. The Class Notional Balance of the Class A-10 Bonds (the "CLASS A-10 NOTIONAL BALANCE") on any Payment Date will be equal to the Class Current Principal Balance of the Class A-9 Bonds on such Payment Date.

(8) On each Payment Date on or before the Class A-12 Accretion Termination Date (as defined herein), an amount equal to the Class A-12 Accrual Amount (as defined herein) will be added to the Class A-12 Principal Balance, and such amount will be paid as principal to Component-A-6-2 and the Class A-11 Bonds as described herein and will not be paid as interest to the Class A-12 Bonds. The Class A-12 Bonds are "Compound Interest Bonds" as described in the Prospectus.

(9) During the initial twelve Interest Accrual Periods, interest will accrue on the Class A-20 Bonds at the rate of 7.25% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-20 Bonds at a per annum rate of 6.75%.

(10) During the initial Interest Accrual Period, interest will accrue on the Class A-21 Bonds at the rate of 6.456250% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-21 Bonds at a per annum rate of LIBOR plus 0.80%, determined monthly as described herein, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.80% per annum.

(cover continued from previous page)

(11) During the initial Interest Accrual Period, interest will accrue on the Class A-22 Bonds at the rate of 7.631250% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-22 Bonds at a per annum rate equal to 24.6% - (3 x LIBOR), determined monthly as described herein, subject to a maximum rate of 24.6% per annum and a minimum rate of 0.00% per annum.

(12) The Class X Bonds, Class II-X-1 Bonds and Class II-X-2 Bonds are interest only Bonds. The Class Notional Balance of the Class X Bonds (the "CLASS X NOTIONAL BALANCE") on any Payment Date will be equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 1, which will equal approximately $422,314,147 as of the Cut-off Date. The Class Notional Balance of the Class II-X-1 Bonds (the "CLASS II-X-1 NOTIONAL BALANCE") on any Payment Date will be equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Sub-Group 2A, which will equal approximately $47,478,370 as of the Cut-off Date.
         The Class Notional Balance of the Class II-X-2 Bonds (the "CLASS II-X-2 NOTIONAL BALANCE") on any Payment Date will be equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Sub-Group 2B, which will equal approximately $41,479,705 as of the Cut-off Date. The Class X, Class II-X-1 and Class II-X-2 Bonds will bear interest on their respective Class Notional Balances at variable Bond Interest Rates equal, in the case of the Class X Bonds, to the weighted average of the excess, if any, of (a) the Net Rates on each Non-Discount Mortgage Loan in Mortgage Loan Group 1 over (b) 6.75% per annum; in the case of the Class II-X-1 Bonds, to the weighted average of the excess, if any, of (a) the Net Rates on each Non-Discount Mortgage Loan in Sub-Group 2A over (b) 6.25% per annum; and in the case of the Class II-X-2 Bonds, to the weighted average of the excess, if any, of (a) the Net Rates on each Non-Discount Mortgage Loan in Sub- Group 2B over (b) 6.25% per annum. The Bond Interest Rates for the Class X, Class II-X-1 and Class II-X-2 Bonds for the initial Interest Accrual Period are expected to be approximately 0.468744%, 0.659932% and 0.523158% per annum, respectively.

(13) The Class II-P Bonds are principal only bonds and will not bear interest. The Class Current Principal Balance of the Class II-P Bonds initially will be the amount shown above and is equal to the PO Percentage (as defined herein) of each Discount Mortgage Loan in Sub-Group 2B.

                          ___________________________

         The Bonds will be collateralized by mortgage pass-through certificates (the "CERTIFICATES") evidencing the beneficial ownership interest in entire pools (each, a "MORTGAGE POOL" and collectively, the "MORTGAGE POOL") of certain first lien, fixed rate mortgage loans secured by one- to four-family residences and individual condominium units and having original terms to stated maturity ranging from 10 to 30 years (the "MORTGAGE LOANS") originated or acquired by (i) Cendant Mortgage Corporation or its affiliates ("CENDANT"),
(ii) Washington Mutual Bank, F. A. ("WMBFA"), and (iii) National City Mortgage Company ("NCM") (each, a "LOAN SELLER" and collectively, the "LOAN SELLERS"). The Mortgage Loans will have an aggregate principal balance as of September 1, 1998, (the "CUT-OFF DATE") of $538,716,245, subject to adjustment as described herein. The Mortgage Loans are separated into two mortgage loan groups ("MORTGAGE LOAN GROUP 1" and "MORTGAGE LOAN GROUP 2" and each, a "MORTGAGE LOAN GROUP"). Mortgage Loan Group 1 consists of Mortgage Loans having original terms to maturity of 20 to 30 years and having an aggregate principal balance as of the Cut-off Date of $445,299,624, subject to adjustment as described herein. Mortgage Loan Group 2 consists of Mortgage Loans having original terms to maturity of 10 to 15 years and having an aggregate principal balance as of the Cut-off Date of $93,416,622, subject to adjustment as described herein. Mortgage Loan Group 2 is further separated into two sub-groups ("SUB-GROUP 2A" and "SUB-GROUP 2B" and each, a "SUB-GROUP"). Sub-Group 2A consists of Mortgage Loans having an aggregate principal balance as of the Cut-off Date of $48,893,016 and Sub-Group 2B consists of Mortgage Loans having an aggregate principal balance as of the Cut-off date of $44,523,605. The characteristics of the Mortgage Loans included in both Mortgage Loan Groups are described herein under "Description of the Mortgage Loans" and in Annex A hereto.

         Prior to the date of initial issuance of the Bonds (the "CLOSING DATE"), (i) Cendant will have sold certain of the Mortgage Loans (the "CENDANT MORTGAGE LOANS") to Bear Stearns Mortgage Capital Corporation ("BSMCC") pursuant to one or more loan sale agreements (each, a "CENDANT LOAN SALE AGREEMENT"), (ii) WMBFA will have sold certain of the Mortgage Loans (the "WMBFA MORTGAGE LOANS") to BSMCC pursuant to one or more loan sale agreements (each, a "WMBFA LOAN SALE AGREEMENT"), and (iii) NCM will have sold certain of the Mortgage Loans (the "NCM MORTGAGE LOANS") to BSMCC pursuant to one or more loan sale agreements (each, a "NCM LOAN SALE AGREEMENT"). On the Closing Date, BSMCC will sell the Mortgage Loans to Capstead Capital Corporation ("CCC"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of Capstead Mortgage Corporation ("CMC"), a Maryland corporation, pursuant to the terms of a purchase agreement between BSMCC and CCC (the "PURCHASE AGREEMENT"). CCC will, in turn, simultaneously sell the Mortgage Loans to CMC Securities Corporation III (the "ISSUER"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of CMC, pursuant to an assignment and assumption agreement between CCC and the Issuer (the "CCC ASSIGNMENT AGREEMENT"). The Issuer will deposit Mortgage Loan Group 1 and Mortgage Loan Group 2 into two separate trusts (each, a "TRUST") pursuant to the terms of a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among the Issuer, as depositor, Norwest Bank Minnesota, National Association ("NORWEST"), as master servicer (the "MASTER SERVICER"), and The First National Bank of Chicago, a national bank, as trustee (the "CERTIFICATE TRUSTEE"). Each Trust will create a separate series of Certificates for the benefit of the Issuer in exchange for the Mortgage Loans. The Issuer will pledge the Certificates to The First National Bank of Chicago, as indenture trustee (the "INDENTURE TRUSTEE") under the terms of an indenture (the "INDENTURE") between the Issuer and the Indenture Trustee. The Certificates constitute a series of "Non-Agency Certificates" as described in the Prospectus. The Pooling and Servicing Agreement constitutes a "Pooling and Administration Agreement" as described in the Prospectus.

         The Bonds constitute a Series of "Bonds" that are "Special Allocation Bonds", as such terms are described in the Prospectus, and will be non-recourse obligations of the Issuer. Proceeds from the Certificates and the other assets pledged as collateral to secure the Bonds under the lien of the Indenture (the "TRUST ESTATE") are the sole source of payments on the Bonds. Neither the Bonds nor the Certificates are insured or guaranteed by any government agency or instrumentality, CMC, CCC, the Issuer, the Loan Sellers, BSMCC, the Master Servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any other person or entity.

         Each Class of Senior Bonds (as defined herein) constitutes a "Senior Class" of "Senior Bonds" as described in the Prospectus and each Class of Subordinate Bonds (as defined herein) constitutes a "Junior Class" of "Junior Bonds" as described in the Prospectus. The primary credit support for the Senior Bonds of each Bond Group is the subordination of the Subordinate Bonds of such Bond Group to such Senior Bonds. In addition, the Senior Bonds of each Bond Group, other than the Class A-23 Bonds, will be allocated all or a disproportionately large share of the principal payments and prepayments received on the related Mortgage Loan Group for a period of time, as described herein. The primary credit support for each Class of Offered Subordinate Bonds (as defined herein) of a Bond Group is the subordination of the Other Subordinate Bonds (as defined herein) relating to such Bond Group with higher numerical designations. The rights of Classes B-2 and II-B-2 to receive payments of principal and interest will be subordinate to such rights of Classes B- 1 and II-B-1, respectively, and such rights of Classes B-3 and II-B-3 will be similarly subordinate to such rights of Classes B-1 and B-2, and Classes II-B-1 and II-B-2, respectively, in each case as and to the extent described herein. Except for Excess Special Hazard Losses (as defined herein), Realized Losses (as defined herein) on the Mortgage Loans in a given Mortgage Loan Group will be allocated first to the Other Subordinate Bonds of the related Bond Group in reverse numerical order, second to the Offered Subordinate Bonds of the related Bond Group in reverse numerical order, and then to the Senior Bonds of the related Bond Group, in each case as described herein. Following the reduction of the aggregate Current Principal Balance of the Other Subordinate Bonds of a Bond Group to zero, the yield to maturity on each Class of Offered Subordinate Bonds of such Bond Group, in increasing order of numerical Class designation, will be extremely sensitive to such Realized Losses on the related Mortgage Loans because all or a disproportionately large amount of such losses (rather than a pro rata portion thereof) will be allocable to the Offered Subordinate Bonds with the highest numerical designation then outstanding of the related Bond Group. Similarly, following the reduction of the aggregate Current Principal Balance of the Offered Subordinate Bonds of a Bond Group to zero, the yield to maturity on the Senior Bonds of such Bond Group will be extremely sensitive to all Realized Losses on the Mortgage Loans in the related Mortgage Loan Group. See "Description of the Bonds--Allocation of Losses; Subordination" herein.

         Payments in respect of the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in October 1998 (each, a "PAYMENT DATE"). As more fully described herein under "Description of the Bonds--Payments on the Bonds--Interest", interest payments on the Offered Bonds will be based on the Current Principal Balance thereof (or on the applicable Class Notional Balance, in the case of the Interest Only Bonds) and the related Bond Interest Rates. Interest accruing on each Class of Bonds during each

Interest Accrual Period after the first Interest Accrual Period will be calculated on the assumption that principal payments on, and allocation of Realized Losses to, such Bonds are made on the last day of the preceding Interest Accrual Period, and not on the following Payment Date when actually made. Payments in respect of principal of the Bonds will be allocated among the various Classes of Bonds entitled to principal as described under "Description of the Bonds--Payments on the Bonds--Principal" herein.

         There is currently no secondary market for the Bonds and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Offered Bonds but is not obligated to do so. There is no assurance that any such market, if established, will continue or will provide investors with a sufficient level of liquidity.

         The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. Mortgage Loan prepayment rates may fluctuate significantly. Prospective investors should consider the following:

    o THE YIELD TO INVESTORS IN EACH CLASS OF BONDS, PARTICULARLY THE CLASS P BONDS, CLASS II-P BONDS, CLASS A-5 BONDS, CLASS A-10 BONDS, CLASS X BONDS, CLASS II-X-1 AND CLASS II-X-2 BONDS, WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP, OR IN THE CASE OF THE CLASS P BONDS, ALL OF THE DISCOUNT MORTGAGE LOANS (AS DEFINED HEREIN) IN MORTGAGE LOAN GROUP 1 AND SUB-GROUP 2A, OR IN THE CASE OF THE CLASS II-P BONDS, ALL OF THE DISCOUNT MORTGAGE LOANS IN SUB-GROUP 2B. IN ADDITION, AS A RESULT OF THE METHOD OF CALCULATION OF THE BOND INTEREST RATES WITH RESPECT TO THE CLASS X, CLASS II-X-1 AND CLASS II-X-2 BONDS, THE YIELD TO MATURITY OF SUCH CLASSES WILL BE ADVERSELY AFFECTED BY PRINCIPAL PREPAYMENTS OF THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1, SUB-GROUP 2A AND SUB-GROUP 2B, RESPECTIVELY, WITH RELATIVELY HIGH NET RATES. INVESTORS IN THE BONDS REFERRED TO ABOVE SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF THE CLASS A-5 AND CLASS A-10 BONDS, THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH CLASSES OF BONDS TO RECOVER FULLY THEIR INITIAL INVESTMENTS; IN THE CASE OF THE CLASS X BONDS, THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 COULD RESULT IN A FAILURE OF INVESTORS IN SUCH CLASS OF BONDS TO FULLY RECOVER THEIR INVESTMENTS; AND IN THE CASE OF THE CLASS II-X-1 OR CLASS II-X-2 BONDS, THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN SUB-GROUP 2A OR SUB-GROUP 2B COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH RESPECTIVE CLASSES OF BONDS TO RECOVER FULLY THEIR INITIAL INVESTMENTS. THE CLASS A-5, CLASS A-10, CLASS X, CLASS II-X-1 AND CLASS II-X-2 BONDS MAY BE SUBJECT TO SIGNIFICANT AND RAPID FLUCTUATIONS IN VALUE.

    o THE WEIGHTED AVERAGE LIVES OF ALL CLASSES OF BONDS IN BOND GROUP 1 (AS DEFINED HEREIN) OTHER THAN THE PAC BONDS WILL BE RELATIVELY MORE SENSITIVE TO FLUCTUATIONS IN RATES OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 THAN THE WEIGHTED AVERAGE LIVES OF SUCH PAC BONDS.

    o LOW LEVELS OF LIBOR WILL SIGNIFICANTLY REDUCE THE YIELD OF THE CLASS A-6 AND CLASS A-21 BONDS, WHICH WILL BEAR INTEREST AT A RATE THAT VARIES DIRECTLY WITH LIBOR.

    o HIGH LEVELS OF LIBOR WILL SIGNIFICANTLY REDUCE THE YIELD OF THE CLASS A-7, CLASS A-11 AND CLASS A-22 BONDS, WHICH WILL BEAR INTEREST AT A RATE THAT VARIES AT A MULTIPLE OF AND INVERSELY WITH LIBOR.

    o THE YIELD TO MATURITY OF A CLASS OF OFFERED BONDS PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED BONDS SHOULD CONSIDER, IN THE CASE OF ANY SUCH BONDS PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED BONDS PURCHASED AT A PREMIUM THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD.

    o BECAUSE THE PAYMENTS ON THE CLASS P BONDS ARE DERIVED FROM PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 AND SUB-GROUP 2A, THE YIELD TO MATURITY OF THE CLASS P BONDS WILL BE ADVERSELY AFFECTED IF THE DISCOUNT MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 OR SUB-GROUP 2A PREPAY MORE SLOWLY THAN ANTICIPATED. BECAUSE THE PAYMENTS ON THE CLASS II-P BONDS ARE DERIVED FROM PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS IN SUB-GROUP 2B, THE YIELD TO

         MATURITY OF THE CLASS II-P BONDS WILL BE ADVERSELY AFFECTED IF THE DISCOUNT MORTGAGE LOANS IN SUB-GROUP 2B PREPAY MORE SLOWLY THAN ANTICIPATED.

    o THE YIELD TO INVESTORS ON THE BONDS, AND PARTICULARLY THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 BONDS, WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS (EACH, AS DEFINED HEREIN) WITH RESPECT TO THE MORTGAGE LOANS OF THE RELATED MORTGAGE LOAN GROUP.

    o NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF REALIZED LOSSES OR NET INTEREST SHORTFALLS, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF BONDS.

    o THE OFFERED BONDS MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS DUE TO THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE ANY OFFERED BONDS UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN SUCH OFFERED BONDS.

See "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein.

         As described herein, multiple real estate mortgage investment conduit ("REMIC" ) elections will be made in connection with the Bonds for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Bonds other than the Class R-1, Class R-2 and Class R-3 Bonds will be designated as "regular interests" in a REMIC and the Class R-1, Class R-2 and Class R-3 Bonds will each represent a "residual interest" in a REMIC. See "Special Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. The Class R-1, Class R-2 and Class R-3 Bonds will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period. See "Restrictions on Purchase and Transfer of the Residual Bonds" herein.

         The Class B-2, Class B-3, Class II-B-2 and Class II-B-3 Bonds will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because those Classes are not rated in one of the two highest rating categories by a nationally-recognized rating agency.

         The Residual Bonds may not be purchased by Plans (as defined herein), persons acting on behalf of Plans, or persons using assets of Plans (each of the foregoing, a "PLAN INVESTOR") and the Interest Only Bonds, the Class B-3 and Class II-B-3 Bonds may not be transferred to a Plan Investor, except as described herein. Each purchaser of an Interest Only Bond or of a Class B-3 or Class II-B-3 Bond will be deemed to represent, by virtue of its acquisition thereof, that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion or, in the case of an insurance company, a representation letter as described herein.

         The information set forth herein under "The Master Servicer and the Sub-Servicers" is based on information that has been provided by the Master Servicer and each Sub-Servicer, as applicable. No representation is made by the Issuer, BSMCC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Master Servicer or any Sub-Servicer.

                            ________________________

         No person is authorized in connection with this offering to give any information or to make any representation about the Issuer, the Loan Sellers, BSMCC, the Master Servicer, the Certificate Trustee, the Indenture Trustee, the Offered Bonds, or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Issuer, the Loan Sellers, BSMCC, the Master Servicer, the Certificate Trustee or the Indenture Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Bonds, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                                _______________


         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those contained in such statements as a result of the matters set forth herein under "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         THE OFFERED BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED BY THE ISSUER PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 24, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                                 _______________


                             REPORTS TO BONDHOLDERS

         With respect to the Offered Bonds (other than the Class II-P and Class II-X-2 Bonds and the Residual Bonds), unless and until definitive bonds are issued, monthly reports containing information concerning the Trust Estate will be sent to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of such Bonds, pursuant to the Indenture. Such reports may be available to beneficial owners of Offered Bonds (other than the Class II-P and Class II-X-2 Bonds and the Residual Bonds) in accordance with the regulations and procedures of DTC. See "Indenture--Reports to Bondholders" herein.

                                 _______________


         The Issuer will file with the Securities and Exchange Commission (the "COMMISSION") certain materials relating to the Mortgage Pool and the Offered Bonds on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by the information set forth in this Prospectus Supplement.

                               TABLE OF CONTENTS



REPORTS TO BONDHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Limited Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Yield and Prepayment Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Residual Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Geographic Concentration of the
         Mortgaged Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33

DESCRIPTION OF THE MORTGAGE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34

THE MASTER SERVICER AND THE
   SUB-SERVICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
   Norwest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
   Cendant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
   Cendant Underwriting Standards   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
   WMBFA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
   WMBFA Underwriting Standards   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
   NCM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
   NCM's Underwriting Standards   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39

DESCRIPTION OF THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
   Book-Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
   Available Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
   Principal Payments on Retail Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
   Payments on the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
   Allocation of Losses; Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
   Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63

YIELD AND PREPAYMENT
   CONSIDERATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   Weighted Average Lives   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   Interest Only Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Class A-8 Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Class A-23 Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Class P and Class II-P Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Prepayment Model   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Pricing Assumptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Decrement Tables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Yield on the Class P and Class II-P Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-92
   Yield on the Interest Only Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
   Yield on the Class A-7, Class A-11 and
         Class A-22 Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
   Yield on the PAC Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
   Yield on the TAC Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95

INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
   Indenture Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
   Reports to Bondholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96

POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
   Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
   Assignment of Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97
   Substitution of Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
   Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
   Collection and Other Servicing Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-100
   Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
   Realization upon Defaulted Mortgage Loans;
         Purchases of Defaulted Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
   Servicing Compensation, Compensating
         Interest and Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
   Protected Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-103
   Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-105
   Certain Matters Regarding the Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-107
   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-108
   Monthly Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-109
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-109

SPECIAL TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
   Residual Bondholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
   Regular Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-111
   Non-U.S. Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-112

RESTRICTIONS ON PURCHASE AND
   TRANSFER OF THE RESIDUAL BONDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-112

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-112
   Prohibited Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-114

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-115

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-115

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-116

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-116

PRINCIPAL DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-118

                                SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used but not defined in this summary shall have the meaning assigned elsewhere in the Prospectus Supplement. See "Principal Definitions" herein.

Title of Bonds  . . . . . . . . .        Collateralized Mortgage Obligations,
                                             Series 1998-2 (the "BONDS").

Issuer    . . . . . . . . . . . .        CMC Securities Corporation III (the
                                             "ISSUER").  See "The Issuer" in
                                             the Prospectus.

Offered Bonds . . . . . . . . . .        The Classes of Bonds in the
                                             approximate principal or notional
                                             amounts set forth, and bearing
                                             interest, if applicable, at the
                                             rates set forth or calculated as
                                             described, on the cover page of
                                             this Prospectus Supplement.

Other Subordinate Bonds . . . . .        In addition to the Offered Bonds, the
                                             Issuer will issue the following
                                             Classes of "OTHER SUBORDINATE
                                             BONDS", in the indicated
                                             approximate original principal
                                             amounts, which will provide credit
                                             support to the Offered Bonds, but
                                             which are not offered hereby:


                                                                   Bond           Approximate Initial
                                             Class             Interest Rate       Principal Balance
                                             -----             -------------      -------------------
                                             B-4                   6.75%                $1,335,900
                                             B-5                   6.75%                $1,113,300
                                             B-6                   6.75%                $1,335,924
                                             II-B-4                6.25%                  $327,000
                                             II-B-5                6.25%                  $140,100
                                             II-B-6                6.25%                  $186,905

                                         Any information contained herein with
                                             respect to the Other Subordinate
                                             Bonds is provided only to permit a
                                             better understanding of the
                                             Offered Bonds.

Designations

         Bonds  . . . . . . . . .        Offered Bonds and Other Subordinate
Bonds.

         Offered Bonds  . . . . .        The Class P, Class A-1, Class A-2,
                                             Class A-3, Class A-4, Class A-5,
                                             Class A-6, Class A-7, Class A-8,
                                             Class A-9, Class A-10, Class A-11,
                                             Class A-12, Class A-13, Class
                                             A-14, Class A-15, Class A-16,
                                             Class A-17, Class A-18, Class A-
                                             19, Class A-20, Class A-21, Class
                                             A-22, Class A-23, Class X, Class
                                             B-1, Class B-2, Class B-3, Class
                                             II-A-1, Class II-P, Class II-X-1,
                                             Class II-X-2, Class II-B-1, Class
                                             II-B-2, Class II-B-3, Class R-1,
                                             Class R-2 and Class R-3 Bonds.

         Group 1 Bonds  . . . . .        The Class A-1, Class A-2, Class A-3,
                                             Class A-4, Class A-5, Class A-6,
                                             Class A- 7, Class A-8, Class A-9,
                                             Class A-10, Class A-11, Class
                                             A-12, Class A-13, Class A-14,
                                             Class A-15, Class A-16, Class
                                             A-17, Class A-18, Class A-19,
                                             Class A-20, Class A-21, Class
                                             A-22, Class A-23, Class X, Class
                                             R-1, Class R- 3, Class B-1, Class
                                             B-2, Class B-3, Class B-4, Class
                                             B-5 and Class B-6 Bonds and
                                             Component P-1.

         Group 2 Bonds  . . . . .        The Class II-A-1, Class II-P, Class
                                             II-X-1, Class II-X-2, Class
                                             II-B-1, Class II-B-2, Class
                                             II-B-3, Class II-B-4, Class
                                             II-B-5, Class II-B-6 Bonds and
                                             Class R-2 Bonds and Component P-2.

         Bond Group . . . . . . .        Each of the Group 1 Bonds and the
                                             Group 2 Bonds.

         Group 1 Senior Bonds . .        The Class A-1, Class A-2, Class A-3,
                                             Class A-4, Class A-5, Class A-6,
                                             Class A- 7, Class A-8, Class A-9,
                                             Class A-10, Class A-11, Class
                                             A-12, Class A-13, Class A-14,
                                             Class A-15, Class A-16, Class
                                             A-17, Class A-18, Class A-19,
                                             Class A-20, Class A-21, Class
                                             A-22, Class A-23, Class X, Class
                                             R-1 and Class R-3 Bonds and
                                             Component P-1.

         Group 2 Senior Bonds . .        The Class II-A-1, Class II-P, Class
                                             II-X-1, Class II-X-2 and Class R-2
                                             Bonds and Component P-2.

         Senior Bonds   . . . . .        The Group 1 Senior Bonds and the Group
                                             2 Senior Bonds.

         Components . . . . . . .        Component A-6-1, Component A-6-2,
                                             Component P-1 and Component P-2.

         P Components . . . . . .        Component P-1 and Component P-2.

         Interest Only Bonds  . .        The Class A-5, Class A-10, Class X,
                                             Class II-X-1 and Class II-X-2
                                             Bonds.

         Principal Only Bonds . .        The Class P and Class II-P Bonds.

         Accrual Bonds  . . . . .        The Class A-8 and Class A-12 Bonds.

         Group 1 Subordinate Bonds       The Class B-1, Class B-2, Class B-3,
                                             Class B-4, Class B-5 and Class B-6
                                             Bonds.

         Group 2 Subordinate Bonds       The Class II-B-1, Class II-B-2, Class
                                             II-B-3, Class II-B-4, Class II-B-5
                                             and Class II-B-6 Bonds.

         Subordinate Bonds  . . .        The Group 1 Subordinate Bonds and the
                                             Group 2 Subordinate Bonds.

         Offered Subordinate Bonds       The Class B-1, Class B-2, Class
                                             B-3, Class II-B-1, Class II-B-2
                                             and Class II-B-3 Bonds.

         Other Subordinate Bonds         The Class B-4, Class B-5, Class B-6,
                                             Class II-B-4, Class II-B-5 and
                                             Class II-B- 6 Bonds.  The Other
                                             Subordinate Bonds are not offered
                                             hereby.

         PAC I Bonds  . . . . . .        The Class A-1, Class A-2, Class A-3
                                             and Class A-4 Bonds.

         PAC II Bonds . . . . . .        The Class A-9 Bonds.

         PAC Bonds  . . . . . . .        The PAC I Bonds and the PAC II Bonds.

         TAC Bonds  . . . . . . .        Component A-6-2 and the Class A-11
                                             Bonds.

         Companion Bonds  . . . .        Component A-6-1 and the Class A-7,
                                             Class A-8 and Class A-12 Bonds.

         LIBOR Bonds  . . . . . .        The Class A-6, Class A-7, Class A-11,
                                             Class A-21 and Class A-22 Bonds.

         Group 1 Senior P&I Bonds        All Group 1 Senior Bonds other than
                                             the Class A-5, Class A-10 and
                                             Class X Bonds and Component P-1.

         Group 2 Senior P&I Bonds        All Group 2 Senior Bonds other than
                                             the Class II-X-1, Class II-X-2 and
                                             Class II-P Bonds and Component
                                             P-2.

         Senior P&I Bonds   . . .        The Group 1 Senior P&I Bonds and the
                                             Group 2 Senior P&I Bonds.

         Regular Bonds  . . . . .        All Classes of Bonds other than the
                                             Residual Bonds.

         Residual Bonds   . . . .        The Class R-1, Class R-2 and Class R-3
                                             Bonds.

         Retail Bonds   . . . . .        The Class A-14, Class A-15, Class
                                             A-16, Class A-17, Class A-18,
                                             Class A-19 and Class A-20 Bonds.

         Physical Bonds   . . . .        The Class II-P and Class II-X-2 Bonds,
                                             the Residual Bonds and the Other
                                             Subordinate Bonds.

         Book-Entry Bonds . . . .        All Offered Bonds other than the
                                             Physical Bonds.

Denominations   . . . . . . . . .        Each Class of Book-Entry Bonds will be
                                             registered as a single Bond held
                                             by a nominee of DTC, and
                                             beneficial interests will be held
                                             by investors through the
                                             book-entry facilities of DTC, as
                                             described herein, in minimum
                                             denominations of (i) in the case
                                             of the Senior Bonds (other than
                                             the Retail Bonds and the Residual
                                             Bonds), $1,000 and increments of
                                             $1.00 in excess thereof, (ii) in
                                             the case of the Retail Bonds,
                                             $1,000 and increments of $1,000 in
                                             excess thereof and (iii) in the
                                             case of the Offered Subordinate
                                             Bonds, $25,000 and increments of
                                             $1.00 in excess thereof.  One Bond
                                             of each Class of Book-Entry Bonds
                                             may be issued in a different
                                             principal or notional amount to
                                             accommodate the remainder of the
                                             initial principal or notional
                                             amount of the Bonds of such Class.

                                        The Class R-1, Class R-2 and Class R-3
                                             Bonds will each be issued in
                                             certificated fully-registered form
                                             in a single bond of $50, $100 and
                                             $50, respectively.

Master Servicer   . . . . . . . .        Norwest Bank Minnesota, National
                                             Association, as Master Servicer
                                             under the Pooling and Servicing
                                             Agreement.  Norwest will also act
                                             as custodian with respect to the
                                             Mortgage Files.  As compensation
                                             for its services, the Master
                                             Servicer will be entitled to
                                             receive investment income earned
                                             on funds deposited in certain
                                             accounts and certain additional
                                             servicing compensation as
                                             described herein.  The Master
                                             Servicer is the "Administrator" as
                                             such term is used in the
                                             Prospectus.  See "Pooling and
                                             Servicing Agreement--Certain
                                             Matters Regarding the Master
                                             Servicer" herein.

                                        The Master Servicer will not ultimately
                                             be responsible for the performance
                                             of the servicing activities of the
                                             Sub-Servicers except as described
                                             under "The Pooling and Servicing
                                             Agreement--Servicing Compensation,
                                             Compensating and Payment of
                                             Expenses" and "--Monthly
                                             Advances."  See "The Master
                                             Servicer and the Sub-Servicers"
                                             herein.

Sub-Servicers . . . . . . . . . .        Cendant will service the Cendant
                                             Mortgage Loans, WMBFA will service
                                             the WMBFA Mortgage Loans, and NCM
                                             will service the NCM Mortgage
                                             Loans (in such capacities, each of
                                             Cendant, WMBFA and NCM is referred
                                             to as a "SUB- SERVICER" and
                                             collectively, as the
                                             "SUB-SERVICERS").

Certificate Trustee . . . . . . .        The First National Bank of Chicago, a
                                             national bank, as Certificate
                                             Trustee under the Pooling and
                                             Servicing Agreement.  See "Pooling
                                             and Servicing Agreement--The
                                             Certificate Trustee" herein.

Indenture Trustee . . . . . . . .        The First National Bank of Chicago, a
                                             national bank, as Indenture
                                             Trustee under the Indenture.  See
                                             "Indenture" herein.

Loan Sellers  . . . . . . . . . .        Each of Cendant, WMBFA and NCM.

Cut-off Date  . . . . . . . . . .        September 1, 1998.

Closing Date  . . . . . . . . . .        On or about September 30, 1998.

The Mortgage Pool   . . . . . . .        The Mortgage Loans in the aggregate
                                             (the "MORTGAGE POOL") consist
                                             primarily of first lien, fixed
                                             rate fully amortizing mortgage
                                             loans secured by one- to
                                             four-family residences and
                                             individual condominium units and
                                             having original terms to stated
                                             maturity ranging from 10 to 30
                                             years.

                                        The Mortgage Loans have been divided
                                             into two groups ("GROUP 1 MORTGAGE
                                             LOANS" and "GROUP 2 MORTGAGE
                                             LOANS" and each, a "MORTGAGE LOAN
                                             GROUP"), each of which is more
                                             fully described below and in
                                             "Description of the Mortgage
                                             Loans" and Annex A.  See Annex A
                                             herein for additional statistical
                                             information regarding each
                                             Mortgage Loan Group.  The Group 1
                                             Mortgage Loans relate to Bond
                                             Group 1 and the Group 2 Mortgage
                                             Loans relate to Bond Group 2.

                                        All of the Mortgage Loans are
                                             conventional mortgage loans.  All
                                             but one of the Mortgage Loans with
                                             Loan-to-Value Ratios (as defined
                                             herein) in excess of 80% have
                                             primary mortgage insurance.

                                        The Group 1 Mortgage Loans consist of
                                             the WMBFA Mortgage Loans and
                                             certain Cendant Mortgage Loans
                                             having original terms to stated
                                             maturity ranging from 20 to 30
                                             years.  The Group 2 Mortgage Loans
                                             consist of the WMBFA Mortgage
                                             Loans, the NCM Mortgage Loans and
                                             certain Cendant Mortgage Loans
                                             having original terms to stated
                                             maturity of 10 to 15 years.  See
                                             "--Description of the Mortgage
                                             Loans" herein.

                                        Approximately 95.54% and 92.29% of the
                                             Group 1 and Group 2 Mortgage
                                             Loans, respectively, by their
                                             Scheduled Principal Balances as of
                                             the Cut-off Date are Jumbo Loans.
                                             "JUMBO LOANS" are mortgage loans
                                             that have principal balances at
                                             origination that exceed the then
                                             applicable limitations for
                                             purchase by the Federal National
                                             Mortgage Association ("FANNIE
                                             MAE") and Freddie Mac (formerly
                                             the Federal Home Loan Mortgage
                                             Corporation) ("FREDDIE MAC").

                                        Set forth below is certain information
                                             regarding the Mortgage Loans in
                                             each Mortgage Loan Group and the
                                             related Mortgaged Properties as of
                                             the Cut-off Date.  All such
                                             information is provided on an
                                             approximate basis.  All weighted
                                             average information provided below
                                             reflects weighting of the Mortgage
                                             Loans by their respective
                                             Scheduled Principal Balances as of
                                             the Cut-off Date.  In each case,
                                             such Scheduled Principal Balance
                                             has been calculated on the
                                             assumption that the principal
                                             portion of all scheduled payments
                                             (as defined herein) due in respect
                                             of each Mortgage Loan on or before
                                             the Cut-off Date has been
                                             received.


                                                                    Group 1 Mortgage Loans
                                                                    ----------------------
                                                   Number of Mortgage Loans . . . . . . .                           1,402
                                                   Aggregate Scheduled Principal
                                                       Balance  . . . . . . . . . . . . .                    $445,299,624
                                                   Minimum Scheduled Principal Balance  .                    $     29,958
                                                   Maximum Scheduled Principal Balance  .                    $  1,496,961
                                                   Average Scheduled Principal Balance  .                    $    317,617
                                                   Minimum Mortgage Rate  . . . . . . . .                6.000% per annum
                                                   Maximum Mortgage Rate  . . . . . . . .                8.750% per annum
                                                   Weighted Average Mortgage Rate . . . .                7.407% per annum
                                                   Weighted Average Net Rate  . . . . . .                7.183% per annum
                                                   Minimum Remaining Term
                                                       to Stated Maturity . . . . . . . .                      237 months
                                                   Maximum Remaining Term
                                                       to Stated Maturity . . . . . . . .                      360 months
                                                   Weighted Average Remaining
                                                       Term to Stated Maturity  . . . . .                      357 months
                                                   Weighted Average Original
                                                       Loan-to-Value Ratio  . . . . . . .                          75.89%
                                                     Location of Mortgaged Property
                                                        California  . . . . . . . . . . .                          55.83%
                                                        New Jersey  . . . . . . . . . . .                           6.07%
                                                        New York  . . . . . . . . . . . .                           5.66%
                                                        Massachusetts . . . . . . . . . .                           3.50%
                                                        Florida . . . . . . . . . . . . .                           3.20%
                                                        Other . . . . . . . . . . . . . .                          25.73%

                                                                    Group 2 Mortgage Loans
                                                                    ----------------------
                                                   Number of Mortgage Loans . . . . . . .                             316
                                                   Aggregate Scheduled Principal
                                                       Balance  . . . . . . . . . . . . .                    $ 93,416,622
                                                   Minimum Scheduled Principal Balance  .                    $     26,838

                                                   Maximum Scheduled Principal Balance  .                    $  1,121,528
                                                   Average Scheduled Principal Balance  .                    $    295,622
                                                   Minimum Mortgage Rate  . . . . . . . .                6.250% per annum
                                                   Maximum Mortgage Rate  . . . . . . . .                8.250% per annum
                                                   Weighted Average Mortgage Rate . . . .                7.038% per annum
                                                   Weighted Average Net Rate  . . . . . .                6.812% per annum
                                                   Minimum Remaining Term
                                                       to Stated Maturity . . . . . . . .                      117 months
                                                   Maximum Remaining Term
                                                       to Stated Maturity . . . . . . . .                      180 months
                                                   Weighted Average Remaining
                                                       Term to Stated Maturity  . . . . .                      178 months
                                                   Weighted Average Original Loan-to-Value
                                                       Ratio  . . . . . . . . . . . . . .                          69.77%
                                                   Location of Mortgaged Property
                                                       California . . . . . . . . . . . .                          32.03%
                                                       Illinois . . . . . . . . . . . . .                           5.45%
                                                       New Jersey . . . . . . . . . . . .                           5.28%
                                                       Massachusetts  . . . . . . . . . .                           4.88%
                                                       Texas  . . . . . . . . . . . . . .                           4.31%
                                                       Wisconsin  . . . . . . . . . . . .                           4.05%
                                                       Other  . . . . . . . . . . . . . .                          44.00%

                                         Mortgage Loan Group 2 is further
                                             separated into two sub-groups
                                             ("SUB-GROUP 2A" and "SUB-GROUP 2B"
                                             and each, a "SUB-GROUP").
                                             Sub-Group 2A consists of Mortgage
                                             Loans having an aggregate
                                             principal balance as of the
                                             Cut-off Date of $48,893,016 and a
                                             weighted average Mortgage Rate of
                                             7.134%, and Sub-Group 2B consists
                                             of Mortgage Loans having an
                                             aggregate principal balance as of
                                             the Cut-off Date of $44,523,605
                                             and a weighted average Mortgage
                                             Rate of 6.932%.



Net Rate  . . . . . . . . . . . .        The "NET RATE" for each Mortgage Loan
                                             is the rate of interest borne by
                                             such Mortgage Loan (the "MORTGAGE
                                             RATE") less the applicable
                                             Sub-Servicing Fee attributable
                                             thereto (in each case expressed as
                                             a per annum rate) (the "AGGREGATE
                                             EXPENSE RATE").  It is expected
                                             that with respect to each Payment
                                             Date, the Sub-Servicing Fee for
                                             each Mortgage Loan sub-serviced by
                                             Cendant will generally be 0.20%
                                             per annum of the Outstanding
                                             Principal Balance of such Mortgage
                                             Loan and the Sub-Servicing Fee for
                                             each Mortgage Loan sub- serviced
                                             by WMBFA and NCM will be 0.25% per
                                             annum of the Outstanding Principal
                                             Balance of such Mortgage Loan.
                                             Any Cendant Sub-Servicing Fee in
                                             excess of 0.20% per annum will be
                                             set aside to pay for lender funded
                                             mortgage insurance and will not be
                                             treated as servicing compensation
                                             to Cendant and will not be
                                             available to make Compensating
                                             Interest Payments.  For any
                                             Payment Date, the "DUE DATE" for
                                             each Mortgage Loan will be the
                                             first day of the month in which
                                             the Payment Date occurs.



Scheduled Principal Balance . . .        The "SCHEDULED PRINCIPAL BALANCE" of a
                                             Mortgage Loan with respect to a
                                             Payment Date is (i) the unpaid
                                             principal balance of such Mortgage
                                             Loan as of the close of business
                                             on the related Due Date (i.e.,
                                             taking account of the principal
                                             payment to be made on such Due
                                             Date and irrespective of any
                                             delinquency in
                                             its payment), as specified in the
                                             amortization schedule at the time
                                             relating thereto (before any
                                             adjustment to such amortization
                                             schedule by reason of any
                                             bankruptcy or similar proceeding
                                             occurring after the Cut-off Date
                                             (other than a Deficient Valuation,
                                             as defined under "Description of
                                             the Bonds--Allocation of Losses;
                                             Subordination" herein) or any
                                             moratorium or similar waiver or
                                             grace period) less (ii) any
                                             principal prepayments and the
                                             principal portion of any Net
                                             Liquidation Proceeds (as defined
                                             herein) received during or prior
                                             to the immediately preceding
                                             Prepayment Period (as defined
                                             herein); provided that the
                                             Scheduled Principal Balance of any
                                             Liquidated Mortgage Loan (as
                                             defined herein) is zero.

Payment Dates . . . . . . . . . .        The 25th day of each month, or if such
                                             day is not a business day, then
                                             the next succeeding business day,
                                             beginning in October 1998 (each, a
                                             "PAYMENT DATE").

Record Date . . . . . . . . . . .        The "RECORD DATE" for each Payment
                                             Date will be the close of business
                                             on the last business day of the
                                             month preceding the month in which
                                             the related Payment Date occurs.

Due Period  . . . . . . . . . . .        With respect to each Payment Date, the
                                             period commencing on the second
                                             day of the month preceding the
                                             month in which the Payment Date
                                             occurs and ending at the close of
                                             business on the first day of the
                                             month in which the Payment Date
                                             occurs (each, a "DUE PERIOD").

Prepayment Period . . . . . . . .        With respect to each Payment Date and
                                             the Mortgage Loans (other than NCM
                                             Mortgage Loans that are the
                                             subject of a voluntary prepayment
                                             in full), the period from the
                                             first day through the last day of
                                             the month preceding the month in
                                             which the Payment Date occurs, and
                                             with respect to the NCM Mortgage
                                             Loans which are the subject of a
                                             voluntary prepayment in full, the
                                             period from the eighteenth day of
                                             the month preceding the month in
                                             which the Payment Date occurs to
                                             the seventeenth day of the month
                                             in which the Payment Date occurs
                                             (each, a "PREPAYMENT PERIOD").

Payments on the Bonds . . . . . .        Interest Payments. With respect to
                                             each Payment Date, interest will
                                             accrue during the related Interest
                                             Accrual Period for each Class of
                                             Bonds (other than the Principal
                                             Only Bonds) at the rate for such
                                             Class set forth or determined as
                                             provided on the cover page hereof
                                             (each, a "BOND INTEREST RATE") on
                                             the Class Current Principal
                                             Balance (or in the case of the
                                             Interest Only Bonds, the Class
                                             Notional Balance) of such Class
                                             immediately preceding such Payment
                                             Date.  With respect to each
                                             Payment Date, the "INTEREST
                                             ACCRUAL PERIOD" for each
                                             interest-bearing Class of Bonds
                                             other than the LIBOR Bonds will be
                                             the calendar month preceding the
                                             month in which the Payment Date
                                             occurs, and in the case of each
                                             Class of LIBOR Bonds will be the
                                             period beginning on the 25th day
                                             of the month preceding the month
                                             in which the Payment Date occurs
                                             and ending on the 24th day of the
                                             month in which the Payment Date
                                             occurs, in each case commencing in
                                             September 1998.  Interest will be
                                             calculated on the basis of a
                                             360-day year comprised of twelve
                                             30-day months.

                                         The Class P Bonds and Class II-P Bonds
                                             are principal only Bonds and will
                                             not bear interest.

                                         On each Payment Date, as described
                                             herein, interest will be payable
                                             on each interest-bearing Class of
                                             Bonds, other than the Accrual
                                             Bonds, in an aggregate amount
                                             equal to the Accrued Bond Interest
                                             for such Class on such Payment
                                             Date, plus any Accrued Bond
                                             Interest thereon remaining unpaid
                                             from previous Payment Dates.
                                             Accrued interest on the Accrual
                                             Bonds will be paid as described
                                             under "Description of the
                                             Bonds--Payments on the
                                             Bonds--Group 1 Senior Bonds"
                                             herein.  Net Interest Shortfalls
                                             on the Mortgage Loans will be
                                             allocated to the Classes of Bonds
                                             as described herein.  See
                                             "Description of the
                                             Bonds--Payments on the
                                             Bonds--Interest" herein.

                                         LIBOR.  The Bond Interest Rates for the
                                             LIBOR Bonds will be determined by
                                             the Master Servicer based on the
                                             arithmetic mean of quotations of
                                             the London Interbank Offered Rate
                                             for one-month U.S. dollar deposits
                                             ("LIBOR") as provided by the
                                             Reference Banks (as defined
                                             herein), as further described
                                             herein. See "Description of the
                                             Bonds--Payments on the
                                             Bonds--Calculation of LIBOR"
                                             herein.

                                         Principal Payments.  On each Payment
                                             Date, amounts in respect of
                                             principal will be paid to the
                                             holders of the Bonds of the
                                             related Bond Group (other than the
                                             Interest Only Bonds of such Bond
                                             Group) as provided herein under
                                             "Description of the
                                             Bonds--Payments on the
                                             Bonds--Principal".

Credit Enhancement--
   General  . . . . . . . . . . .        Credit enhancement for the Group 1
                                             Senior Bonds and the Group 2
                                             Senior Bonds generally will be
                                             provided by the Group 1
                                             Subordinate Bonds and the Group 2
                                             Subordinate Bonds, respectively.
                                             Credit enhancement for each Class
                                             of Subordinate Bonds of a Bond
                                             Group will be provided by the
                                             Class or Classes of Subordinate
                                             Bonds of such Bond Group with
                                             higher numerical Class
                                             designations.

Credit Enhancement --
   Subordination  . . . . . . . .        The rights of the holders of each
                                             Class of the Group 1 Subordinate
                                             Bonds and the Group 2 Subordinate
                                             Bonds to receive payments with
                                             respect to the Group 1 Mortgage
                                             Loans and the Group 2 Mortgage
                                             Loans, respectively, will be
                                             subordinated to such rights of the
                                             holders of the Group 1 Senior
                                             Bonds and the Group 2 Senior
                                             Bonds, respectively, and to each
                                             Class of Subordinate Bonds of the
                                             related Bond Group having a lower
                                             numerical designation than such
                                             Class.  The subordination of the
                                             Subordinate Bonds of each Bond
                                             Group to the Senior Bonds of such
                                             Bond Group, and the further
                                             subordination among the
                                             Subordinate Bonds of a Bond Group,
                                             are each intended to increase the
                                             likelihood of timely receipt by
                                             the holders of the Bonds with
                                             higher relative payment priority
                                             of the maximum amount to which
                                             they are entitled on any Payment
                                             Date and to provide such holders
                                             protection against losses
                                             resulting from defaults on
                                             Mortgage Loans, to the extent
                                             described herein.  The

                                         Subordinate Bonds also provide
                                             protection against Special Hazard
                                             Losses (as defined herein) to the
                                             extent described herein.  However,
                                             in certain circumstances, the
                                             amount of available subordination
                                             (including the limited
                                             subordination provided for certain
                                             types of losses) may be exhausted
                                             and shortfalls in payments  on the
                                             Offered Bonds could result.
                                             Holders of Senior Bonds of a Bond
                                             Group will bear their pro rata
                                             share of (i) any Realized Losses
                                             with respect to Mortgage Loans in
                                             the related Mortgage Loan Group in
                                             excess of the available total
                                             subordination amount provided by
                                             the related Subordinate Bonds and
                                             (ii) any Excess Special Hazard
                                             Losses with respect to Mortgage
                                             Loans in the related Mortgage Loan
                                             Group.  See "Description of the
                                             Bonds--Payments on the Bonds",
                                             "Description of the
                                             Bonds--Allocation of Losses;
                                             Subordination" and "Description of
                                             the Bonds--Subordination" herein.

                                         As of the Closing Date (i) the
                                             aggregate Current Principal
                                             Balances of the Group 1
                                             Subordinate Bonds and of the Other
                                             Subordinate Bonds which are part
                                             of the Group 1 Subordinate Bonds
                                             will equal approximately 4.50% and
                                             0.85%, respectively, of the
                                             aggregate Current Principal
                                             Balances of all of the Classes of
                                             Group 1 Bonds, and (ii) the
                                             aggregate Current Principal
                                             Balances of the Group 2
                                             Subordinate Bonds and of the Other
                                             Subordinate Bonds which are part
                                             of the Group 2 Subordinate Bonds
                                             will equal approximately 3.00% and
                                             0.70%, respectively, of the
                                             aggregate Current Principal
                                             Balances of all the Classes of
                                             Group 2 Bonds.

                                         In addition, to extend the period
                                             during which the Group 1
                                             Subordinate Bonds and the Group 2
                                             Subordinate Bonds remain available
                                             as credit enhancement to the Group
                                             1 Senior Bonds and the Group 2
                                             Senior Bonds, respectively, the
                                             entire amount of any prepayments
                                             and certain other unscheduled
                                             recoveries of principal with
                                             respect to the Mortgage Loans in
                                             the related Mortgage Loan Group
                                             will be allocated to the Senior
                                             Bonds (other than Class A-23
                                             Bonds) in the related Bond Group
                                             to the extent described herein
                                             during the first five years after
                                             the Cut-off Date (with such
                                             allocation being subject to
                                             reduction over an additional
                                             four-year period thereafter as
                                             described herein).  This
                                             allocation has the effect of
                                             accelerating the amortization of
                                             the Senior Bonds in each Bond
                                             Group as a whole while, in the
                                             absence of losses in respect of
                                             the Mortgage Loans in the related
                                             Mortgage Loan Group, increasing
                                             the percentage interest in the
                                             principal balance of the Mortgage
                                             Loans in such Mortgage Loan Group
                                             evidenced by the related
                                             Subordinate Bonds.  See
                                             "Description of the
                                             Bonds--Payments  on the Bonds" and
                                             "--Subordination" herein.

Monthly Advances  . . . . . . . .        The Sub-Servicers will be obligated to
                                             make all required advances.  The
                                             Master Servicer will be obligated
                                             to advance delinquent scheduled
                                             payments of principal and interest
                                             on Mortgage Loans under certain
                                             circumstances to the extent the
                                             related Sub-Servicer fails to make
                                             such advances, subject to the
                                             Master Servicer's determination of
                                             recoverability (each such advance
                                             by a

                                         Sub-Servicer or the Master Servicer, a
                                             "MONTHLY ADVANCE").  See "Pooling
                                             and Servicing Agreement--Monthly
                                             Advances" herein.

Allocation of Losses  . . . . . .        Subject to the limitations set forth
                                             below, Realized Losses (other than
                                             those relating to Excess Special
                                             Hazard Losses (as defined herein))
                                             on the Mortgage Loans in each
                                             Mortgage Loan Group will be
                                             allocated as follows: (i) the
                                             applicable Non-PO Percentage of
                                             the principal portion of such
                                             Realized Losses will be allocated
                                             to the Bonds of such Bond Group
                                             (other than the P Component of
                                             Bond Groups 1 and 2 and other than
                                             the Class II-P Bonds), first, to
                                             the Subordinate Bonds of such Bond
                                             Group in the inverse order of
                                             their numerical Class designations
                                             and then pro rata to the Senior
                                             Bonds of such Bond Group (other
                                             than the P Component of Bond
                                             Groups 1 and 2 and other than the
                                             Class II-P Bonds) until, in each
                                             case, the Class Current Principal
                                             Balance of each such Class of
                                             Bonds is reduced to zero; and (ii)
                                             the applicable PO Percentage of
                                             any such Realized Losses will be
                                             allocated, to the extent described
                                             herein, among the Subordinate
                                             Bonds of the applicable Bond Group
                                             in the inverse order of their
                                             numerical Class designations,
                                             through the operation of the
                                             applicable PO Deferred Payment
                                             Writedown Amount for the P
                                             Component of Bond Groups 1 and 2
                                             and the Class II-P Bonds.
                                             Notwithstanding the foregoing, the
                                             aggregate amount of Realized
                                             Losses which may be allocated by
                                             means of subordination to cover
                                             Special Hazard Losses is initially
                                             limited to (i) $4,452,996 for the
                                             Group 1 Bonds and (ii) $2,243,054
                                             for the Group 2 Bonds.  See
                                             "Description of the
                                             Bonds--Allocation of Losses;
                                             Subordination" herein.

                                         Any Special Hazard Losses in excess of
                                             the amounts of coverage therefor
                                             (an "EXCESS SPECIAL HAZARD LOSS")
                                             on Non-Discount Mortgage Loans in
                                             Mortgage Loan Groups 1 and 2 will
                                             be allocated on a pro rata basis
                                             among the Senior Bonds of the
                                             related Bond Group (other than the
                                             P Components of Mortgage Loan
                                             Groups 1 and 2 and other than the
                                             Class II-P Bonds) and the
                                             Subordinate Bonds of the related
                                             Bond Group.  The principal portion
                                             of such Excess Special Hazard
                                             Losses on Discount Mortgage Loans
                                             in Mortgage Loan Group 1,
                                             Sub-Group 2A and Sub-Group 2B will
                                             be allocated to Component P-1,
                                             Component P-2 and the Class II-P
                                             Bonds, respectively, in an amount
                                             equal to the related PO Percentage
                                             thereof, and the remainder of such
                                             Excess Special Hazard Losses on
                                             such Discount Mortgage Loans will
                                             be allocated among the Senior
                                             Bonds (other than the P Components
                                             of Bond Group 1 and Bond Group 2
                                             and other than the Class II-P
                                             Bonds) and the Subordinate Bonds
                                             of the related Bond Group on a pro
                                             rata basis as described above.
                                             After the applicable Cross-Over
                                             Date, the Non-PO Realized Losses
                                             (as defined herein) including,
                                             without limitation, the Non-PO
                                             Percentage of all Special Hazard
                                             Losses, on the Mortgage Loans in a
                                             Mortgage Loan Group will be
                                             allocated among the Senior Bonds
                                             of the related Bond Group
                                             (excluding the P Component of such
                                             Bond Group, and excluding the
                                             Class II-P Bonds) on a pro rata
                                             basis.  The amount of any Realized
                                             Loss (other than an Excess Special
                                             Hazard Loss) allocated to a P
                                             Component or the

                                         Class II-P Bonds on or prior to the
                                             Cross-Over Date for the related
                                             Bond Group will be treated as a PO
                                             Deferred Amount.  See "Description
                                             of the Bonds--Allocation of
                                             Losses; Subordination" herein.

                                         Neither the Offered Bonds nor the
                                             Mortgage Loans are insured or
                                             guaranteed by any government
                                             agency or instrumentality, CMC,
                                             CCC, the Issuer, the Loan Sellers,
                                             BSMCC, the Master Servicer, the
                                             Certificate Trustee, the Indenture
                                             Trustee, the Underwriter or any
                                             affiliates thereof or any other
                                             person or entity.

Yield and Prepayment
   Considerations . . . . . . . .        General Considerations.  The yield to
                                             maturity of each Class of Bonds
                                             will be affected by the amount and
                                             timing of principal payments on
                                             the Mortgage Loans in the related
                                             Mortgage Loan Group, the
                                             allocation of Available Funds to
                                             such Class of Bonds, the
                                             applicable Bond Interest Rate (if
                                             any) for such Class of Bonds and
                                             the purchase price paid for such
                                             Bonds.  In addition, the yields to
                                             investors in the Bonds will be
                                             adversely affected by Realized
                                             Losses and Net Interest
                                             Shortfalls.  The interaction of
                                             the foregoing factors may have
                                             different effects on the various
                                             Classes of Bonds and the effects
                                             on any Class may vary at different
                                             times during the life of such
                                             Class.  No representation is made
                                             as to the anticipated rate of
                                             prepayments on the Mortgage Loans,
                                             the amount and timing of Realized
                                             Losses or Net Interest Shortfalls
                                             or as to the anticipated yield to
                                             maturity of any Bonds.
                                             Prospective investors are urged to
                                             consider their own estimates as to
                                             the anticipated rate of future
                                             prepayments on the Mortgage Loans
                                             and the suitability of the Bonds
                                             to their investment objectives.
                                             In addition to the discussion
                                             below, prospective investors
                                             should review the discussion under
                                             "Yield and Prepayment
                                             Considerations" herein.

                                         Mortgage Loan Payments.  If prevailing
                                             mortgage rates fall significantly
                                             below the Mortgage Rates on the
                                             Mortgage Loans, the Mortgage Loans
                                             are likely to be subject to higher
                                             prepayment rates than if
                                             prevailing rates remain at or
                                             above the Mortgage Rates on the
                                             Mortgage Loans.  Other factors
                                             affecting prepayments of Mortgage
                                             Loans include changes in
                                             Mortgagors' housing needs, job
                                             transfers, unemployment, net
                                             equity in the Mortgaged Properties
                                             and servicing decisions.  Amounts
                                             received by virtue of liquidations
                                             of the related Mortgage Loans,
                                             repurchases of the related
                                             Mortgage Loans upon breach of
                                             representations or warranties and
                                             optional redemption of the Bonds,
                                             also affect the timing of receipt
                                             of principal on the Bonds.  In
                                             general, the Mortgage Loans may be
                                             prepaid at any time without
                                             penalty.

                                         Timing and Amount of Payments.  Unlike
                                             certain corporate bonds, the
                                             timing and amount of principal
                                             payments on the Bonds are not
                                             fixed because they are generally
                                             determined by the timing and
                                             amount of distributions on the
                                             underlying Certificates,
                                             distributions of which are
                                             generally determined by the timing
                                             and amount of principal payments
                                             on the applicable Mortgage Loans.
                                             The timing of payments on the
                                             Mortgage Loans may
                                         significantly affect an investor's
                                             yield.  In general, the earlier a
                                             prepayment of principal on the
                                             Mortgage Loans, the greater will
                                             be the effect on an investor's
                                             yield to maturity.  As a result,
                                             the effect on an investor's yield
                                             of principal prepayments occurring
                                             at a rate higher (or lower) than
                                             the rate anticipated by the
                                             investor during the period
                                             immediately following the issuance
                                             of the Bonds will not be offset by
                                             a subsequent like reduction (or
                                             increase) in the rate of principal
                                             prepayments.  Furthermore, the
                                             effective yield to Bondholders
                                             with respect to Bonds other than
                                             the LIBOR Bonds will be slightly
                                             lower than the yield otherwise
                                             produced by the applicable Bond
                                             Interest Rate and purchase price
                                             because, while interest generally
                                             will accrue on each such Bond from
                                             the first day of the month, the
                                             payment of such interest will not
                                             be made earlier than the 25th day
                                             of the month following the month
                                             of accrual.  Moreover, to the
                                             extent any Net Interest Shortfall
                                             or the interest portion of any
                                             Realized Loss is allocated to a
                                             Class of Bonds the yield to
                                             investors in such Class will be
                                             reduced.

                                         Discounts and Premiums.  In the case of
                                             any Bonds purchased at a discount
                                             (including the Class P and Class
                                             II-P Bonds), a slower than
                                             anticipated rate of principal
                                             payments could result in an actual
                                             yield that is lower than the
                                             anticipated yield.  In the case of
                                             any Bonds purchased at a premium
                                             (including each Class of Interest
                                             Only Bonds), a faster than
                                             anticipated rate of principal
                                             payments could result in an actual
                                             yield that is lower than the
                                             anticipated yield.  A discount or
                                             premium would be determined in
                                             relation to the price at which a
                                             Bond will yield its Bond Interest
                                             Rate, after giving effect to any
                                             payment delay.

                                         Reinvestment Risk.  Because the
                                             Mortgage Loans may be prepaid at
                                             any time, it is not possible to
                                             predict the rate at which payments
                                             on the Bonds will be received.
                                             Since prevailing interest rates
                                             are subject to fluctuation, there
                                             can be no assurance that investors
                                             in the Bonds will be able to
                                             reinvest the payments thereon at
                                             yields equaling or exceeding the
                                             yields on the Bonds.  Yields on
                                             any such reinvestments may be
                                             lower, and may even be
                                             significantly lower, than yields
                                             on the Bonds.  Generally, when
                                             prevailing interest rates
                                             increase, prepayment rates on
                                             mortgage loans tend to decrease,
                                             resulting in a reduced rate of
                                             return of principal to investors
                                             at a time when reinvestment at
                                             such higher prevailing rates would
                                             be desirable.  Conversely, when
                                             prevailing interest rates decline,
                                             prepayment rates on mortgage loans
                                             tend to increase, resulting in a
                                             greater rate of return of
                                             principal to investors at a time
                                             when reinvestment at comparable
                                             yields may not be possible.
                                             Prospective investors in the Bonds
                                             should consider carefully the
                                             related reinvestment risks in
                                             light of other investments that
                                             may be available to such
                                             investors.

                                         Weighted Average Interest Rates.
                                             Because the Bond Interest Rate
                                             applicable to the Class X Bonds
                                             will equal or be based upon the
                                             weighted average of the excess, if
                                             any, of the Net Rates of the
                                             Non-Discount Mortgage Loans in
                                             Mortgage Loan Group 1 over a
                                             specified percentage,
                                             disproportionate prepayments of
                                             Non-Discount Mortgage Loans with
                                             higher Net Rates in Mortgage

                                        Loan Group 1 will adversely affect the
                                             yield on such Class.  Because the
                                             Bond Interest Rate applicable to
                                             the Class II-X-1 and Class II-X-2
                                             Bonds will equal or be based upon
                                             the weighted average of the
                                             excess, if any, of the Net Rates
                                             of the Non-Discount Mortgage Loans
                                             in Sub-Group 2A and Sub-Group 2B,
                                             respectively, over specified
                                             percentages, disproportionate
                                             prepayments of Non-Discount
                                             Mortgage Loans with higher Net
                                             Rates in Sub- Group 2A and
                                             Sub-Group 2B, respectively, will
                                             adversely affect the yield on such
                                             Classes.   Because Mortgage Loans
                                             with higher Net Rates will have
                                             higher Mortgage Rates as well, and
                                             such Mortgage Loans are likely to
                                             prepay at rates that are faster
                                             than those applicable to Mortgage
                                             Loans with lower Mortgage Rates,
                                             the yields on the Bonds will be
                                             adversely affected.

                                        Subordination of Certain Classes of
                                             Bonds.  The rights of the
                                             Bondholders of the Group 1
                                             Subordinate Bonds and the Group 2
                                             Subordinate Bonds to receive
                                             payments with respect to the Group
                                             1 Mortgage Loans and the Group 2
                                             Mortgage Loans, respectively, will
                                             be subordinated to such rights of
                                             the holders of the Group 1 Senior
                                             Bonds and the Group 2 Senior
                                             Bonds, respectively, and to each
                                             Class of Subordinate Bonds of the
                                             related Bond Group having a lower
                                             numerical designation than such
                                             Class.  The level of subordination
                                             available as support to the Senior
                                             Bonds of a Bond Group will be
                                             directly affected by the rate and
                                             timing of prepayments and the
                                             occurrence of Realized Losses.

                                        Prepayments.  The applicable Non-PO
                                             Percentage (as defined herein) of
                                             principal prepayments on the
                                             Mortgage Loans in any Mortgage
                                             Loan Group will be allocated
                                             solely to the Senior P&I Bonds of
                                             the related Bond Group during the
                                             first five years after the Closing
                                             Date and then such allocation will
                                             decrease subject to meeting
                                             certain loss and delinquency tests
                                             during the next four years until
                                             the Senior P&I Bonds of such Bond
                                             Group and the related Subordinate
                                             Bonds share pro rata in such
                                             allocations.  Consequently, during
                                             not less than the first nine years
                                             after the Closing Date, any
                                             prepayments will have the effect
                                             of accelerating the amortization
                                             of one or more Classes of the
                                             Senior P&I Bonds of the related
                                             Bond Group, while increasing the
                                             percentage interest in such
                                             Mortgage Loan Group evidenced by
                                             the Subordinate Bonds of such Bond
                                             Group. The entire amount of the
                                             applicable PO Percentage of any
                                             prepayment on a Discount Mortgage
                                             Loan in Mortgage Loan Group 1,
                                             Sub-Group 2A or Sub-Group 2B will
                                             be allocated solely to Component
                                             P-1, Component P-2 or the Class
                                             II-P Bonds, respectively, as long
                                             as the Component Current Principal
                                             Balance or Class Current Principal
                                             Balance of such P Component or
                                             Class of Bonds has not been
                                             reduced to zero.   In addition, in
                                             order to maintain the relative
                                             subordination among the
                                             Subordinate Bonds of a Bond Group,
                                             the applicable Non-PO Percentage
                                             of prepayments and certain other
                                             unscheduled recoveries of
                                             principal in respect of the
                                             Mortgage Loans of the related
                                             Mortgage Loan Group will not be
                                             payable to the holders of a Class
                                             of Subordinate Bonds of such Bond
                                             Group on any

                                        Payment Date if the Class Prepayment
                                             Payment Trigger (as defined
                                             herein) for such Class is not
                                             satisfied, except as otherwise
                                             described herein.  If the Class
                                             Prepayment Payment Trigger is not
                                             satisfied with respect to any
                                             Class of Subordinate Bonds of a
                                             Bond Group, the amortization of
                                             those Classes of Subordinate Bonds
                                             with a lower numerical class
                                             designation may occur more rapidly
                                             than would otherwise have been the
                                             case and, in the absence of losses
                                             in respect of the Mortgage Loans
                                             of the related Mortgage Loan
                                             Group, the percentage interest in
                                             the principal balance of the
                                             Mortgage Loans evidenced by such
                                             Class of Subordinate Bonds may
                                             increase.

                                        Sequential Pay Senior P&I Bonds.  The
                                             Classes of Senior P&I Bonds of
                                             each Bond Group are subject to
                                             various priorities for payment of
                                             principal as described herein.
                                             Payments on Classes currently
                                             entitled to receive principal
                                             payments will be immediately
                                             affected by the prepayment rate of
                                             the Mortgage Loans of the related
                                             Mortgage Loan Group at such time.
                                             Payments on Classes with a later
                                             priority of payment will not be
                                             directly affected by the
                                             prepayment rate until such time as
                                             principal is payable on such
                                             Classes.  However, the timing of
                                             commencement of principal payments
                                             and the weighted average lives of
                                             such Classes may be affected by
                                             the prepayment rate experienced
                                             both before and after the
                                             commencement of principal payments
                                             on such Classes.  In addition,
                                             because principal payments are
                                             paid to certain Classes of Senior
                                             P&I Bonds of a Bond Group before
                                             other Classes of Senior P&I Bonds
                                             of such Bond Group, holders of
                                             Senior P&I Bonds that receive
                                             principal later bear a greater
                                             risk of being allocated Realized
                                             Losses on the Mortgage Loans of
                                             the related Mortgage Loan Group
                                             than holders of such Classes that
                                             receive principal earlier.

                                        PAC Bonds.  The Group 1 Senior Bonds
                                             have been structured to provide
                                             for relatively stable payments of
                                             principal to the PAC Bonds.  Using
                                             the modeling assumptions described
                                             in "Yield and Prepayment
                                             Considerations--Yield on the PAC
                                             Bonds" herein, the outstanding
                                             principal balance of each of the
                                             Classes of the PAC I Bonds and the
                                             PAC II Bonds will be reduced to
                                             its respective Planned Balance (as
                                             defined herein) for each Payment
                                             Date if prepayments on the
                                             Mortgage Loans in Mortgage Loan
                                             Group 1 occur at a CONSTANT rate
                                             within the range of approximately
                                             125% to approximately 500% SPA (as
                                             defined herein) with respect to
                                             the PAC I Bonds and at a CONSTANT
                                             rate within the range of
                                             approximately 175% to
                                             approximately 275% SPA with
                                             respect to the PAC II Bonds.  To
                                             the extent that prepayments on the
                                             Group 1 Mortgage Loans occur at a
                                             constant rate below approximately
                                             125% SPA with respect to the PAC I
                                             Bonds or below approximately 175%
                                             SPA with respect to the PAC II
                                             Bonds, the Group 1 Available Funds
                                             allocable as payments of principal
                                             on each Payment Date may be
                                             insufficient to make payments of
                                             principal on the PAC I and PAC II
                                             Bonds, respectively, in amounts
                                             sufficient to reduce their Class
                                             Current Principal Balances in
                                             accordance with their respective
                                             Planned Balances for such Payment
                                             Date, and, as a result, the
                                             weighted
                                             average lives of such Bonds may be
                                             extended.  To the extent that
                                             prepayments occur at a constant
                                             rate higher than approximately 500%
                                             SPA with respect to the PAC I Bonds
                                             and higher than approximately 275%
                                             SPA with respect to the PAC II
                                             Bonds, the weighted average lives
                                             of such Bonds may be shortened.

                                        TAC Bonds.  The Group 1 Senior Bonds
                                             have been structured to provide
                                             for relatively stable payments of
                                             principal to the TAC Bonds.  Using
                                             the modeling assumptions described
                                             in "Yield and Prepayment
                                             Considerations--Yield on the TAC
                                             Bonds" herein, the outstanding
                                             principal balance of each Class
                                             and Component of the TAC Bonds
                                             will be reduced to its respective
                                             Targeted Balance (as defined
                                             herein) for each Payment Date if
                                             prepayments on the Mortgage Loans
                                             in Mortgage Loan Group 1 occur at
                                             a constant rate of 250% SPA.  To
                                             the extent that prepayments on the
                                             Group 1 Mortgage Loans occur at a
                                             constant rate below 250% SPA, the
                                             Group 1 Available Funds allocable
                                             as payments of principal on each
                                             Payment Date may be insufficient
                                             to make payments of principal on
                                             the TAC Bonds in amounts
                                             sufficient to reduce their Class
                                             Current Principal Balance and
                                             Component Current Principal
                                             Balance in accordance with their
                                             respective Targeted Balances for
                                             such Payment Date, and, as a
                                             result, the weighted average lives
                                             of such Class of Bonds and such
                                             Component may be extended.  To the
                                             extent that prepayments occur at a
                                             constant rate higher than 250%
                                             SPA, the weighted average lives of
                                             such Class of Bonds and such
                                             Component may be shortened.

                                             In addition, principal prepayments
                                             and other unscheduled payments of
                                             principal on the Group 1 Mortgage
                                             Loans may result in principal
                                             available for payment to the PAC
                                             Bonds on a Payment Date in an
                                             amount greater than the amount
                                             necessary to reduce the applicable
                                             Class Current Principal Balances to
                                             their respective Planned Balances
                                             for such Payment Date. Such excess
                                             will first be paid to the Companion
                                             Bonds until their respective Class
                                             Current Principal Balances have
                                             been reduced to zero and then to
                                             the TAC Bonds.  In addition, if the
                                             rate of principal prepayments and
                                             other unscheduled payments of
                                             principal on the Group 1 Mortgage
                                             Loans causes the principal
                                             available for payment on the Group
                                             1 Bonds on any Payment Date to be
                                             less than the amounts necessary to
                                             reduce the Class Current Principal
                                             Balances of the PAC Bonds then
                                             entitled to receive principal to
                                             their respective Planned Balances,
                                             the TAC Bonds will not receive any
                                             payment of principal.  Accordingly,
                                             the rate of payments on the Group 1
                                             Mortgage Loans is expected to have
                                             a greater effect on the weighted
                                             average lives of the TAC Bonds than
                                             on the weighted average lives of
                                             the PAC Bonds.

                                        Companion Bonds.  Principal prepayments
                                             and other unscheduled payments of
                                             principal on the Group 1 Mortgage
                                             Loans may result in principal
                                             available for payment to the PAC
                                             Bonds and the TAC Bonds on a
                                             Payment Date in an amount greater
                                             than the amount necessary to
                                             reduce the applicable Class
                                             Current Principal Balances or
                                             Component Current Principal
                                             Balance to their respective
                                             Planned Balances or Targeted
                                             Balances for such

                                             Payment Date.  Such excess will be
                                             paid first to the Companion Bonds
                                             until their respective Component
                                             Current Principal Balance and Class
                                             Current Principal Balances have
                                             been reduced to zero.  In addition,
                                             if the rate of principal
                                             prepayments and other unscheduled
                                             payments of principal on the Group
                                             1 Mortgage Loans causes the
                                             principal available for payment on
                                             the Group 1 Bonds on any Payment
                                             Date to be less than the amounts
                                             necessary to reduce the Class
                                             Current Principal Balances or
                                             Component Current Principal Balance
                                             of the PAC Bonds and the TAC Bonds
                                             then entitled to receive principal
                                             to their respective Planned
                                             Balances or Targeted Balances, the
                                             Companion Bonds will not receive
                                             any payment of principal.
                                             Accordingly, the rate of payments
                                             on the Group 1 Mortgage Loans is
                                             expected to have a greater effect
                                             on the weighted average lives of
                                             the Companion Bonds than on the
                                             weighted average lives of the PAC
                                             Bonds and the TAC Bonds.

                                        Interest Only Bonds.  Because the Class
                                             Notional Balances of the Class X,
                                             Class II-X-1 and the Class II-X-2
                                             Bonds will be based upon the
                                             Scheduled Principal Balances of
                                             the Non-Discount Mortgage Loans in
                                             Mortgage Loan Group 1, Sub- Group
                                             2A and Sub-Group 2B, respectively,
                                             the yield on the Class X, Class
                                             II- X-1 and the Class II-X-2 Bonds
                                             will be sensitive to the rate and
                                             timing of principal payments of
                                             the Non-Discount Mortgage Loans in
                                             Mortgage Loan Group 1, Sub-Group
                                             2A and Sub-Group 2B, respectively.
                                             The yield on the Class A-5 and
                                             Class A-10 Bonds also will be
                                             sensitive to the rate and timing
                                             of principal payments of the Group
                                             1 Mortgage Loans, because the
                                             Class A-5 Notional Balance is
                                             based on the Class Current
                                             Principal Balances of the Class
                                             A-1 through Class A-4 Bonds and
                                             the Class A-10 Notional Balance is
                                             based on the Class Current
                                             Principal Balance of the Class A-9
                                             Bonds.  A rapid rate of principal
                                             payments on the Group 1 Mortgage
                                             Loans will have a materially
                                             negative effect on the yield to
                                             investors in the Class A-5 and
                                             Class A-10 Bonds, a rapid rate of
                                             principal payments on the
                                             Non-Discount Mortgage Loans in
                                             Mortgage Loan Group 1 will have a
                                             materially negative effect on the
                                             yield to investors in the Class X
                                             Bonds, and a rapid rate of
                                             principal payments on the
                                             Non-Discount Mortgage Loans in
                                             Sub-Group 2A and Sub-Group 2B
                                             Mortgage Loans will have a
                                             materially negative effect on the
                                             yield to investors in the Class
                                             II-X-1 Bonds and the Class II-X-2
                                             Bonds, respectively.  Investors
                                             should fully consider the
                                             associated risks, including the
                                             risk that a rapid rate of
                                             principal payments could result in
                                             the failure of investors in each
                                             such Class of Bonds to recover
                                             fully their initial investments.
                                             See "Yield and Prepayment
                                             Considerations--Yield on the
                                             Interest Only Bonds" herein.

                                        Class A-8 Bonds.  Because of the
                                             payment priorities of the Group 1
                                             Senior Bonds, the weighted average
                                             life of the Class A-8 Bonds will
                                             be extremely sensitive to the rate
                                             of prepayments on the Group 1
                                             Mortgage Loans.

                                        Class A-23 Bonds.  As described herein,
                                             during certain periods, no
                                             principal payments or a
                                             disproportionately small or large
                                             portion
                                             of principal payments will be paid
                                             to the Class A-23 Bonds.  Unless
                                             the Class Current Principal
                                             Balances of all other Group 1
                                             Senior P&I Bonds have been reduced
                                             to zero, the Class A-23 Bonds will
                                             not be entitled to receive any
                                             payments of principal prior to the
                                             Payment Date occurring in October
                                             2003.

                                        Class P and Class II-P Bonds.  The
                                             amounts payable with respect to
                                             the Component P-1, Component P-2
                                             and the Class II-P Bonds derive
                                             from principal payments on the
                                             Discount Mortgage Loans in
                                             Mortgage Loan Group 1, Sub-Group
                                             2A and Sub-Group 2B, respectively.
                                             As a result, the yield on the
                                             Component P-1, Component P-2 and
                                             the Class II-P Bonds will be
                                             adversely affected by slower than
                                             expected payments of principal
                                             (including prepayments, defaults
                                             and liquidations) on the Discount
                                             Mortgage Loans in Mortgage Loan
                                             Group 1, Sub-Group 2A and
                                             Sub-Group 2B, respectively.
                                             Because Discount Mortgage Loans in
                                             Mortgage Loan Group 1 and each
                                             Sub-Group have lower Net Rates
                                             than the Non-Discount Mortgage
                                             Loans of such Mortgage Loan Group
                                             or Sub-Group, and because the
                                             Mortgage Loans with lower Net
                                             Rates are likely to have lower
                                             Mortgage Rates, the Discount
                                             Mortgage Loans are generally
                                             likely to prepay at a slower rate
                                             than the Non-Discount Mortgage
                                             Loans of such Mortgage Loan Group
                                             or Sub-Group.  See "Yield and
                                             Prepayment Considerations--Yield
                                             on the Class P and Class II-P
                                             Bonds" herein.

                                        Residual Bonds.  Holders of the
                                             Residual Bonds are entitled to
                                             receive payments of principal and
                                             interest as described herein.
                                             However, holders of such Bonds may
                                             have tax liabilities with respect
                                             to their Bonds during the early
                                             years of the related REMIC that
                                             substantially exceed the principal
                                             and interest payable thereon
                                             during such periods.

Liquidity . . . . . . . . . . . .        There is currently no secondary market
                                             for the Bonds, and there can be no
                                             assurance that one will develop.
                                             The Underwriter intends to
                                             establish a market in the Offered
                                             Bonds, but it is not obligated to
                                             do so.  There is no assurance that
                                             any such market, if established,
                                             will continue or will provide
                                             investors with a sufficient level
                                             of liquidity.  Each Bondholder
                                             will receive monthly reports
                                             pertaining to the Bonds as
                                             described under
                                             "Indenture--Reports by Indenture
                                             Trustee to Bondholders" in the
                                             Prospectus.  There are a limited
                                             number of sources which provide
                                             certain information about
                                             collateralized mortgage
                                             obligations in the secondary
                                             market, and there can be no
                                             assurance that any of these
                                             sources will provide information
                                             about the Bonds.  Investors should
                                             consider the effect of limited
                                             information on the liquidity of
                                             the Bonds.

Optional Redemption   . . . . . .        At its option, BSMCC or its designee
                                             may, upon giving written notice to
                                             the Issuer, the Master Servicer,
                                             the Certificate Trustee and the
                                             Indenture Trustee, repurchase from
                                             the related Trust all of the
                                             remaining Mortgage Loans of any
                                             Mortgage Loan Group, and thereby
                                             effect an early termination of the
                                             related Certificates and
                                             redemption of the Bonds of the
                                             related Bond Group, on any Payment
                                             Date when the aggregate
                                             outstanding principal balance
                                             of such Mortgage Loans in such
                                             Mortgage Loan Group is equal to or
                                             less than 5% of the aggregate
                                             outstanding principal balance of
                                             the Mortgage Loans in such Mortgage
                                             Loan Group as of the Cut-off Date.
                                             If on any Payment Date BSMCC or its
                                             designee has not exercised such
                                             option and the aggregate
                                             outstanding principal balance of
                                             the Mortgage Loans in any Mortgage
                                             Loan Group is equal to or less than
                                             2.5% of the aggregate outstanding
                                             principal balance of the Mortgage
                                             Loans in such Mortgage Loan Group
                                             as of the Cut-off Date, the Master
                                             Servicer shall also have such
                                             option.  Any Payment Date on which
                                             BSMCC or the Master Servicer
                                             exercises its option to purchase
                                             the Mortgage Loans of any Mortgage
                                             Loan Group is referred to herein as
                                             an "OPTIONAL REDEMPTION DATE".  Any
                                             such repurchase shall be at a price
                                             (the "REDEMPTION PRICE") equal to
                                             the aggregate Class Current
                                             Principal Balances of the then
                                             outstanding Bonds of the related
                                             Bond Group, plus accrued and unpaid
                                             interest thereon through the end of
                                             the month preceding the month in
                                             which the Optional Redemption Date
                                             occurs, plus an amount equal to all
                                             outstanding and unreimbursed
                                             advances (including Monthly
                                             Advances) made by the Master
                                             Servicer or any Sub-Servicer and
                                             any other amounts owed to the
                                             Master Servicer under the Pooling
                                             and Servicing Agreement or to a
                                             Sub- Servicer under the applicable
                                             Sub-Servicing Agreement.  Upon any
                                             such optional repurchase after
                                             which no Bonds are outstanding, the
                                             Trust Estate will terminate and any
                                             remaining assets in the Trust
                                             Estate shall be released to the
                                             repurchasing party.  See "Pooling
                                             and Servicing
                                             Agreement--Termination" herein.

Certain Federal Income Tax
   Consequences . . . . . . . . .        For federal income tax purposes,
                                             elections will be made to treat
                                             the assets of the Trust Estate as
                                             three separate real estate
                                             mortgage investment conduits (each
                                             a "REMIC," and respectively,
                                             "REMIC 1", "REMIC 2", and "REMIC
                                             3").  Upon the issuance of the
                                             Offered Bonds, Andrews & Kurth
                                             L.L.P., counsel to the Issuer,
                                             will deliver its opinion generally
                                             to the effect that, assuming
                                             compliance with all provisions of
                                             the Indenture and the Pooling and
                                             Servicing Agreement, for federal
                                             income tax purposes, each of REMIC
                                             1, REMIC 2 and REMIC 3 will
                                             qualify as a REMIC within the
                                             meaning of Sections 860A through
                                             860G of the Internal Revenue Code
                                             of 1986 (the "CODE").  For federal
                                             income tax purposes, the Senior
                                             Bonds or P Components thereof
                                             (other than the Residual Bonds)
                                             and the Subordinate Bonds will be
                                             designated as the "regular
                                             interests" in REMIC 3, and the
                                             Class R-1, Class R-2 and Class R-3
                                             Bonds will be designated as the
                                             "residual interests" in REMIC 1,
                                             REMIC 2 and REMIC 3, respectively.

                                        Because the Senior Bonds or P
                                             Components thereof (other than the
                                             Residual Bonds) and the
                                             Subordinate Bonds will be
                                             considered REMIC regular
                                             interests, they will be taxable
                                             debt obligations under the Code,
                                             and interest paid or accrued on
                                             such Bonds, including any original
                                             issue discount, will be taxable to
                                             the holders of such Bonds in
                                             accordance with the accrual method
                                             of accounting, regardless of such
                                             Bondholder's usual method of
                                             accounting.  It is expected that
                                             the Class P, Class II-P, Class
                                             A-5,

                                             Class A-8, Class A-10, Class A-12,
                                             Class X, Class II-X-1 and Class
                                             II-X-2 Bonds will be, and the other
                                             Classes of Bonds may be, treated as
                                             having been issued with original
                                             issue discount for federal income
                                             tax purposes.  The Code and
                                             applicable regulations do not
                                             adequately address certain issues
                                             relevant to the application of the
                                             original issue discount rules to
                                             the Class A-7, Class A-11 and Class
                                             A-22 Bonds; however, the Trustee
                                             intends to treat all interest on
                                             such Classes of Bonds as original
                                             issue discount.  See "Certain
                                             Federal Income Tax
                                             Consequences--REMIC Bonds--Taxation
                                             of Regular Bonds--Original Issue
                                             Discount" in the Prospectus.  The
                                             prepayment assumption that should
                                             be used in determining the rate of
                                             accrual of original issue discount,
                                             if any, with respect to the Offered
                                             Bonds is 275% of SPA (as defined
                                             herein), with respect to the Group
                                             1 Loans and 250% of SPA with
                                             respect to the Group 2 Loans.
                                             However, no representation is made
                                             herein as to the rate at which
                                             prepayments actually will occur.
                                             See "Yield and Prepayment
                                             Considerations" herein.

                                        For federal income tax purposes, the
                                             Offered Bonds generally will be
                                             treated as "regular or residual
                                             interests in a REMIC" for domestic
                                             building and loan associations and
                                             as "real estate assets" for real
                                             estate investment trusts
                                             ("REITS"), subject to the
                                             limitations  described in "Certain
                                             Federal Income Tax Consequences"
                                             in the Prospectus.  Similarly,
                                             interest on the Offered Bonds will
                                             be considered "interest on
                                             obligations secured by mortgages
                                             on real property" for REITs,
                                             subject to the limitations
                                             described in "Certain Federal
                                             Income Tax Consequences" in the
                                             Prospectus.

                                        For further information regarding the
                                             federal income tax consequences of
                                             investing in the Offered Bonds see
                                             "Certain Federal Income Tax
                                             Consequences" in the Prospectus.

Federal Income Tax Aspects
   of Residual Bonds  . . . . . .        The Residual Bonds generally will be
                                             treated in the same manner as the
                                             other Offered Bonds for the
                                             various qualification purposes
                                             referred to above, but generally
                                             will not be treated as evidences
                                             of indebtedness for federal income
                                             tax purposes.  Instead, the Class
                                             R-1, Class R-2 and Class R-3 Bonds
                                             will be considered as representing
                                             the right to the net income or
                                             loss of REMIC 1, REMIC 2 and REMIC
                                             3, respectively.  Holders of the
                                             Residual Bonds ("RESIDUAL
                                             BONDHOLDERS") will be required to
                                             report, and will be taxed on,
                                             their pro rata shares of such
                                             income or loss, and such
                                             requirements will continue until
                                             there are no Bonds of any Class
                                             outstanding, even though such
                                             Bondholders previously may have
                                             received full payment of their
                                             stated interest and principal.
                                             Furthermore, the taxable income of
                                             Residual Bondholders attributable
                                             to the Residual Bonds may exceed
                                             the principal and interest
                                             payments received by such
                                             Bondholders with respect to such
                                             Bonds during the corresponding
                                             period, which could result in a
                                             highly negative after-tax return
                                             for such Bondholders.  See
                                             "Special Tax Considerations"
                                             herein.

                                        The REMICs may generate income, a
                                             portion of which will be treated
                                             as "excess inclusion" income.
                                             Such excess inclusion income (a)
                                             is taxable to a tax- exempt
                                             Residual Bondholder as unrelated
                                             business taxable income ("UBTI"),
                                             (b) in the case of foreign
                                             holders, is subject to withholding
                                             tax at a rate of 30% (regardless
                                             of any statutory or treaty
                                             exemptions or rate reduction that
                                             otherwise would apply), and (c)
                                             generally cannot be offset by any
                                             net operating losses or current
                                             deductions of Residual
                                             Bondholders.  Consequently,
                                             Residual Bondholders may
                                             experience an after-tax return
                                             that is highly negative.  Residual
                                             Bondholders who are individuals,
                                             estates or trusts may be subject
                                             to limitations on the
                                             deductibility of administrative
                                             expenses of the applicable REMICs
                                             for purposes of determining their
                                             taxable income and alternative
                                             minimum taxable income.

                                        Furthermore, the Treasury regulations
                                             relating to REMICs (the "REMIC
                                             REGULATIONS") provide that certain
                                             transfers of noneconomic residual
                                             interests ("NERDS") and residual
                                             interests that have tax avoidance
                                             potential ("TAPRIS") will be
                                             disregarded for federal income tax
                                             purposes.  It is expected that the
                                             Class R-3 Bonds will constitute
                                             NERDs and TAPRIs for purposes of
                                             the REMIC Regulations on the
                                             Closing Date.  A transferor of a
                                             Residual Bond should consult with
                                             its tax advisor to determine
                                             whether the Residual Bonds would
                                             be considered a NERD or a TAPRI at
                                             the time of the transfer thereof
                                             for purposes of the REMIC
                                             Regulations.  See "Special Tax
                                             Considerations" herein.

                                        THE CLASS R-1, CLASS R-2 AND CLASS R-3
                                             BONDS REPRESENT THE RESIDUAL
                                             INTEREST IN REMIC 1, REMIC 2 AND
                                             REMIC 3, RESPECTIVELY, AND MAY
                                             EXPERIENCE A HIGHLY NEGATIVE
                                             AFTER-TAX RETURN.  ACCORDINGLY,
                                             PROSPECTIVE INVESTORS ARE URGED TO
                                             CONSULT THEIR OWN TAX ADVISORS AND
                                             CONSIDER THE AFTER-TAX EFFECT OF
                                             OWNERSHIP OF A RESIDUAL BOND AND
                                             THE SUITABILITY OF THE RESIDUAL
                                             BONDS TO THEIR INVESTMENT
                                             OBJECTIVES.

Restrictions on Purchase and
   Transfer of Residual Bonds . .        The Residual Bonds are not offered for
                                             sale to tax-exempt organizations
                                             that are "disqualified
                                             organizations" as defined in
                                             "Certain Federal Income Tax
                                             Consequences--Special Tax
                                             Considerations Applicable to
                                             Residual Bonds--Restrictions on
                                             Transfer of a Residual Bond" in
                                             the Prospectus.  In addition,
                                             there are prohibitions on
                                             transfers of Residual Bonds to a
                                             Plan or Plan Investor (each as
                                             defined herein).  Finally, none of
                                             the Residual Bonds or any
                                             beneficial interest therein may be
                                             sold or otherwise transferred
                                             except upon delivery to the
                                             Indenture Trustee of the
                                             certificates, affidavits and other
                                             agreements described herein.  See
                                             "Certain Federal Income Tax
                                             Consequences--REMIC Bonds" and
                                             "--Special Tax Considerations
                                             Applicable to Residual
                                             Bonds--Restrictions on Transfer of
                                             a Residual Bond" in the Prospectus
                                             and "Restrictions on Purchase and
                                             Transfer of the Residual Bonds"
                                             herein.

ERISA Considerations  . . . . . .        Fiduciaries of employee benefit plans
                                             and certain other retirement plans
                                             and arrangements, including
                                             individual retirement accounts
                                             and annuities, Keogh plans, and
                                             collective investment funds in
                                             which such plans, accounts,
                                             annuities or arrangements are
                                             invested, that are subject to the
                                             Employee Retirement Income Security
                                             Act of 1974, as amended ("ERISA"),
                                             or corresponding provisions of the
                                             Code (each of the foregoing, a
                                             "PLAN") should review carefully
                                             with their legal advisors whether
                                             the purchase or holding of the
                                             Offered Bonds will result in
                                             unfavorable consequences for the
                                             Plan or its fiduciaries under the
                                             Regulations (as defined in the
                                             Prospectus) or the prohibited
                                             transaction provisions of ERISA or
                                             the Code (the "PROHIBITED
                                             TRANSACTION PROVISIONS").  Such
                                             consequences could result unless
                                             one of the exceptions in, or
                                             exemptions from, the Plan Asset
                                             Regulations and Prohibited
                                             Transaction Provisions is
                                             applicable.  See "ERISA
                                             Considerations" herein and "ERISA
                                             Matters" in the Prospectus.

                                        Subject to the considerations set forth
                                             herein in "ERISA Considerations",
                                             the Class B-1, Class B-2, Class
                                             II-B-1 and Class II-B-2 Bonds and
                                             the Senior Bonds, other than the
                                             Residual Bonds and the Interest
                                             Only Bonds, may be transferred to
                                             a Plan, a person acting on behalf
                                             of a Plan, or any person using the
                                             assets of a Plan (each, a "PLAN
                                             INVESTOR"). The purchase or
                                             holding of any of the Interest
                                             Only Bonds, the Residual Bonds, or
                                             the Class B-3 or Class II-B-3
                                             Bonds by a Plan Investor may
                                             constitute a non-exempt prohibited
                                             transaction or result in the
                                             imposition of excise taxes or
                                             penalties.  Accordingly, the
                                             Residual Bonds may not be
                                             transferred to a Plan Investor,
                                             and the Interest Only Bonds and
                                             the Class B-3 and Class II-B-3
                                             Bonds may not be transferred to a
                                             Plan Investor unless the Plan
                                             Investor provides the Master
                                             Servicer and the Indenture Trustee
                                             with a Benefit Plan Opinion (as
                                             defined herein).  Each purchaser
                                             of an Interest Only Bond (other
                                             than a Class II-X-2 Bond) or a
                                             Class B-3 or Class II-B-3 Bond, by
                                             virtue of such purchaser's receipt
                                             of such Bond, unless such
                                             purchaser provides a Benefit Plan
                                             Opinion, will be deemed to have
                                             represented that it is not a Plan
                                             Investor, and will be deemed to
                                             have agreed to indemnify and hold
                                             the Issuer, the Master Servicer,
                                             each Sub-Servicer, the Certificate
                                             Trustee, the Indenture Trustee and
                                             the Underwriter harmless against
                                             any losses, liabilities or
                                             expenses or resulting from the
                                             breach of such representation.  In
                                             addition, no transfer of a Class
                                             II-X-2 Bond will be permitted to
                                             be made to any person unless the
                                             proposed transferee delivers to
                                             the Indenture Trustee either (i) a
                                             certificate from such transferee
                                             to the effect that such transferee
                                             is not a Plan Investor or (ii) a
                                             Benefit Plan Opinion.  See "ERISA
                                             Considerations" herein and "ERISA
                                             Matters" in the Prospectus.

                                         See also "Restrictions on Purchase and
                                             Transfer of the Residual Bonds"
                                             herein.

Stated Maturity of the Bonds  . .        The "STATED MATURITY" of each Class of
                                             Bonds will be: (i) with respect to
                                             each Class of Group 1 Bonds and
                                             the Class P Bonds, the Payment
                                             Date in November 2028; and (ii)
                                             with respect to each Class of
                                             Group 2 Bonds, the Payment Date in
                                             November 2013.  The Stated
                                             Maturity has been determined by
                                             adding one
                                             month to the maturity date of the
                                             Mortgage Loan in the related
                                             Mortgage Loan Group with the latest
                                             stated maturity date. Because the
                                             rate of payments on the Bonds in
                                             each Bond Group will depend on the
                                             rate of payment of principal
                                             (including prepayments) on the
                                             Mortgage Loans in the related
                                             Mortgage Loan Group, the actual
                                             final payment on any Class of
                                             Offered Bonds could occur
                                             significantly earlier than its
                                             Stated Maturity.  The rate of
                                             payments on the Mortgage Loans will
                                             depend on their particular
                                             characteristics, as well as on the
                                             interest rates prevailing from time
                                             to time and other economic factors,
                                             and no assurance can be given as to
                                             the actual payment experience of
                                             the Mortgage Loans.

Rating    . . . . . . . . . . . .        It is a condition to their issuance
                                             that each Class of Offered Bonds
                                             receives the ratings set forth
                                             below from Moody's Investors
                                             Service, Inc. ("MOODY'S") and
                                             Fitch IBCA, Inc. ("FITCH").
                                             Moody's and Fitch are referred to
                                             herein as the "RATING AGENCIES".



                                                                                     Rating
                                                                            -----------------------
                                                   Class                    Moody's           Fitch
                                                   -----                    -------           -----
                                             Class P Bonds                        Aaa              AAA
                                             Class A-1 Bonds                      Aaa              AAA
                                             Class A-2 Bonds                      Aaa              AAA
                                             Class A-3 Bonds                      Aaa              AAA
                                             Class A-4 Bonds                      Aaa              AAA
                                             Class A-5 Bonds                      Aaa              AAA
                                             Class A-6 Bonds                      Aaa              AAA
                                             Class A-7 Bonds                      Aaa              AAA
                                             Class A-8 Bonds                      Aaa              AAA
                                             Class A-9 Bonds                      Aaa              AAA
                                             Class A-10 Bonds                     Aaa              AAA
                                             Class A-11 Bonds                     Aaa              AAA
                                             Class A-12 Bonds                     Aaa              AAA
                                             Class A-13 Bonds                     Aaa              AAA
                                             Class A-14 Bonds                     Aaa              AAA
                                             Class A-15 Bonds                     Aaa              AAA
                                             Class A-16 Bonds                     Aaa              AAA
                                             Class A-17 Bonds                     Aaa              AAA
                                             Class A-18 Bonds                     Aaa              AAA
                                             Class A-19 Bonds                     Aaa              AAA
                                             Class A-20 Bonds                     Aaa              AAA
                                             Class A-21 Bonds                     Aaa              AAA
                                             Class A-22 Bonds                     Aaa              AAA
                                             Class A-23 Bonds                     Aaa              AAA
                                             Class X Bonds                        Aaa              AAA
                                             Class B-1 Bonds                      -                AA
                                             Class B-2 Bonds                      -                A
                                             Class B-3 Bonds                      -                BBB
                                             Class II-A-1 Bonds                   Aaa              AAA
                                             Class II-P Bonds                     Aaa              AAA

                                             Class II-X-1 Bonds                   Aaa              AAA
                                             Class II-X-2 Bonds                   Aaa              AAA

                                             Class II-B-1 Bonds                   -                AA
                                             Class II-B-2 Bonds                   -                A
                                             Class II-B-3 Bonds                   -                BBB
                                             Class R-1 Bonds                      Aaa              AAA
                                             Class R-2 Bonds                      Aaa              AAA
                                             Class R-3 Bonds                      Aaa              AAA

                                         The ratings of the Offered Bonds of any
                                             Class should be evaluated
                                             independently from similar ratings
                                             on other types of securities.  A
                                             rating is not a recommendation to
                                             buy, sell or hold securities and
                                             may be subject to revision or
                                             withdrawal at any time by the
                                             Rating Agencies.  See "Rating"
                                             herein.

                                         The Issuer has not requested a rating
                                             of the Offered Bonds by any rating
                                             agency other than the Rating
                                             Agencies.  However, there can be
                                             no assurance as to whether any
                                             other rating agency will rate the
                                             Offered Bonds or, if it does, what
                                             rating would be assigned by such
                                             other rating agency.  The rating
                                             assigned by such other rating
                                             agency to the Offered Bonds could
                                             be lower than the respective
                                             ratings assigned by the Rating
                                             Agencies.

Legal Investment  . . . . . . . .        The Senior Bonds and the Class B-1 and
                                             Class II-B-1 Bonds will constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary Mortgage
                                             Market Enhancement Act of 1984
                                             ("SMMEA") so long as they are
                                             rated in one of the two highest
                                             rating categories and, as such,
                                             will be legal investments for
                                             certain entities to the extent
                                             provided in SMMEA, subject to
                                             state laws overriding SMMEA.
                                             Certain states have enacted
                                             legislation overriding  the legal
                                             investment provisions of SMMEA.
                                             The remaining Classes of Bonds
                                             will not constitute "mortgage
                                             related securities" under SMMEA
                                             (the "NON-SMMEA BONDS").  The
                                             appropriate characterization of
                                             the Non-SMMEA Bonds under various
                                             legal  investment restrictions,
                                             and thus the ability of investors
                                             subject to these restrictions to
                                             purchase Non-SMMEA Bonds, may be
                                             subject to significant
                                             interpretive uncertainties.

                                         All investors whose investment
                                             activities are subject to legal
                                             investment laws and regulations or
                                             to review by certain regulatory
                                             authorities may be subject to
                                             restrictions on investment in the
                                             Bonds.  Any such institution
                                             should consult its own legal
                                             advisors in determining whether
                                             and to what extent there may be
                                             restrictions on its ability to
                                             invest in the Bonds.  See "Legal
                                             Investment" herein and in the
                                             Prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) before deciding to invest in the Offered Bonds.

LIMITED OBLIGATIONS

         The Offered Bonds will be nonrecourse obligations solely of the Issuer and will not represent an obligation of or interest in CMC, CCC, BSMCC, the Loan Sellers, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. None of the Offered Bonds, the Certificates, or the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality or by CMC, CCC, BSMCC, the Loan Sellers, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. The assets included in the Trust Estate will be the sole source of payments on the Offered Bonds, and there will be no recourse to the Issuer, CMC, CCC, BSMCC, the Loan Sellers, the Master Servicer, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Offered Bonds.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of each Class of Bonds will be affected by the amount and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, the allocation of the related Group Available Funds to such Class of Bonds, the applicable Bond Interest Rate for such Class of Bonds and the purchase price paid for such Bonds. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Bonds to their investment
objectives.   Prospective investors  should  review the discussion  under
"Yield and Prepayment Considerations" herein.

RESIDUAL BONDS

         The Class R-1, Class R-2 and Class R-3 Bonds, which represent the residual interest in REMIC 1, REMIC 2 and REMIC 3, respectively, may experience a highly negative after tax return. See "Special Tax Considerations" herein.

SUBORDINATION

         The rights of the Subordinate Bonds of a Bond Group to receive payments in respect of the Mortgage Loans in the related Mortgage Loan Group will be subordinated to such rights of the holders of the Senior Bonds of such Bond Group and the Subordinate Bonds of such Bond Group senior thereto, all to the extent described herein under "Description of the Bonds". Except for Excess Special Hazard Losses, Realized Losses on Mortgage Loans in a Mortgage Loan Group will be allocated first to the Other Subordinate Bonds of the related Bond Group in reverse numerical order, second to the Offered Subordinate Bonds of such Bond Group in reverse numerical order, and then to the Senior Bonds of such Bond Group, in each case as described herein. See "Description of the Bonds--Allocation of Losses; Subordination" herein.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES

         Approximately 55.83% of the Mortgage Loans included in Mortgage Loan Group 1 (by aggregate principal balance as of the Cut-off Date) and approximately 32.03% of the Mortgage Loans included in Mortgage Loan Group 2 (by aggregate principal balance as of the Cut-off Date) are expected to be secured by Mortgaged Properties located in the State of California. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Bonds may be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as mud slides, earthquakes, fires, floods, and hurricanes) in, the State of California. In the Purchase Agreement, BSMCC will represent that, as of the Closing Date, each Mortgaged Property is free of material damage or any such damage is adequately covered by an insurance policy. Any repurchase of a Mortgage Loan due to a breach of this representation will be treated as a principal prepayment.

                        DESCRIPTION OF THE CERTIFICATES


         Each Certificate securing the Bonds will be issued pursuant to the Pooling and Servicing Agreement. On or prior to the Closing Date, BSMCC will have acquired the Mortgage Loans from the Loan Sellers pursuant to the terms of the related Loan Sale Agreements. On the Closing Date, pursuant to a loan purchase agreement between BSMCC and CCC (the "PURCHASE AGREEMENT"), BSMCC will assign and convey the Mortgage Loans to CCC and CCC will, in turn, assign and convey the Mortgage Loans, together with all of CCC's rights and benefits under the Purchase Agreement, to the Issuer. The Issuer will simultaneously convey the Mortgage Loans, together with all of the Issuer's rights and benefits under the Purchase Agreement to the Certificate Trustee, and the Certificate Trustee will issue the Certificates in exchange therefor. The Issuer will simultaneously convey the Certificates to the Indenture Trustee as collateral for the Bonds.

         Pursuant to the applicable Sub-Servicing Agreement, each Sub-Servicer will remit to its Protected Account payments (including prepayments) of principal received on each related Mortgage Loan, together with interest thereon at a rate (the "NET RATE") equal to the mortgage rate of interest borne by such Mortgage Loan (the "MORTGAGE RATE"), less the applicable Sub-Servicing Fee. See "Pooling and Servicing Agreement--Protected Accounts" herein. On or before the 18th day of each month or, if such day is not a Business Day, the preceding Business Day (each, a "SUB-SERVICER REMITTANCE DATE"), each Sub-Servicer, shall withdraw all amounts from the related Protected Account (net of any amounts which such Sub-Servicer is entitled to retain under the applicable Sub-Servicing Agreement) and shall remit such amounts to the Master Servicer for deposit into an account (the "MASTER SERVICER COLLECTION ACCOUNT"). On or before each Distribution Date, the Master Servicer shall withdraw from the Master Servicer Collection Account and remit to the Certificate Trustee all amounts in the Master Servicer Collection Account (net of the Master Servicer Compensation and all other amounts that the Master Servicer is entitled to retain pursuant to the Pooling and Servicing Agreement). The Certificate Trustee will deposit such funds into the Certificate Account and will apply such funds on each Payment Date to make distributions to the Indenture Trustee, as the sole Certificateholder, in respect of the Group Available Funds (as defined herein) for each Mortgage Loan Group. The Indenture Trustee shall deposit such funds into the collection account (the "COLLECTION ACCOUNT") established in accordance with the Indenture and maintained with the Indenture Trustee, and such funds will be available to make payments on the Bonds. Each Certificate will evidence the entire beneficial ownership interest in a separate trust (each a "TRUST") consisting of, among other things, the Mortgage Loans in the related Mortgage Loan Group and all proceeds in respect thereof.

         Each Certificate will evidence the entire interest in a Mortgage Loan Group. The Mortgage Loans constituting each Mortgage Loan Group will be transferred and assigned to the Certificate Trustee for the benefit of the Indenture Trustee, as sole Certificateholder. The Certificates will be issued by the Certificate Trustee, transferred to the Issuer in exchange for the Mortgage Loans and pledged by the Issuer to the Indenture Trustee as collateral for the Bonds. Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the Bondholders until released as described herein.

         Pursuant to the Purchase Agreement, BSMCC will make certain representations and warranties with respect to the related Mortgage Loans thereunder and will be obligated to (i) repurchase Mortgage Loans as to which there has been a breach of such representations and warranties that materially and adversely affects the interests of the holders of the Certificates (the "CERTIFICATEHOLDERS") or as to which the related documentation is found to contain a material defect or (ii) substitute a new mortgage loan for such Mortgage Loan which satisfies the conditions set forth in the Pooling and Servicing Agreement. Such representations and warranties are described herein under "Pooling and Servicing Agreement--Representations and Warranties". The Certificate Trustee, on behalf of the Indenture Trustee, as sole Certificateholder, will have no other remedies for any breaches of the representations and warranties regarding the Mortgage Loans made by BSMCC under the Purchase Agreement. The Master Servicer's obligations with respect to the Mortgage Loans will generally consist of (i) the obligation to notify the Certificate Trustee if the documentation for any such Mortgage Loan is found by the Master Servicer to be defective, (ii) its monitoring and supervisory obligations under the Pooling and Servicing Agreement, (iii) its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to such Mortgage Loans, if the related Sub-Servicer fails to make such advances and (iv) the obligation to make certain payments with respect to Interest Shortfalls as described under "Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein. See "Pooling and Servicing Agreement" herein.

                       DESCRIPTION OF THE MORTGAGE LOANS


         The Mortgage Pool will consist of approximately 1,718 Mortgage Loans. In general, these are, fixed rate, fully amortizing mortgage loans secured by deeds of trust or other similar security agreements (each, a "MORTGAGE") creating a first lien on one- to four-family residences and individual condominium units (the "MORTGAGED PROPERTIES") and having original terms to stated maturity ranging from 20 to 30 years (in the case of Mortgage Loan Group
1) and 10 to 15 years (in the case of Mortgage Loan Group 2). All of the Mortgage Loans are conventional mortgage loans. All but one of the Mortgage Loans with Loan-to-Value Ratios (as defined herein) at origination in excess of 80% have primary mortgage insurance. The Cut-off Date Scheduled Principal Balance of each Mortgage Loan Group set forth herein is subject to a permitted variance of up to 10%. The Mortgage Loans have been divided into two groups ("GROUP 1 MORTGAGE LOANS" and "GROUP 2 MORTGAGE LOANS"). The following paragraphs and the tables set forth in Annex A set forth additional information with respect to the Mortgage Pool in the aggregate and each Mortgage Loan Group.* All percentages set forth herein are based on the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the Cut-off Date unless otherwise indicated.

         Approximately 40.52% of the Mortgage Loans (the "WMBFA MORTGAGE LOANS") were originated or acquired by Washington Mutual Bank, F.A. ("WMBFA"). Approximately 54.98% of the Mortgage Loans (the "CENDANT MORTGAGE LOANS") were originated or acquired by Cendant Mortgage Corporation or its affiliates ("CENDANT"). Approximately 4.50% of the Mortgage Loans (the "NCM MORTGAGE LOANS") were originated or acquired by National City Mortgage Company ("NCM"). As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

         Approximately 95.54% and 92.29% of the Group 1 and Group 2 Mortgage Loans, respectively, are Jumbo Loans.

         As used herein, the term "LOAN-TO-VALUE RATIO" means, with respect to a Mortgage Loan, a ratio, expressed as a percentage, equal to the original principal amount of such Mortgage Loan divided by the lesser of (i) the appraised value determined in an appraisal obtained at origination and (ii) the sales price (if applicable) of the related Mortgaged Property.

                   THE MASTER SERVICER AND THE SUB-SERVICERS

GENERAL

         Pursuant to the Pooling and Servicing Agreement, Norwest will act as Master Servicer with respect to the Mortgage Loans. Pursuant to various sub-servicing agreements between each Sub-Servicer and BSMCC (each, a "SUB-SERVICING AGREEMENT"), (i) Cendant will service the Cendant Mortgage Loans,
(ii) WMBFA will service the WMBFA Mortgage Loans, and (iii) NCM will service the NCM Mortgage Loans, (in such capacities, each of Cendant, WMBFA, and NCM is referred to as a "SUB-SERVICER" and collectively, as the "SUB-SERVICERS"). On the Closing Date, BSMCC will convey all of its right, title and interest under the Sub-Servicing Agreements to CCC pursuant to the Purchase Agreement and CCC will, in turn, simultaneously convey all of its right, title and interest therein to the Issuer pursuant to the CCC Assignment Agreement. The Issuer will simultaneously convey all of its right, title and interest in and to the Sub- Servicing Agreements to the applicable Trust pursuant to the Pooling and Servicing Agreement. The Master Servicer will not ultimately be responsible for the performance of the servicing activities of the Sub-Servicers except as described under "The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and

__________________________________

     * The description herein and in Annex A hereof of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off-Date, as adjusted to reflect the Scheduled Principal Balance as of the Cut-off-Date. Prior to the issuance of the Bonds, Mortgage Loans may be removed as a result of (i) principal prepayments thereof in full prior to the dates on which the Issuer acquired the Mortgage Loans, (ii) requirements of Moody s or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trusts. The Issuer believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Bonds are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.

Payment of Expenses" and "--Monthly Advances." If a Sub-Servicer fails to fulfill its obligations under the applicable Sub-Servicing Agreement and such failure results in a material breach, the Master Servicer shall be entitled, for and on behalf of the Certificateholders, to terminate such Sub-Servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable Sub-Servicing Agreement.

         The Mortgage Loans were originated under the applicable programs described under "--Cendant Underwriting Standards", "--WMBFA Underwriting Standards" and "--NCM Underwriting Standards" below.

         The information set forth in the following paragraphs with respect to Norwest, Cendant, WMBFA and NCM has been provided by the respective party. None of the Issuer, BSMCC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

NORWEST

         Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

         The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of June 30, 1998, the Master Servicer master serviced more than 300,000 mortgage loans with an aggregate outstanding principal balance of approximately $36.5 billion.

CENDANT

         On April 30, 1997, the parent of PHH Mortgage Services Corporation, PHH Corporation, announced that it had merged with HFS Incorporated pursuant to which PHH Corporation became a subsidiary of HFS Incorporated. On December 18, 1997, HFS Incorporated announced it had merged with CUC International, Inc.
The new company name is Cendant Corporation. Cendant's primary business segments include "travel" (hotels, rental cars, and vacation time shares), "real estate" (real estate brokerage offices including Century 21, Coldwell Banker, and ERA, and mortgage services), and "membership" (access to travel, shopping, auto, dining, financial, and other services to over 73 million members worldwide). PHH Mortgage Services Corporation has since changed its name to Cendant Mortgage Corporation to show its affiliation with the new parent company.

         Cendant's executive offices are located at 6000 Atrium Way, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 439-6000.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by Cendant as of the dates indicated. Cendant's portfolio of mortgage loans may differ significantly from the Cendant Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Cendant Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Cendant Mortgage Loans. The actual delinquency experience on the Cendant Mortgage Loans will depend, among other things, upon the value of the real estate securing such Cendant Mortgage Loans and the ability of borrowers to make required payments.

 DELINQUENCY AND FORECLOSURE EXPERIENCE IN CENDANT'S PORTFOLIO OF ONE- TO FOUR-
                     FAMILY, RESIDENTIAL MORTGAGE LOANS(1)





                                      AS OF APRIL 30,                           AS OF DECEMBER 31,               AS OF JUNE 30,
                                1995                 1996                   1996                1997                 1998
                                ----                 ----                   ----                ----                 ----
                           NO. OF  PRINCIPAL   NO. OF   PRINCIPAL      NO. OF  PRINCIPAL  NO. OF   PRINCIPAL   NO. OF   PRINCIPAL
                           LOANS   BALANCE     LOANS     BALANCE       LOANS   BALANCE    LOANS     BALANCE    LOANS    BALANCE
                           -----   -------     -----     -------       -----   -------    -----     -------    -----    -------

Total Portfolio           135,693   $14,319   195,224     $21,681     224,622  $24,825    262,754   $29,701.7 311,505   $  35,906.9

Period of Delinquency2
  30-59 Days                1,640   $   184     2,115     $   231       3,334  $   344      5,082     $ 525.9   6,484   $     682.6
  60-89 Days                  293   $    34       472     $    57         576  $    71        961     $  95.9   1,081   $     104.9
  90 Days or more3             99   $    28        14     $    19           0  $     0        324     $  28.1     430   $      67.9

Total Delinquencies4        2,032   $   246     2,601     $   307       4,110  $   415      6.367     $ 649.9   7,995   $     855.4

Foreclosure/Bankruptcies/     991   $   117     1,045     $   121       1,340  $   149      2,105     $216.76   1,571   $     127.3
Real Estate Owned


________________________



1 The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions.

2 No mortgage loan is included in this table as delinquent until it is 30 days past due.

3 The 90 days or more period of delinquency is net of the Foreclosures/Bankruptcies/Real Estate Owned category. On some occasions, these loans may fall into the current through 89 days late categories as well, however, such occurrences are rare. The "Total Delinquencies" category includes the Foreclosures/Bankruptcies/Real Estate Owned category.

4        Entries may not add up to total due to rounding.

5 Delinquency and foreclosure information as of April 30, 1995 includes 533 loans which are associated with a portfolio of non-performing loans which were acquired by CMC in a bulk servicing purchase.

6 The increase in foreclosures, bankruptcies and real estate owned from December 31, 1996 to December 31, 1997 is due to an increase in FHA and VA loans in the portfolio as well as increased foreclosures on adjustable rate loans in 1997. Bankruptcy loans amounted to 0.40% of the 1997 loan count (as compared to 0.31% of the 1997 loan count). Foreclosure loans amounted to 0.35% of the 1997 loan count (as compared to 0.24% of the 1996 loan count). REO loans amounted to 0.05% of the 1997 loan count (as compared to 0.06% of the 1996 loan count).

CENDANT UNDERWRITING STANDARDS

         The underwriting standards of Cendant generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 80% for mortgage loans with original principal balances of up to $500,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 60% for mortgage loans with principal balances of up to $1,000,000. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Cendant generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant makes loans where these ratios are exceeded. In those instances, Cendant's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, Cendant generally will fund up to the lesser of 10 units or 50% of the total units in a project.

         Cendant also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("REDUCED DOCUMENTATION PROGRAM"), no asset, no income program ("NO ASSET, NO INCOME PROGRAM"), and rate term refinance limited documentation program ("STREAMLINED DOCUMENTATION PROGRAM"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Asset, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum Loan-to-Value Ratios under the Reduced Documentation Program and the No Asset, No Income Program are generally more restrictive than those under the standard underwriting criteria of Cendant.

         Under the Streamlined Documentation Program, which is generally available only to Cendant portfolio refinances having an original Loan-to-Value Ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

         From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the Cendant underwriter. Exceptions may be made only after consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

WMBFA

         WMBFA is a wholly-owned subsidiary of Washington Mutual, Inc. WMBFA's primary line of business is mortgage lending and consumer banking primarily in California and Florida. WMBFA's executive offices are located at 1201 Third Avenue, Seattle, Washington 98101 and its telephone number is (206) 461-6475.

         Delinquency and Foreclosure Experience. The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1995, December 31, 1996, December 31, 1997 with respect to approximately $23,593,136,907, $26,726,259,653 and $30,211,858,315,
respectively, in outstanding principal balance of residential mortgage loans serviced by WMBFA in connection with its acquisition of American Savings Bank, F.A. (which does not include other loans serviced by WMBFA). As of June 30, 1998 WMBFA serviced approximately $77,238,273,877 in outstanding principal balance of residential mortgage loans, including loans serviced by WMBFA in connection with its acquisition of Great Western Bank. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the WMBFA Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the WMBFA Mortgage Loans in the future:

                DELINQUENCY AND FORECLOSURE EXPERIENCE OF WMBFA

                                                                                                                  AS OF
                                                                              AS OF DECEMBER 31,                 JUNE 30,
                                                                      ----------------------------------         --------
                                                                      1995         1996          1998(2)           1997
         Total Number of Residential Mortgage Loans in
           Portfolio   . . . . . . . . . . . . . . . . . . . . . .    186,686      199,470       209,326          620,161

         Delinquent Mortgage Loans and Pending Foreclosures at
           Period End (1):
           30-59 days  . . . . . . . . . . . . . . . . . . . . . .    0.36%        0.39%         0.50%              2.78%
           60-89 days  . . . . . . . . . . . . . . . . . . . . . .    0.12%        0.09%         0.14%              0.54%
           90 days or more (excluding pending foreclosures)  . . .    0.20%        0.08%         0.15%              0.19%
                    Total Delinquencies  . . . . . . . . . . . . .    0.68%        0.56%         0.79%              3.51%
         Foreclosures pending  . . . . . . . . . . . . . . . . . .    0.89%        0.74%         0.52%              0.55%
                    Total delinquencies and foreclosures pending .    1.56%        1.30%         1.31%              4.06%
--------------

(1) As a percentage of the total outstanding principal balance of loans serviced.

(2) Includes all loans serviced by WMBFA, including loans serviced in connection with its acquisition of Great Western Bank.

         There can be no assurance that factors beyond the control of WMBFA, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

WMBFA UNDERWRITING STANDARDS

         WMBFA originates 15 and 30 year fixed rate mortgage loans with loan balances of up to $2,500,000. Eligible properties include primary residences, second homes and investment properties that are secured by single family detached or attached properties, 2-4 unit properties, units in condominiums, planned unit developments and manufactured homes.

         WMBFA originates fixed rate loans with loan-to-value ratios of up to 95% for loans secured by primary residences and up to 90% for loans secured by second homes. The maximum Loan-to-Value Ratio generally decreases with increases in the loan balance. The maximum Loan-to-Value Ratio for fixed rate cash out refinance loans secured by primary residences is 75%. The maximum Loan-to-Value Ratio for fixed rate cash out refinance loans secured by second homes or investment properties is 70%. WMBFA requires private mortgage insurance on loans with original Loan-to-Value Ratios in excess of 80%.

         WMBFA offers three documentation programs: Full Documentation, Alternative Documentation, and Limited Documentation. Under Full Documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. The Alternative Documentation program is available to salaried borrowers only and allows for the verification of income through pay stubs, W-2s and a telephonic verification of employment, the verification of assets through bank statements and the verification of the prior mortgage and/or rental payment history through canceled checks for the previous 12 months. The Limited Documentation Program is available to applicants who are salaried, self-employed or retired. Although verification of income is usually not required, income stated on the loan application will be evaluated for reasonableness based on the applicant profile. In addition, employment is verified through telephonic communication.

         WMBFA analyzes the applicant's credit history generally over the prior 24 months unless there are major indications of derogatory credit. The credit history will generally be considered acceptable if during the past 12 months the applicant had: no late payments on the current mortgages and no more than a few 30 day late payments in the past 24 months and no major derogatory ratings in the past 5 years.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loans, WMBFA generally applies ratios for fixed rate loans of 28%/36% for a loan-to-value ratio between 90.01% and 95%, and 33%/38% for loans with a loan-to-value ratio of 90% or less.

NCM

         NCM is a wholly owned subsidiary of National City Corporation with executive offices located at 3232 Newmark Drive, Miamisburg, Ohio 45342. NCM is engaged in the mortgage banking business, which includes the origination and servicing of residential mortgage loans. As of December 31, 1997, NCM originated approximately $5 billion and serviced approximately 258,000 mortgage loans with an aggregate principal balance of approximately $24 billion.

NCM'S UNDERWRITING STANDARDS

         NCM's underwriting guidelines with respect to the NCM Mortgage Loans were generally consistent with Cendant's underwriting guidelines for similar types of mortgage loans.

                            DESCRIPTION OF THE BONDS

         The following summaries describing certain provisions of the Bonds do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Indenture relating to the Bonds offered hereby.

GENERAL

         The Bonds will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. Copies of the Indenture will be available following the Closing Date from the Indenture Trustee and will be filed with the Commission after the Closing Date. See "Indenture" herein and in the Prospectus.

         The Bonds constitute a Series of Bonds as described in the Prospectus and will be non-recourse obligations of the Issuer. Proceeds of the Trust Estate are the sole source of payments on the Bonds. The Trust Estate will include all of the Issuer's right, title and interest in and to (i) the Certificates and (ii) such assets as from time to time are identified as deposited in respect of the Certificates in the Collection Account established by the Indenture Trustee for the benefit of the Bondholders, including an amount deposited in the Collection Account in an amount equal to the aggregate of the Class A-20 Incremental Interest Amounts, as defined under "--Available Funds". Each Certificate will represent the beneficial ownership interest in
(i) the Mortgage Loans in the related Mortgage Loan Group and all rights pertaining thereto; (ii) such assets as from time to time may be held by the Certificate Trustee (or its duly appointed agent) in the Certificate Account;
(iii) property which secured a related Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date;
(iv) amounts paid or payable by the insurer under any Primary Mortgage Insurance Policy and any other insurance policy related to any Mortgage Loan in the related Mortgage Loan Group; and (v) the rights and benefits of the Issuer and the Certificate Trustee in and under each Loan Sale Agreement.

         Payments on the Offered Bonds will be made on each Payment Date, commencing in October 1998, to Bondholders of record on the immediately preceding Record Date.

         The Offered Bonds (with the exception of the Class II-P and Class II-X-2 Bonds and the Residual Bonds) will be issued as Book-Entry Bonds, maintained and transferred on the book-entry records of DTC and its participants. DTC is a "Clearing Agency" as referred to in the Prospectus.
The Book-Entry Bonds will be represented by one or more certificates registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede. Payments on the Book-Entry Bonds will be made by or on behalf of the Indenture Trustee to DTC (as described below) by wire transfer. No person acquiring a beneficial interest in a Book-Entry Bond (each a "BENEFICIAL OWNER") will be entitled to receive a definitive bond representing such person's interest, except as set forth below under "--Book Entry Registration--Definitive Bonds". Unless and until definitive bonds are issued for the Book-Entry Bonds under the limited circumstances described herein, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC upon instructions from Clearing Agency Participants, and all references herein to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Bonds, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

         The Class II-P and Class II-X-2 Bonds and the Residual Bonds will be issued in certificated, fully-registered form. Payments on the Offered Bonds that are issued in certificated form will be made to each registered holder entitled thereto, either (i) by check mailed to the address of the applicable Bondholder as it appears on the books of the Indenture Trustee or (ii) at the request, submitted to the Indenture Trustee in writing at least five business days prior to the related Record Date, of any holder of such an Offered Bond having an initial Current Principal Balance or Class Notional Balance of not less than $1,000,000, by wire transfer in immediately available funds, provided that the final payment in respect of any Offered Bond will be made only upon presentation and surrender of such Bond at the Corporate Trust Office of the Indenture Trustee. See "Indenture--General" herein.

         The Offered Bonds will be issued in minimum denominations of (i) in the case of the Senior Bonds (other than the Retail Bonds and the Residual Bonds), $1,000 and increments of $1.00 in excess thereof, (ii) in the case of the Retail Bonds, $1,000 and increments of $1,000 in excess thereof and (iii) in the case of the Offered Subordinate Bonds, $25,000 and integral multiples of $1.00 in excess thereof. In addition, one Bond of each Class of Senior Bonds and Offered Subordinate Bonds may be issued in a different principal or notional amount to accommodate the remainder of the initial principal or notional amount of the Bonds of such Class. The Class R-1 and Class R-3 Bonds will be issued in minimum denominations of $50 and the Class R-2 Bonds will be issued in a minimum denomination of $100.

 HOLDERS OF THE BONDS CONSISTING OF COMPONENTS MAY NOT TRANSFER SUCH COMPONENTS
                                  SEPARATELY.

BOOK-ENTRY REGISTRATION

         GENERAL. Beneficial Owners that are not participants or indirect participants of DTC but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through participants and indirect participants. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds through DTC and its participants and indirect participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered holder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of and interest on such Book-Entry Bonds. Participants and indirect participants with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Issuer, the Loan Sellers, BSMCC, the Master Servicer, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE BONDS. Each Class of the Book-Entry Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders, if, and only if, one of the following events shall occur (any such event being referred to as "BOOK-ENTRY TERMINATION"): (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Book-Entry Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as DTC, or (ii) an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT") shall occur and be continuing and DTC and its participants or indirect participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Book-Entry Bonds, advise the Indenture Trustee in writing that the continuation of a book-entry system is no longer in the best interests of Beneficial Owners.
Upon Book-Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

         DTC has advised the Issuer and the Indenture Trustee that, prior to Book-Entry Termination, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more DTC participants to whom the Book-Entry Bonds are credited in an account maintained by DTC. The DTC has advised that it will take such action with respect to any principal amount of the Book-Entry Bonds only at the direction of and on behalf of DTC Participants with respect to that principal amount of such Book-Entry Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of one or more Classes of the Book-Entry Bonds following an Indenture Event of Default, DTC, acting at the direction of its participants or indirect participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to the portion of the principal amount of such Class or Classes of the Book-Entry Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Class or Classes of the Book-Entry Bonds owned by a different group of Beneficial Owners.

         RETAIL BONDS. Each Class of Retail Bonds will be represented by one or more certificates held by or on behalf of DTC. DTC will maintain each Class of Retail Bonds through its book-entry facilities in principal amounts of $1,000 each ("RETAIL BOND UNITS"). DTC will record the positions held by each Clearing Agency Participant in Retail Bond Units, whether held for the Clearing Agency Participant's own account or for another person.

         Investors in each Class of Retail Bonds will be subject to the rules and procedures of DTC and Clearing Agency Participants in effect from time to time. Investors in Retail Bonds will not receive certificates representing such Bonds. Rather, each investor's ownership interest in a Class of Retail Bonds will be recorded, in Retail Bond Units, on the records of the brokerage firm, bank, thrift institution or other financial intermediary where the investor maintains an account for this purpose. In turn, the financial intermediary's interest in a Class of Retail Bonds will be recorded, in Retail Bond Units, on the records of DTC (or of a Clearing Agency Participant that acts as agent for the financial intermediary, if the intermediary is not itself a Clearing Agency Participant). Investors may transfer their Retail Bond Units only through their brokers or other financial intermediaries, in compliance with their procedures.

         ISSUANCE OF THE BOOK-ENTRY BONDS OFFERED HEREBY IN BOOK-ENTRY FORM RATHER THAN AS PHYSICAL CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF THE BOOK-ENTRY BONDS IN THE SECONDARY MARKET AND THE ABILITY OF BENEFICIAL OWNERS TO PLEDGE THEM. IN ADDITION, AS DESCRIBED ABOVE, PRIOR TO BOOK-ENTRY TERMINATION PAYMENTS ON THE BOOK-ENTRY BONDS WILL BE MADE BY THE INDENTURE TRUSTEE TO DTC AND DTC WILL CREDIT SUCH PAYMENTS TO THE ACCOUNTS OF ITS PARTICIPANTS, WHICH WILL FURTHER CREDIT THEM TO THE ACCOUNTS OF INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS. AS A RESULT, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THE RECEIPT OF SUCH PAYMENTS. SEE "RISK FACTORS--BOOK ENTRY REGISTRATION" AND "DESCRIPTION OF THE BONDS-- BOOK ENTRY REGISTRATION" IN THE PROSPECTUS.

AVAILABLE FUNDS

         Available funds for any Payment Date will be determined separately with respect to each Mortgage Loan Group ("GROUP 1 AVAILABLE FUNDS" and "GROUP 2 AVAILABLE FUNDS", respectively, and collectively, "AVAILABLE FUNDS" and individually, each "GROUP AVAILABLE FUNDS") and in each case will be an amount generally equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, principal prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "Pooling and Servicing Agreement--Monthly Advances" herein) and Compensating Interest Payments (as defined under "Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein) by the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

               (i)   all payments that were due on or before the Cut-off Date;

               (ii) all principal prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

               (iii) all payments, other than principal prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

               (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

               (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

               (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xii) of the third paragraph under the caption "Pooling and Servicing Agreement--Certificate Account" herein; and

               (vii) amounts retained by a Sub-Servicer as described under "Pooling and Servicing Agreement--Protected Accounts" herein.

In addition, on each Payment Date through the first 12 Payment Dates, the Group 1 Available Funds will be increased by an amount of cash in the Collection Account, deposited on the Closing Date, equal to the excess of the Accrued Bond Interest on the Class A-20 Bonds for each such Payment Date over the amount of such Accrued Bond Interest calculated as if such Class A-20 Bonds had a Bond Interest Rate of 6.75% (such amount, the "CLASS A-20 INCREMENTAL INTEREST AMOUNT" with respect to such Payment Date).

PRINCIPAL PAYMENTS ON RETAIL BONDS

         GENERAL. The Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19 and Class I-A-20 Bonds are Retail Bonds. The Issuer has arranged to make principal payments on each Class of Retail Bonds before the Group I Cross-Over Date in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal payments in amounts smaller than $1,000, to give a limited payment priority to investors who request early payment, and to give the first limited payment priority to the requesting estates of deceased investors.

         In summary, principal payments on the Retail Bonds will be made as follows:

                 o The Indenture Trustee will determine the amount of principal, if any, payable on a Class of Retail Bonds (as a whole) on each Payment Date as described below under "Description of the Bonds--Payments on the Bonds".

                 o The principal payment on a Class of Retail Bonds will be rounded to a multiple of $1,000 using the Retail Rounding Accounts, and the Indenture Trustee will pay the rounded amount to DTC.

                 o DTC will remit the principal payment for a Class of Retail Bonds, in multiples of $1,000, to the applicable Clearing Agency Participants. The Clearing Agency Participants and other financial intermediaries in turn will remit principal payments, also in multiples of $1,000, to investors in a Class of Retail Bonds.

                 o Investors in a Class of Retail Bonds who have properly requested early payment will be paid first, to the extent of available principal, with a first priority given to Deceased Owners (as defined below) of that Class and a second priority to "Living Owners" of that Class.

                 o If more principal is available for payment on a Class of Retail Bonds than the amount covered by valid requests for early payment, non-requesting investors in that Class will receive principal payments in multiples of $1,000 under procedures described below.



         ROUNDING OF PRINCIPAL PAYMENTS. With respect to each Class of Retail Bonds, the Issuer will establish with the Indenture Trustee an account (each, a "RETAIL ROUNDING ACCOUNT"). On the Closing Date, the Issuer will deposit, or will cause to be deposited, $1,000 into each Retail Rounding Account. Whenever principal payments are to be made on a Class of Retail Bonds, the amount allocable to that Class will be rounded to a multiple of $1,000. On the first Payment Date when principal payments will be made on a Class of Retail Bonds, the Indenture Trustee will withdraw from the Retail Rounding Account for such Class any funds needed to round the allocable amount for such Class upward to the next multiple of $1,000 and will pay the rounded amount on that Class. On the next Payment Date when principal payments will be made on such Class of Retail Bonds, the Indenture Trustee will apply the allocable amount first to repay any amount withdrawn for that Class from the applicable Retail Rounding Account on the previous Payment Date; then it will round the remainder of such allocable amount upward to the next multiple of $1,000, by making another withdrawal from the applicable Retail Rounding Account, and will pay this amount to such Class. This process will continue on subsequent Payment Dates until such Class of Retail Bonds has been retired.

         PRINCIPAL PAYMENT REQUESTS AND WITHDRAWALS. Any Beneficial Owner of Retail Bond Units may request that any or all of such Units be paid in full on the earliest possible Payment Date. The Beneficial Owner must submit any request for Retail Bond principal payments to his or her broker or other financial intermediary, which must in turn make the request in writing to DTC. DTC will date and time stamp all requests in accordance with its established procedures and forward the requests to the Indenture Trustee. The Indenture Trustee will maintain a list of those Clearing Agency Participants representing Beneficial Owners that have requested Retail Bond principal payments, together with the order of receipt and the amounts of the requests. Investors can get information regarding the number of Retail Bond Units of the applicable Class for which requests have been made and the status of their own requests by writing the Indenture Trustee at the Corporate Trust Office.

         A Beneficial Owner may withdraw a request for a Retail Bond principal payment by notifying his or her broker or other financial intermediary, which must in turn forward the notice of withdrawal in writing to the Indenture Trustee. Any request for a Retail Bond principal payment will be deemed withdrawn when the Indenture Trustee receives notice of the Beneficial Owner's transfer of the related Retail Bond Units.

         In order for a request or a notice of withdrawal to be effective for any Payment Date, it must be received by DTC (in the case of a request) or the Indenture Trustee (in the case of a withdrawal) by the last business day of the preceding calendar month. Once effective, a request will remain effective for all Payment Dates unless it is withdrawn.

         DTC will honor requests for Retail Bond principal payments to be made on any Payment Date in accordance with the procedures described below. The Indenture Trustee will notify DTC and the appropriate Clearing Agency Participants which of the requests should be honored on each Payment Date. The decisions of the Indenture Trustee and DTC concerning these matters, and any related rules and procedures they establish, will be binding on all affected persons.

         PRINCIPAL PAYMENT ALLOCATIONS--PAYMENTS TO REQUESTING BENEFICIAL OWNERS. For any Payment Date, priority of payment on a Class of Retail Bonds will be given to Beneficial Owners of that Class for whom principal payment requests are in effect. DTC will honor requests in the following order of priority:

                 First, DTC will honor requests submitted on behalf of Deceased Owners of a Class of Retail Bonds in the order of their receipt by DTC, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Owner of that Class; and

                 Second, DTC will honor requests submitted on behalf of Living Owners of a Class of Retail Bonds in the order of priority established by the random lot procedures of the Indenture Trustee, until such requests have been honored in an amount up to $10,000 for each requesting Living Owner of that Class.

         Thereafter, DTC will honor requests submitted on behalf of each Deceased Owner as provided in step First up to a second $100,000, and requests submitted on behalf of each Living Owner as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests have been honored.

         If the amount of principal available for payment on a Class of Retail Bonds on a given Payment Date is insufficient to honor all requests, such requests will be honored on succeeding Payment Dates as principal becomes available. In the case of requests on behalf of Living Owners, the Indenture Trustee will establish a new order of priority for each Payment Date by random lot. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A Retail Bond principal payment request submitted on behalf of a Living Owner who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Owner. Such priority will be effective for each subsequent Payment Date, if DTC has received appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

         PRINCIPAL PAYMENT ALLOCATIONS--PAYMENTS TO NON-REQUESTING BENEFICIAL OWNERS. If the amount of principal available for payments on a Class of Retail Bonds on a given Payment Date exceeds the amount needed to honor all principal payment requests, DTC will determine which Retail Bond Units will be paid, using its established random lot procedures. Each Clearing Agency Participant receiving such payments, and each financial intermediary in the chain to the Beneficial Owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A Clearing Agency Participant or financial intermediary could decide to allot Retail Bond principal payments to certain customers (which could include such Clearing Agency Participant or intermediary) without allotting payments to others. Investors may ask their brokers or other intermediaries what allocation procedures they use.

         BENEFICIAL OWNERS. A "DECEASED OWNER" is the estate of an individual who beneficially owned one or more Retail Bond Units of the applicable Class at the time of death, provided the executor or other authorized representative of the estate furnishes to DTC evidence of death satisfactory to the Indenture Trustee and any tax waivers requested by the Indenture Trustee. A "LIVING OWNER" is any other Beneficial Owner of one or more Retail Bond Units.

         The following rules will apply to determine beneficial ownership in the case of Deceased Owners:

                 o Retail Bond Units beneficially owned by tenants by the entirety, joint tenants or tenants in common will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of the Beneficial Owner, and the Retail Bond Units beneficially owned will become eligible for the principal payment priority described above.

                 o Retail Bond Units beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be Beneficial Owners of more Retail Bond Units than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of a Beneficial Owner of the Retail Bond Units beneficially owned by the trust to the extent of that beneficiary's interest in the trust.

                 o The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust.

                 o The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Retail Bond Unit will be deemed the death of the Beneficial Owner of that Retail Bond Unit, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Retail Bond Unit, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Retail Bond Unit.

         AFTER GROUP I CROSS-OVER DATE. After the Group I Cross-Over Date, if any, payments on each Class of Retail Bonds will be made pro rata, without regard to the priorities described above.

PAYMENTS ON THE BONDS

         ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Bonds will be paid monthly on each Payment Date, commencing in October 1998, in an aggregate amount equal to the Available Funds for such Payment Date.

         GROUP 1 SENIOR BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 1 Available Funds will be paid in the following order of priority among the Group 1 Senior Bonds, except as otherwise noted, and provided that on each of the first 12 Payment Dates the Class A-20 Incremental Interest Amount with respect to such Payment Dates will be applied solely to make payments of Accrued Bond Interest on the Class A-20 Bonds for such Payment Dates:

         first, (a) to the interest-bearing Classes of Group 1 Senior Bonds, the Accrued Bond Interest on each such Class for such Payment Date (as described below, the Accrued Bond Interest on each such Class of Group 1 Bonds is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto and any Net Interest Shortfalls shall be allocated among the Group 1 Senior Bonds as described below), provided, however, that no such payments will be made to the Class A-8 Bonds on or before the Class A-8 Accretion Termination Date (as defined below) or to the Class A-12 Bonds on or before the Class A-12 Accretion Termination Date (as defined below); (b) on or before the Class A-8 Accretion Termination Date, to Component A-6-1, the Class A-7 and Class A-8 Bonds, in the manner described below, as principal, the Class A-8 Accrual Amount for such Payment Date; and (c) on or before the Class A-12 Accretion Termination Date, to Component A-6-2, the Class A-11 and Class A-12 Bonds, in the manner described below, as principal, the Class A-12 Accrual Amount for such Payment Date;

         second, to the interest-bearing Classes of Group 1 Senior Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates to the extent of remaining Group 1 Available Funds, with any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Bond Interest remaining unpaid for each such Class for such Payment Date, subject to the proviso in subclause (a) of clause first, subclause (b) of clause first and subclause (c) of clause first;

         third, on each Payment Date on or before the Group 1 Cross-Over Date, to the Group 1 Senior Bonds (other than the Class A-5, Class A-10 and Class X Bonds) in reduction of the Class Current Principal Balances or Component Current Principal Balances thereof, as applicable:

         (a) the Group 1 Senior P&I Optimal Principal Amount (as defined herein) for such Payment Date, in the following order of priority:

                 (i) to the Class R-1 and Class R-3 Bonds, pro rata, until their respective Class Current Principal Balances have been reduced to zero;

                 (ii) to the Class A-23 Bonds up to the Class A-23 Optimal Principal Amount (as defined herein) for such Payment Date, until the Class Current Principal Balance thereof has been reduced to zero;

                 (iii) the portion of the Group 1 Senior P&I Optimal Principal Amount remaining after payments as described above, concurrently, as follows:

                          (A)     44.7317716816% sequentially as follows:

                                  (1)      to the Class A-13 Bonds until the
                                           Class Current Principal Balance of
                                           the Class A-13 Bonds has been
                                           reduced to zero;

                                  (2)      concurrently to the Class A-14,
                                           Class A-15 and A-16 Bonds, pro rata,
                                           based upon their respective Class
                                           Current Principal Balances, until
                                           their respective Class Current
                                           Principal Balances have been reduced
                                           to zero, allocated among the Retail
                                           Bond Units of each such Class as
                                           described above under "--Principal
                                           Payments on Retail Bonds";

                                  (3)      concurrently to the Class A-17,
                                           Class A-18, Class A-19 and Class
                                           A-20 Bonds, pro rata, based upon
                                           their respective Class Current
                                           Principal Balances, until their
                                           respective Class Current Principal
                                           Balances have been reduced to zero,
                                           allocated among the Retail Bond
                                           Units of each such Class as
                                           described above under "--Principal
                                           Payments on Retail Bonds"; and

                                  (4)      concurrently to the Class A-21 and
                                           Class A-22 Bonds, pro rata, based
                                           upon their respective Class Current
                                           Principal Balances, until their
                                           respective Class Current Principal
                                           Balances have been reduced to zero;

                          (B)     55.2682283184% sequentially as follows:

                                  (1)      sequentially, to the Class A-1 and
                                           Class A-2 Bonds, in that order,
                                           until their respective Class Current
                                           Principal Balances have been reduced
                                           to their respective Planned Balances
                                           (as set forth in Annex B hereto) for
                                           such Payment Date;

                                  (2)      concurrently to the Class A-3 and
                                           Class A-4 Bonds, pro rata, based on
                                           their respective Class Current
                                           Principal Balances, until their
                                           respective Class Current Principal
                                           Balances have been reduced to their
                                           respective Planned Balances (as set
                                           forth in Annex B hereto) for such
                                           Payment Date;

                                  (3)      concurrently,

                                  (x)   50% of the amount remaining after the
                                        payments referred to in sub- clauses (1) and (2) of this clause (B), sequentially, as follows:

                                        (I)       to the Class A-9 Bonds
                                                  until the Class Current
                                                  Principal Balance thereof has
                                                  been reduced to its Planned
                                                  Balance (as set forth in Annex
                                                  B hereto) for such Payment
                                                  Date;

                                        (II)      concurrently to Component
                                                  A-6-2 and the Class A-11
                                                  Bonds, pro rata, based on
                                                  their respective Component
                                                  Current Principal Balance and
                                                  Class Current Principal
                                                  Balance, until their
                                                  respective Component Current
                                                  Principal Balance and Class
                                                  Current Principal Balance
                                                  have been reduced to their
                                                  respective Targeted Balances
                                                  (as set forth in Annex C
                                                  hereto) for such Payment
                                                  Date;

                                        (III)     to the Class A-12 Bonds until
                                                  the Class Current Principal
                                                  Balance thereof has been
                                                  reduced to zero;

                                        (IV)      concurrently to Component
                                                  A-6-2 and the Class A-11
                                                  Bonds, pro rata, based on
                                                  their respective Component
                                                  Current Principal Balance and
                                                  Class Current Principal
                                                  Balance, without regard to
                                                  their respective Targeted
                                                  Balances for such Payment
                                                  Date, until their respective
                                                  Component Current Principal
                                                  Balance and Class Current
                                                  Principal Balance have been
                                                  reduced to zero; and

                                        (V)       to the Class A-9 Bonds,
                                                  without regard to their
                                                  Planned Balance for such
                                                  Payment Date, until the Class
                                                  Current Principal Balance
                                                  thereof has been reduced to
                                                  zero; and

                                  (y)   50% of the amount remaining after the
                                        payments referred to in sub- clauses (1) and (2) of this clause (B), sequentially, as follows:

                                        (I)       if on any Payment Date, the
                                                  Adjusted Group 1 Non-PO
                                                  Mortgage Pool Balance is less
                                                  than the 250% SPA Balance for
                                                  such Payment Date, then on
                                                  such Payment Date, and on
                                                  each Payment Date thereafter,
                                                  to the Class A-8 Bonds until
                                                  the Class Current Principal
                                                  Balance thereof has been
                                                  reduced to zero;

                                        (II)      concurrently to Component
                                                  A-6-1 and the Class A-7
                                                  Bonds, pro rata, based on
                                                  their respective Component
                                                  Current Principal Balance and
                                                  Class Current Principal
                                                  Balance, until their
                                                  respective Component Current
                                                  Principal Balance and Class
                                                  Current Principal Balance
                                                  have been reduced to zero;

                                        (III)     to the Class A-8 Bonds until
                                                  the Class Current Principal
                                                  Balance thereof has been
                                                  reduced to zero;

                                  (4)      sequentially to the Class A-1 and
                                           Class A-2 Bonds, in that order,
                                           without regard to their respective
                                           Planned Balances for such Payment
                                           Date, until their respective Class
                                           Current Principal Balances have been
                                           reduced to zero;

                                  (5)      concurrently to the Class A-3 and
                                           Class A-4 Bonds, pro rata, based on
                                           their respective Class Current
                                           Principal Balances, without regard
                                           to their respective Planned Balances
                                           for such Payment Date, until their
                                           respective Class Current Principal
                                           Balances have been reduced to zero;

         (b) the PO Principal Payment Amount (as defined herein) for Component P-1 and such Payment Date, to the Class P Bonds, until the Component Current Principal Balance of Component P-1 has been reduced to zero; and

         fourth, the PO Deferred Amount for Component P-1 for such Payment Date, to the Class P Bonds; provided that (i) on any Payment Date, payments pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Group 1 Available Funds remaining after giving effect to payments pursuant to clauses first through third above over
         (y) the sum of the amount of Accrued Bond Interest for such Payment Date and Accrued Bond Interest remaining unpaid from previous Payment Dates on all Classes of Group 1 Subordinate Bonds then outstanding,
         (ii) such payments shall not reduce the Component Current Principal Balance of Component P-1 and (iii) no payment will be made in respect of the PO Deferred Amount for Component P-1 after the Group 1 Cross-Over Date.

         On each Payment Date prior to the acceleration, if any, of the Bonds and after the Group 1 Cross-Over Date, payments of principal on the outstanding Group 1 Senior Bonds (other than the Class A-5, Class A-10, and Class X Bonds and Component P-1) will be made pro rata among all such Group 1 Senior Bonds, regardless of the allocation, or sequential nature, of principal payments described in priority third (a) above, and the PO Principal Payment Amount for Component P-1 for such Payment Date shall be paid to the Class P Bonds until the Component Current Principal Balance of Component P-1 has been reduced to zero.

         If, after payments have been made pursuant to priorities first and second under "--Group 1 Senior Bonds" above on any Payment Date, the remaining Group 1 Available Funds are less than the sum of the Group 1 Senior P&I Optimal Principal Amount and the PO Principal Payment Amount for Component P-1 for such Payment Date, such amounts shall be proportionately reduced, and such remaining Group 1 Available Funds will be paid on the Group 1 Senior Bonds (other than the Class A-5, Class A-10 and Class X Bonds) on the basis of such reduced amounts. Notwithstanding any reduction in principal payable to the Component P-1 pursuant to this paragraph, the Component Current Principal Balance of Component P-1 shall be reduced not only by principal so paid but also by the difference between (i) principal payable to the Class P Bonds with respect to Component P-1 in accordance with clause (b) of priority third above and (ii) principal actually paid to the Class P Bonds with respect to Component P-1 after giving effect to this paragraph (such difference, the "COMPONENT P-1 CASH SHORTFALL" with respect to such Payment Date). The Component P-1 Cash Shortfall with respect to any Payment Date will be added to the PO Deferred Amount applicable to Component P-1.

         The "CLASS A-23 OPTIMAL PRINCIPAL AMOUNT" for any Payment Date occurring prior to the Payment Date in October 2003 will equal zero. The Class A-23 Optimal Principal Amount for any Payment Date occurring after the first five years following the Closing Date will be as follows: for any Payment Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Class A-23 Pro Rata Optimal Principal Amount (as defined below) for such Payment Date; and, for any Payment Date thereafter, 100% of the Class A-23 Pro Rata Optimal Principal Amount for such Payment Date. Notwithstanding the foregoing, if on any Payment Date the Class Current Principal Balance of each Class of Group 1 Senior Bonds (other than the Class A-23 Bonds and Component P-1) has been reduced to zero, the Class A-23 Optimal Principal Amount shall equal the Group 1 Senior P&I Optimal Principal Amount to the extent not paid on such Payment Date to other Classes of Group 1 Senior Bonds.

         For any Payment Date, the "CLASS A-23 PRO RATA OPTIMAL PRINCIPAL AMOUNT" shall be an amount equal to the product of (x) the sum of the Group 1 Senior P&I Optimal Principal Amount and the Group 1 Subordinate Optimal Principal Amount for such Payment Date multiplied by (y) a fraction, the numerator of which is the Class Current Principal Balance of the Class A-23 Bonds immediately prior to such Payment Date and the denominator of which is the aggregate Class Current Principal Balances of all Classes of Group 1 Bonds (other than Component P-1) immediately prior to such Payment Date.

         For any Payment Date, the "250% SPA BALANCE" means the amount for such Payment Date shown in the table of the 250% SPA Adjusted Group 1 Non-PO Mortgage Pool Balances as of the Cut-off Date set forth in Annex D attached hereto. The percentages set forth in such table were derived assuming that the Mortgage Loans in Mortgage Loan Group 1 and the Group 1 Bonds have the characteristics described below in the second paragraph under "Yield and Prepayment Considerations--Decrement Tables" herein as used for the computation of weighted average lives and assuming the Group 1 Mortgage Loans prepay at a constant rate of 250% SPA.



         The "ADJUSTED GROUP 1 NON-PO MORTGAGE POOL BALANCE" means the sum for each Group 1 Mortgage Loan of the product of (i) the Scheduled Principal Balance as of such Payment Date and (ii) the Non-PO Percentage for such Mortgage Loan.



         CLASS A-8 ACCRUAL. The "CLASS A-8 ACCRETION TERMINATION DATE" is the earlier to occur of (i) the Payment Date on which the Component Current Principal Balance and Class Current Principal Balance, respectively, of Component A-6-1 and of the Class A-7 Bonds have been reduced to zero and (ii) the Group 1 Cross-Over Date. On each Payment Date on or before the Class A-8 Accretion Termination Date, an amount (the "CLASS A-8 ACCRUAL AMOUNT") equal to the accrued interest that would otherwise be payable in respect of the Class A-8 Bonds on such Payment Date will be added to the Class Current Principal Balance of the Class A-8 Bonds (such amount to thereafter accrue interest at the Class A-8 Bond Interest Rate) and such amount will be paid, as principal, as follows:

         first, concurrently to Component A-6-1 and the Class A-7 Bonds, pro rata, based on their respective Component Current Principal Balance and Class Current Principal Balance, until their respective Component Current Principal Balance and Class Current Principal Balance have been reduced to zero; and

         second, to the Class A-8 Bonds, until the Class Current Principal Balance thereof has been reduced to zero.

         CLASS A-12 ACCRUAL. The "CLASS A-12 ACCRETION TERMINATION DATE" is the earlier to occur of (i) the Payment Date on which the Component Current Principal Balance and Class Current Principal Balance, respectively, of Component A- 6-2 and the Class A-11 Bonds have been reduced to zero and (ii) the Group 1 Cross-Over Date. On each Payment Date on or before the Class A-12 Accretion Termination Date, an amount (the "CLASS A-12 ACCRUAL AMOUNT") equal to the accrued interest that would otherwise be payable in respect of the Class A-12 Bonds on such Payment Date will be added to the Class Current Principal Balance of the Class A-12 Bonds (such amount to thereafter accrue interest at the Class A-12 Bond Interest Rate) and such amount will be paid, as principal, as follows:

         first, concurrently to Component A-6-2 and the Class A-11 Bonds, pro rata, based on their respective Component Current Principal Balance and Class Current Principal Balance, until their respective Component Current Principal Balance and Class Current Principal Balance have been reduced to zero; and

         second, to the Class A-12 Bonds, until the Class Current Principal Balance thereof has been reduced to zero.

         GROUP 1 SUBORDINATE BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 1 Available Funds remaining after the payments described above under "--Group 1 Senior Bonds" will be paid to the Group 1 Subordinate Bonds sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Bonds, in each case up to an amount equal to and in the following order: (a) the Accrued Bond Interest thereon for such Payment Date, (b) any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates and (c) such Class's Allocable Share (as defined herein) for such Payment Date.

         GROUP 2 SENIOR BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 2 Available Funds will be paid in the following order of priority among the Group 2 Senior Bonds except as otherwise noted:

         first, to the interest-bearing Classes of the Group 2 Senior Bonds, the Accrued Bond Interest on each such Class for such Payment Date; as described below, the Accrued Bond Interest on each such Class of the Group 2 Senior Bonds is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto and any Net Interest Shortfalls shall be allocated among the Group 2 Senior Bonds as described below;

         second, to the interest-bearing Classes of Group 2 Senior Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates to the extent of remaining Group 2 Available Funds, with any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Bond Interest remaining unpaid for each such Class for such Payment Date;

         third, to the Group 2 Senior Bonds (other than the Class II-X-1 and Class II-X-2 Bonds) in reduction of the Class Current Principal Balances or Component Current Principal Balance thereof, as applicable:

                 (a) the Group 2 Senior P&I Optimal Principal Amount (as defined herein) for such Payment Date, in the following order of priority:

                          (i) to the Class R-2 Bonds until the Class Current Principal Balance thereof has been reduced to zero;

                          (ii) to the Class II-A-1 Bonds until the Class Current Principal Balance thereof has been reduced to zero;

                 (b) the PO Principal Payment Amount for Component P-2 for such Payment Date, to the Class P Bonds, until the Component Current Principal Balance of Component P-2 has been reduced to zero;

                 (c) the PO Principal Payment Amount for the Class II-P Bonds for such Payment Date, to the Class II-P Bonds, until the Class Current Principal Balance thereof has been reduced to zero; and

         fourth, concurrently to Component P-2 and the Class II-P Bonds, the PO Deferred Amounts for such Payment Date for Component P-2 and the Class II-P Bonds, respectively, such amounts to be paid, pro rata, based on such amounts; provided that (i) on any Payment Date, payments pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Group 2 Available Funds remaining after giving effect to payments pursuant to clauses first through third above over (y) the sum of the amount of Accrued Bond Interest for such Payment Date and Accrued Bond Interest remaining unpaid from previous Payment Dates on all Classes of Group 2 Subordinate Bonds then outstanding, (ii) such payments shall not reduce the Component Current Principal Balance of Component P-2 or the Class Current Principal Balance of the Class II-P Bonds and
         (iii) no payment will be made in respect of the PO Deferred Amounts for Component P-2 or the Class II-P Bonds after the Group 2 Cross-Over Date.

         If, after payments have been made pursuant to priorities first and second under "--Group 2 Senior Bonds" above on any Payment Date, the remaining Group 2 Available Funds are less than the sum of the Group 2 Senior P&I Optimal Principal Amount, the PO Principal Payment Amount for Component P-2 and the PO Principal Payment Amount for the Class II-P Bonds for such Payment Date, such amounts shall be proportionately reduced, and such remaining Group 2 Available Funds will be paid on the Group 2 Senior Bonds (other than the Class II-X-1 and Class II-X-2 Bonds) on the basis of such reduced amounts. Notwithstanding any reduction in principal payable to the Class P Bonds or the Class II-P Bonds pursuant to this paragraph: (i) the Component Current Principal Balance of Component P-2 shall be reduced not only by principal so paid but also by the difference between (x) principal payable to the Class P Bonds with respect to Component P-2 in accordance with clause (b) of priority third above and (y) principal actually paid to the Class P Bonds with respect to Component P-2 after giving effect to this paragraph (such difference, the

"COMPONENT P-2 CASH SHORTFALL" with respect to such Payment Date) and (ii) the Class Current Principal Balance of the Class II-P Bonds shall be reduced not only by principal so paid but also by the difference between (x) principal payable to the Class II-P Bonds in accordance with clause (c) of priority third above and (y) principal actually paid to the Class II-P Bonds after giving effect to this paragraph (such difference, the "CLASS II-P CASH SHORTFALL", and the Component P-1 Cash Shortfall, the Component P-2 Cash Shortfall and the Class II-P Cash Shortfall, each a "PO CASH SHORTFALL"). The Component P-2 Cash Shortfall with respect to any Payment Date will be added to the PO Deferred Amount applicable to Component P-2, and the Class II-P Cash Shortfall with respect to any Payment Date will be added to the PO Deferred Amount applicable to the Class II-P Bonds.

         GROUP 2 SUBORDINATE BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 2 Available Funds remaining after the payments described above under "-- Group 2 Senior Bonds" will be paid to the Group 2 Subordinate Bonds sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Bonds, in each case up to an amount equal to and in the following order:
(a) the Accrued Bond Interest thereon for such Payment Date, (b) any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates and (c) such Class's Allocable Share (as defined herein) for such Payment Date.

         ACCELERATION OF THE BONDS. If the maturity of the Bonds is accelerated as described in this paragraph, payments will be made on the Bonds as described in this paragraph. Upon the occurrence of an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT"), holders of Senior Bonds representing 100% of the Class Current Principal Balances of each Class of Senior Bonds then outstanding may exercise their remedies pursuant to the terms of the Indenture; provided, however, that after the aggregate of the Class Current Principal Balances of the Senior Bonds has been reduced to zero, holders representing 66 2/3% of the Class Current Principal Balances of the Class or Classes of Subordinate Bonds then outstanding with the lowest numerical Class designation may exercise such remedies. Such Class or Classes of Subordinate Bonds constitute the "Highest Priority Junior Class" for purposes of "The Indenture--Rights Upon Event of Default" in the Prospectus. These remedies include the right to cause the payments of accrued interest on the Bonds to be paid in proportion to the amount of unpaid accrued interest and payments of principal on the outstanding Bonds (other than the Interest Only Bonds) to be paid (either in lump sum from proceeds of the sale of the Trust Estate or from monthly collections on the Certificates), pro rata out of remaining Available Funds for all Mortgage Loan Groups, regardless of the allocation, or sequential nature, of principal payments described above, based upon the Class Current Principal Balances of the Bonds (technically, an "acceleration"). Since the entitlement to such amounts is based on the Class Current Principal Balances of the Bonds, after the Cross-Over Date for a Bond Group, the Subordinate Bonds of such Bond Group would not share in such payments, except as provided in the following sentence. On each Payment Date on and after such acceleration of the Bonds, and following the reduction to zero of the Class Current Principal Balances of all Classes of Bonds, any remaining Group Available Funds for each Mortgage Loan Group will be applied in repayment first of any unpaid accrued interest on the Bonds and then to repay any previously unpaid Realized Losses allocated to the Bonds, pro rata. However, it is expected that in such case there would not be any remaining Available Funds.

         "PRO RATA" payments or allocations among Classes of Bonds and each Component will be made in proportion to the then Class Current Principal Balance of such Classes and Component Current Principal Balances of each such Component.

         INTEREST. With respect to each Payment Date, interest will accrue during the related Interest Accrual Period for each Class of Bonds (other than the Class P and Class II-P Bonds) at its then applicable Bond Interest Rate on the Class Current Principal Balance or Class Notional Balance of such Class immediately preceding such Payment Date. The Bond Interest Rate for each Class of Bonds is set forth or described on the cover page hereof. The effective yield to the holders of Bonds other than the LIBOR Bonds will be lower than the yield otherwise produced by the applicable Bond Interest Rate and purchase price, because interest will not be paid to such Bondholders of such Bonds until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         The Class P and Class II-P Bonds are principal only Bonds and will not bear interest.

         The "ACCRUED BOND INTEREST" for any interest-bearing Class of Bonds for any Payment Date will equal the interest accrued during the related Interest Accrual Period at the applicable Bond Interest Rate on the Class Current Principal Balance (or in the case of a Class of Interest Only Bonds, the Class Notional Balance) of such Class immediately prior to such Payment Date less (i) in the case of an interest-bearing Class of Senior Bonds, such Class's share of any Net Interest Shortfall (as defined below) and the interest portion of any Excess Special Hazard Losses and, after the Payment Date on which the aggregate of Class Current Principal Balances of the Subordinate Bonds in the related Bond Group is reduced to zero, giving effect to all payments on such Payment Date (the "GROUP 1 CROSS-OVER DATE" and the "GROUP 2 CROSS-OVER DATE", respectively, and each, a "CROSS-OVER DATE"), the interest portion of any Realized Losses applicable to its related Mortgage Loan Group and (ii) in the case of a Class of Subordinate Bonds, such Class's share of any Net Interest Shortfall and the interest portion of any Realized Losses applicable to its related Mortgage Loan Group. Such Net Interest Shortfalls will be allocated among the Classes of Bonds in a Bond Group in proportion to the amount of Accrued Bond Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses in a Mortgage Loan Group will be allocated first to the Classes of Subordinate Bonds in the related Bond Group in reverse order of their numerical Class designations commencing with the Class B-6 and Class II-B-6 Bonds and following the applicable Cross-Over Date, such Realized Losses will be allocated to the Classes of interest-bearing Senior Bonds in the related Bond Group in proportion to the amount of Accrued Bond Interest that would have been allocated thereto in the absence of such Realized Losses. Accrued Bond Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Bond Interest will be payable with respect to any Class of Bonds after the Payment Date on which the Class Current Principal Balance or Class Notional Balance of such Class has been reduced to zero.

         The "CURRENT PRINCIPAL BALANCE" of any Bond (other than a Class of Interest Only Bonds) as of any Payment Date will equal such Bond's initial principal amount on the Closing Date, as reduced by (i) all amounts paid on previous Payment Dates on such Bond on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Bond (taking account of the Loss Allocation Limitation applicable to the Bond Group of such
Bond) and (iii) in the case of a Subordinate Bond, such Bond's pro rata share, if any, of the applicable Subordinate Bond Writedown Amount and/or any applicable PO Deferred Payment Writedown Amount, in each case for previous Payment Dates, and as increased by, in the case of an Accrual Bond, amounts added to the principal balance of such Bond as described under "--Group 1 Senior Bonds". With respect to any Class of Bonds (other than the Interest Only Bonds), the "CLASS CURRENT PRINCIPAL BALANCE" thereof will equal the sum of the Current Principal Balances of all Bonds in such Class. With respect to any Component, the "COMPONENT CURRENT PRINCIPAL BALANCE" thereof will equal such Component's initial principal amount on the Closing Date, as reduced by
(i) all amounts paid on previous Payment Dates on such Component (other than with respect to PO Deferred Amounts, in the case of a P Component), (ii) the principal portion of all Realized Losses previously allocated to such Component (taking account of the Loss Allocation Limitation applicable to the Bond Group of such Component) and (iii) in the case of a P Component, any applicable PO Cash Shortfalls, in each case for previous Payment Dates.

         As of any Payment Date, the "SUBORDINATE BOND WRITEDOWN AMOUNT" for each Subordinate Bond Group will equal the amount by which (a) the sum of the Class Current Principal Balances of all of the Bonds in the related Bond Group and the Component Current Principal Balance of the P Component in such Bond Group (after giving effect to the payment of principal and the allocation of applicable Realized Losses and any applicable PO Deferred Payment Writedown Amount and PO Cash Shortfall in reduction of the Class Current Principal Balances of such Bonds and the Component Current Principal Balance of such P Component on such Payment Date) exceeds (b) the Scheduled Principal Balances of Mortgage Loans in the related Mortgage Loan Group on the Due Date related to such Payment Date. The applicable Subordinate Bond Writedown Amount and any applicable PO Deferred Payment Writedown Amount will be allocated to the Classes of Subordinate Bonds in a Bond Group in inverse order of their numerical Class designations, until the Class Current Principal Balance of each such Class has been reduced to zero. From and after the Cross-Over Date for a Bond Group, the Subordinate Bond Writedown Amount for such Bond Group not allocated to the Subordinate Bonds of such Bond Group will be allocated among the Senior Bonds of such Bond Group, other than the P Component of such Bond Group (if any), pro rata.

         The "CLASS NOTIONAL BALANCE" of a Bond is an amount used as a reference to calculate the amount of interest due on an Interest Only Bond.
The Class Notional Balance of the Class A-5 Bonds (the "CLASS A-5 NOTIONAL BALANCE") on any date will be equal to the sum of (i) the product of (A) 14.8148148148% and (B) the Class Current Principal Balance of the Class A-1 Bonds, (ii) the product of (A) 14.0740740741% and (B) the Class Current Principal Balance of the Class A-2 Bonds, (iii) the product of (A) 7.4074074074% and (B) the Class Current Principal Balance of the Class A-3 Bonds and (iv) the product of
(A) 13.3333333333% and (B) the Class Current Principal Balance of the Class A-4 Bonds. The Class Notional Balance of the Class A-10 Bonds (the "CLASS A-10 NOTIONAL BALANCE") on any date will be equal to the Class Current Principal Balance of the Class A-9 Bonds.

         The Class Notional Balance of the Class X Bonds (the "CLASS X NOTIONAL BALANCE") immediately prior to a given Payment Date will be equal to the aggregate of the Scheduled Principal Balances of each Non-Discount Mortgage Loan in Mortgage Loan Group 1 on the second preceding Due Date, after giving effect to payments due on such date. The Class Notional Balance of the Class II-X-1 Bonds (the "CLASS II-X-1 NOTIONAL BALANCE") immediately prior to a given Payment Date will be equal to the aggregate of the Scheduled Principal Balances of each Non-Discount Mortgage Loan in Sub-Group 2A on the second preceding Due Date, after giving effect to payments due on such date. The Class Notional Balance of the Class II-X-2 Bonds (the "CLASS II-X-2 NOTIONAL BALANCE") immediately prior to a given Payment Date will be equal to the aggregate of the Scheduled Principal Balances of each Non-Discount Mortgage Loan in Sub-Group 2B on the second preceding Due Date, after giving effect to payments due on such date.

         With respect to any Payment Date, the "INTEREST SHORTFALL" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Payment Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "RELIEF ACT"). Interest Shortfalls will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Payment Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Balance of any Bond and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part will be offset to the extent of certain Compensating Interest Payments (as defined under "Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses" herein). Interest Shortfalls net of Compensating Interest Payments are referred to herein as "NET INTEREST SHORTFALLS".

         If on any Payment Date the applicable Group Available Funds for the Senior Bonds of a Bond Group is less than the Accrued Bond Interest on such Senior Bonds for such Payment Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of interest- bearing Senior Bonds in such Bond Group in proportion to the respective amounts of Accrued Bond Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Payment Date. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Bond Interest and will be payable to holders of the Bonds of the related Classes entitled to such amounts on subsequent Payment Dates, to the extent of the applicable Group Available Funds after current interest payments as required herein. Any such amounts so carried forward will not bear interest.
Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer, the Sub-Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

         CALCULATION OF LIBOR. Commencing on October 22, 1998, with respect to the Class A-6, Class A-7, Class A-11, Class A-21 and Class A-22 Bonds, and monthly thereafter on the second business day prior to the first day of the related Interest Accrual Period for such Classes of Bonds (each, a "LIBOR DETERMINATION DATE"), until the Class Current Principal Balances of such Classes of Bonds have been reduced to zero, the Master Servicer will request each of the designated reference banks meeting the criteria set forth herein (the "REFERENCE BANKS") to inform the Master Servicer of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. (For purposes of calculating LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City). In lieu of making a request of the Master Servicer, the Indenture Trustee may rely on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

         LIBOR will be established by the Master Servicer on each LIBOR Determination Date as follows:

                 (1) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                 (2) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "RESERVE INTEREST RATE" shall be the rate per annum which the Master Servicer determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Indenture Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Master Servicer, being so made, or (ii) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Master Servicer are quoting on such LIBOR Determination Date to leading European banks.

                 (3) If on the first LIBOR Determination Date, the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be 5.65625%. If on any subsequent LIBOR Determination Date, the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR for the immediately preceding LIBOR Determination Date.

         Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not control, be controlled by, or be under common control with the Issuer, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate the appointment of any such Reference Bank, the Master Servicer will promptly appoint another leading bank meeting the criteria specified above.

         The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Master Servicer's calculation of the rate of interest applicable to the Class A-6, Class A-7, Class A-11, Class A-21 and Class A-22 Bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at 1-800-524-9472.

         PRINCIPAL. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 1 Mortgage Loans will be allocated between (i) the Group 1 Senior P&I Bonds and the Group 1 Subordinate Bonds, on the one hand, and (ii) Component P-1, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Sub-Group 2A Mortgage Loans will be allocated between (i) the Group 2 Senior P&I Bonds and the Group 2 Subordinate Bonds, on the one hand, and (ii) Component P-2, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Sub-Group 2B Mortgage Loans will be allocated between (i) the Group 2 Senior P&I Bonds and the Group 2 Subordinate Bonds, on the one hand, and (ii) the Class II-P Bonds, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B with a Net Rate less than 6.75%, 6.25% or 6.25%, respectively, per annum (each such Mortgage Loan, a "DISCOUNT MORTGAGE LOAN") will be equal to the Net Rate thereof divided by 6.75%, 6.25% or 6.25%, respectively. The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B with a Net Rate equal to or greater than 6.75%, 6.25% or 6.25%, respectively, per annum (each such Mortgage Loan, a "NON-DISCOUNT MORTGAGE LOAN") will be 100%. The "PO PERCENTAGE" with respect to any Discount Mortgage Loan in Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B will be the fraction, expressed as a percentage, equal to 6.75%, 6.25% or 6.25%, respectively, minus the Net Rate thereof divided by 6.75%, 6.25% or

6.25%, respectively. The "PO PERCENTAGE" with respect to any Non-Discount Mortgage Loan in Mortgage Loan Group 1, Sub- Group 2A or Sub-Group 2B will be 0%.

         Payments in reduction of (i) the Class Current Principal Balance of each Class of Group 1 Senior P&I Bonds and (ii) the Component Current Principal Balance of Component P-1 will be made on each Payment Date as described under priority third above under "--Group 1 Senior Bonds". In accordance with such priority third, the Group 1 Available Funds remaining after payment of interest on the interest-bearing Group 1 Senior P&I Bonds will be allocated to such Group 1 Senior P&I Bonds and Component P-1 in an aggregate amount not to exceed the sum of the Group 1 Senior P&I Optimal Principal Amount and the PO Principal Payment Amount for Component P-1 for such Payment Date.

         Payments in reduction of the Class Current Principal Balances of each Class of Group 1 Subordinate Bonds will be made as described under "--Group 1 Subordinate Bonds" above. In accordance therewith, the Group 1 Available Funds, if any, remaining after payments of principal and interest on the Group 1 Senior Bonds and payments in respect of the PO Deferred Amounts for Component P-1 on such Payment Date will be allocated to the Group 1 Subordinate Bonds in an amount equal to each such Class's Allocable Share for such Payment Date, provided that no payment of principal will be made on any such Class until any Class ranking prior thereto has received payments of interest and principal, and such Class has received payments of interest, on such Payment Date.

         Payments in reduction of (i) the Class Current Principal Balance of each Class of Group 2 Senior P&I Bonds, (ii) the Component Current Principal Balance of Component P-2 and the Class Current Principal Balance of the Class II-P Bonds will be made on each Payment Date as described under priority third above under "--Group 2 Senior Bonds". In accordance with such priority third, the Group 2 Available Funds remaining after payment of interest on the Group 2 Senior P&I Bonds will be allocated to such Group 2 Senior P&I Bonds, Component P-2 and the Class II-P Bonds in an aggregate amount not to exceed the sum of the Group 2 Senior P&I Optimal Principal Amount, the PO Principal Payment Amount for Component P-2 and the PO Principal Payment Amount for the Class II-P Bonds for such Payment Date.

         Payments in reduction of the Class Current Principal Balances of each Class of Group 2 Subordinate Bonds will be made as described under "--Group 2 Subordinate Bonds" above. In accordance therewith, the Group 2 Available Funds, if any, remaining after payments of principal and interest on the Group 2 Senior Bonds and payments in respect of the PO Deferred Amounts for Component P-2 and the Class II-P Bonds on such Payment Date will be allocated to the Group 2 Subordinate Bonds in an amount equal to each such Class's Allocable Share for such Payment Date, provided that no payment of principal will be made on any such Class until any Class ranking prior thereto has received payments of interest and principal, and such Class has received payments of interest, on such Payment Date.

         The "SENIOR P&I OPTIMAL PRINCIPAL AMOUNT" for each Bond Group with respect to each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate of the Class Current Principal Balances of each Class of the Senior P&I Bonds of such Bond Group immediately prior to such Payment Date):

                 (i) the applicable Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a voluntary prepayment in full received by the related Sub-Servicer during the preceding Prepayment Period;

                 (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received by the related Sub-Servicer during the applicable Prepayment Period with respect to each Mortgage Loan in the related Mortgage Loan Group;

                 (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds (as defined herein) allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the immediately preceding calendar month (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Certificate Trustee during the immediately preceding calendar month pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the immediately preceding calendar month (other than the Mortgage Loans described in the immediately following clause (B)) and
         (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise, less (C) in the case of clause (b), the then applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses on each Mortgage Loan in the related Mortgage Loan Group incurred during the related Prepayment Period; and

                 (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property in the related Mortgage Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date over the Scheduled Principal Balance of such substitute Mortgage Loan.

         The Senior P&I Optimal Principal Amounts with respect to Bond Group 1 and Bond Group 2 are referred to herein as the "GROUP 1 SENIOR P&I OPTIMAL PRINCIPAL AMOUNT" and the "GROUP 2 SENIOR P&I OPTIMAL PRINCIPAL AMOUNT", respectively.

         The "SENIOR PERCENTAGE" for the Senior Bonds of each Bond Group on any Payment Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate of the Class Current Principal Balances of all the Senior P&I Bonds of such Bond Group immediately preceding such Payment Date by the aggregate Scheduled Principal Balance of the Mortgage Loans (other than the PO Percentage of each Discount Mortgage Loan) in the related Mortgage Loan Group as of the beginning of the related Due Period. The initial Senior Percentages for the Group 1 and Group 2 Bonds are expected to be approximately 95.49% and 97.00%, respectively.

         The "SENIOR PREPAYMENT PERCENTAGE" for the Senior Bonds of each Bond Group on any Payment Date occurring during the periods set forth below will be as follows:

PERIOD (MONTHS INCLUSIVE)                                    SENIOR PREPAYMENT PERCENTAGE
-------------------------                                    ----------------------------
    October 1998 - September 2003.  . . . . . . . . . . . .       100%

    October 2003 - September 2004 . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 70%
                                                                  of the Subordinate  Percentage for such  Bond Group

    October 2004 - September 2005 . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 60%
                                                                  of the Subordinate  Percentage for such  Bond Group

    October 2005 - September 2006 . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 40%
                                                                  of the Subordinate  Percentage for such  Bond Group

    October 2006 - September 2007 . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 20%
                                                                  of the Subordinate  Percentage for such  Bond Group

    October 2007 and thereafter . . . . . . . . . . . . . .       Senior Percentage for the related Bond Group

         Notwithstanding the foregoing, if on any Payment Date the Senior Percentage for a Bond Group exceeds the Senior Percentage for such Bond Group as of the Closing Date, the Senior Prepayment Percentage for such Bond Group for such Payment Date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage for a Bond Group shall occur on any Payment Date (such limitation being the "SENIOR PREPAYMENT PERCENTAGE STEPDOWN LIMITATION") unless, as of the last day of the month preceding such Payment Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans of the related Mortgage Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the related Trust), averaged over the last six months, as a percentage of the sum of the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group does not exceed 50% and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group as of the Closing Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") if such Payment Date occurs between and including October 2003 and September 2004, (b) 35% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including October 2004 and September 2005, (c) 40% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including October 2005 and September 2006, (d) 45% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including October 2006 and September 2007, and (e) 50% of the applicable Original Subordinate Principal Balance if such Payment Date occurs during or after October 2007.

         With respect to any Mortgage Loan and any Payment Date, the "PREPAYMENT PERIOD" is the period from the first day through the last day of the month preceding the month of such Payment Date.

         The "PO PRINCIPAL PAYMENT AMOUNT" for each of Component P-1, Component P-2 and the Class II-P Bonds with respect to each Payment Date will be an amount equal to the sum of:

                 (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in the related Loan Group (as defined below) on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in the related Loan Group which was the subject of a voluntary prepayment in full received by the related Sub-Servicer during the preceding Prepayment Period;

                 (iii) the applicable PO Percentage of all partial prepayments allocated to principal of each Discount Mortgage Loan in the related Loan Group received by the related Sub-Servicer during the preceding Prepayment Period;

                 (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received with respect to each Discount Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the immediately preceding calendar month (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in the related Loan Group purchased by an insurer from the Certificate Trustee during the immediately preceding calendar month pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the immediately preceding calendar month (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in the related Loan Group that was purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise, less (C) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Special Hazard Losses with respect to Discount Mortgage Loans in the related Loan Group incurred during the related Prepayment Period; and

                 (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan or REO Property (which previously secured a Discount Mortgage Loan) in the related Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan in the related Loan Group that has been replaced by BSMCC with a substitute Discount Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

For purposes of the foregoing definition, the "RELATED LOAN GROUP" with respect to the Class P-1 Component, the Class P- 2 Component and the Class II-P Bonds is Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B, respectively.

         The "SUBORDINATE PERCENTAGE" for the Subordinate Bonds of each Bond Group on any Payment Date will equal 100% minus the Senior Percentage for the Senior Bonds of such Bond Group. The "SUBORDINATE PREPAYMENT PERCENTAGE" for the Subordinate Bonds of any Bond Group on any Payment Date will equal 100% minus the applicable Senior Prepayment Percentage, except that on any Payment Date after the aggregate of the Class Current Principal Balances of the Senior Bonds of such Bond Group have each been reduced to zero, the Subordinate Prepayment Percentage for such Bond Group will equal 100%. The initial Subordinate Percentages for the Group 1 and Group 2 Subordinate Bonds are expected to be approximately 4.51% and 3.00%, respectively.

         The "SUBORDINATE OPTIMAL PRINCIPAL AMOUNT" for the Subordinate Bonds of each Bond Group with respect to each Payment Date will be an amount, in no event greater than the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group immediately prior to such Payment Date, equal to the excess, if any, of (a) the sum of

                 (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a voluntary prepayment in full received by the related Sub-Servicer during the preceding Prepayment Period;

                 (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received by the related Sub-Servicer during the immediately preceding Prepayment Period with respect to each Mortgage Loan in the related Mortgage Loan Group;

                 (iv) the excess, if any, of (A) the applicable Non-PO Percentage of all Net Liquidation Proceeds allocable to principal received on each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period over (B) the amount payable to Senior Bondholders of the applicable Bond Group as described under clause (iv) of the definition of "Senior P&I Optimal Principal Amount";

                 (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property in the related Mortgage Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date over the Scheduled Principal Balance of such substitute Mortgage Loan; and

                 (vi) on the Payment Date on which the aggregate of the Class Current Principal Balances of the Senior P&I Bonds of such Bond Group has been reduced to zero, 100% of any applicable Senior P&I Optimal Principal Amount over (b) the PO Deferred Payment Writedown Amount payable on such Payment Date with respect to (x) in the case of the Group 1 Subordinate Bonds, Component P-1 or (y) in the case of the Group 2 Subordinate Bonds, Component P-2 and the Class II-P Bonds.

         The "ALLOCABLE SHARE" with respect to any Class of Subordinate Bonds of any Bond Group on any Payment Date will generally equal such Class's pro rata share (based on the Class Current Principal Balances of each Class entitled thereto) of the Subordinate Optimal Principal Amount for such Bond Group; provided that, except as described in the second succeeding sentence, no Class of Subordinate Bonds (other than the Class of Subordinate Bonds outstanding with the lowest numerical Class designation) shall be entitled on any Payment Date to receive payments pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Payment Trigger for the related Class is satisfied for such Payment Date. The "CLASS PREPAYMENT PAYMENT TRIGGER" for a Class of Subordinate Bonds for any Payment Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the Class Current Principal Balances of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate of the Scheduled Principal Balances of all of the applicable Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If the Class Prepayment Payment Trigger is not satisfied for any Class of Subordinate Bonds on any Payment Date, this may have the effect of accelerating the amortization of the Classes of Subordinate Bonds of the related Bond Group having lower numerical Class designations. If on any Payment Date the Class Current Principal Balance of any Class of Subordinate Bonds for which the related Class Prepayment Payment Trigger was satisfied on such Payment Date is reduced to zero, any amounts payable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount", to the extent of such Class's remaining Allocable Share, shall be paid to the remaining Classes of Subordinate Bonds of the related Bond Group in reduction of their respective Class Current Principal Balances, sequentially, in the order of their numerical Class designations.

         "DETERMINATION DATE" means the 18th day of the month of the Payment Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Payment Date).

         "INSURANCE PROCEEDS" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses. "REPURCHASE PROCEEDS" are proceeds of any Mortgage Loan repurchased by BSMCC and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "-- Representations and Warranties" herein.

         A "PRINCIPAL PREPAYMENT" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "MONTHLY PAYMENT" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO PROPERTY"), would otherwise have been payable under the related Mortgage Note.

         PAYMENTS IN REDUCTION OF THE CLASS CURRENT PRINCIPAL BALANCES OF THE PAC BONDS. The Class A-1, Class A-2, Class A-3, and Class A-4 Bonds are planned amortization class securities and are sometimes collectively referred to as the "PAC I BONDS". The Class A-9 Bonds also are planned amortization class securities and are sometimes collectively referred to as the "PAC II BONDS" and, together with the PAC I Bonds, as the "PAC BONDS". On each Payment Date, the Group 1 Available Funds will be allocated among the Group 1 Senior Bonds, including, but not limited to, the PAC Bonds, as described under "Description of the Bonds--Payments on the Bonds--Allocations of Available Funds" herein. To the extent that funds are available to make payments in reduction of the Class Current Principal Balances of each of the Classes of the PAC Bonds on each Payment Date, each such Class will be entitled to receive the amount, if any, required to reduce the outstanding Class Current Principal Balance thereof for such Payment Date to the planned balance (each, a "PLANNED BALANCE") for such Class set forth in Annex B hereof.

         PAYMENTS IN REDUCTION OF THE CLASS CURRENT PRINCIPAL BALANCE AND COMPONENT PRINCIPAL BALANCE OF THE TAC BONDS. Component A-6-2 and the Class A-11 Bonds are targeted amortization class securities and are sometimes collectively referred to as the "TAC BONDS". On each Payment Date, the Group 1 Available Funds will be allocated among the Group 1 Senior Bonds, including, but not limited to, the TAC Bonds, as described under "Description of the Bonds--Payments on the Bonds--Allocations of Available Funds" herein. To the extent that funds are available to make payments in reduction of the Class Current Principal Balance or Component Current Principal Balance of the TAC Bonds on each Payment Date, each Class and Component of the TAC Bonds will be entitled to receive the amount, if any, required to reduce the outstanding Class Current Principal Balance or Component Current Principal Balance thereof for such Payment Date to the targeted balance (each, a "TARGETED BALANCE") for such Class set forth in Annex C hereof.

ALLOCATION OF LOSSES; SUBORDINATION

         A "REALIZED LOSS" with respect to a Mortgage Loan is (i) a Deficient Valuation (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the applicable Sub-Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "LIQUIDATION PROCEEDS" are amounts received by the applicable Sub-Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "NET LIQUIDATION PROCEEDS" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the applicable Sub-Servicer or the Master Servicer, as the case may be, Monthly Advances and expenses incurred by the applicable Sub-Servicer or the Master Servicer, as the case may be, in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "DEFICIENT VALUATION"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "DEBT SERVICE REDUCTION").

         A "SPECIAL HAZARD LOSS" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the applicable Sub-Servicing Agreement or any loss due to normal wear and tear or certain other causes.

         On each Payment Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B and any PO Cash Shortfall relating to Component P- 1, Component P-2 or the Class II-P Bonds will be allocated to Component P-1, Component P-2 and the Class II-P Bonds, respectively, until the Component Current Principal Balance of each such P Component, or the Class Current Principal Balance of the Class II-P Bonds, is reduced to zero. With respect to any Payment Date through the Cross-Over Date for the relevant Bond Group, the aggregate of all amounts so allocable to Component P-1, Component P-2 or the Class II-P Bonds, as applicable, on such date in respect of any Realized Losses (other than Excess Special Hazard Losses) on Mortgage Loans in Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B, respectively, and any related PO Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or related PO Cash Shortfalls and not paid on prior Payment Dates will be the applicable "PO DEFERRED AMOUNT" for Component P-1, Component P-2 and the Class II-P Bonds, respectively. To the extent funds are available therefor on any Payment Date through the applicable Cross-Over Date for the relevant Bond Group, payments in respect of the related PO Deferred Amount will be made in accordance with priority fourth under "--Payments on the Bonds--Group 1 Senior Bonds" and "--Group 2 Senior Bonds", respectively, above (any amount so paid, a "PO DEFERRED PAYMENT WRITEDOWN AMOUNT"). No interest will accrue on any PO Deferred Amount. On each Payment Date through the applicable Cross-Over Date for the relevant Bond Group, the Class Current Principal Balance of the Class of Subordinate Bonds with the highest numerical Class designation in such Bond Group then outstanding will be reduced by the amount of any payments in respect of the applicable PO Deferred Amount for such Bond Group on such Payment Date in accordance with priority fourth under "--Payments on the Bonds--Group 1 Senior Bonds" and "--Group 2 Senior Bonds", respectively. After the Cross-Over Date with respect to Bond Group 1, no more payments will be made in respect of, and applicable Realized Losses and PO Cash Shortfalls allocable to the Component P-1 will not be added to, the PO Deferred Amount for Component P-1. After the Cross-Over Date with respect to Bond Group 2, no more payments will be made in respect of, and applicable Realized Losses and PO Cash Shortfalls allocable to Component P-2 and the Class II-P Bonds will not be added to, the respective PO Deferred Amounts for Component P-2 and the Class II-P Bonds.

         On any Payment Date, the Non-PO Percentage of the principal portion of Realized Losses ("NON-PO REALIZED LOSSES") with respect to a Mortgage Loan in any Mortgage Loan Group which suffered Realized Losses during the immediately preceding calendar month (other than Excess Special Hazard Losses) will be allocated among the outstanding Classes of Subordinate Bonds in such Bond Group in inverse order of their numerical Class designations, until the Class Current Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6 and Class II-B-6 Bonds, respectively, while such Bonds are outstanding, second, to the Class B-5 and Class II-B-5 Bonds, respectively, and so on). After the Cross-Over Date for such Bond Group, such Non-PO Realized Losses will be allocated, pro rata based on their Class Current Principal Balances, among the Senior Bonds of such Bond Group (excluding the P Component of such Bond Group, and excluding the Class II-P Bonds). The applicable Non-PO Percentage of the principal portion of any Excess Special Hazard Loss with respect to a Mortgage Loan in any Mortgage Loan Group for any Payment Date will be allocated pro rata among all outstanding Classes of Bonds of the related Bond Group (other than the P Components of the Class P Bonds, and the Class II-P, Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds) based on their Class Current Principal Balances. An "EXCESS SPECIAL HAZARD LOSS" is any Special Hazard Loss occurring after the Special Hazard Termination Date, as described more fully below.

         No reduction of the Class Current Principal Balance of any Class of Bonds of any Bond Group, or of the Component Current Principal Balance of the P Component of any Bond Group, shall be made on any Payment Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate of the Class Current Principal Balances of all of the Classes of Bonds of such Bond Group and the Component Current Principal Balance of the P Component of such Bond Group as of such Payment Date to an amount less than the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the preceding Due Date (such limitation being the applicable "LOSS ALLOCATION LIMITATION" with respect to each such Bond Group).

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Current Principal Balance of any Bond or the Component Current Principal Balance of any Component. However, regardless of when they occur, Debt Service Reductions may reduce the amount of Group Available Funds for a Mortgage Loan Group that would otherwise be available for payment on a Payment Date. As a result of the subordination of the Subordinate Bonds of a Bond Group in right of payment, any Debt Service Reductions relating to Mortgage Loans in the related Mortgage Loan Group, prior to the applicable Cross-Over Date for such Bond Group, will be borne by such Subordinate Bonds (to the extent then outstanding) in inverse order of their numerical Class designation and, after the Cross-Over Date for such Bond Group, will be borne by the Senior Bonds of such Bond Group.

         All allocations of the principal portion of Realized Losses will be accomplished on a Payment Date by reducing the Class Current Principal Balances of the applicable Classes and the Component Current Principal Balances of the applicable P Components by their appropriate shares of any such losses occurring during the month preceding the month of such Payment Date and, accordingly, will be taken into account in determining the payments of principal and interest on the Bonds commencing on the following Payment Date, except that the aggregate amount of the principal portion of any Realized Losses on the Mortgage Loans in Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B to be allocated to Component P-1, Component P-2 and the Class II-P Bonds, respectively, on any Payment Date through the applicable Cross- Over Date for the related Bond Group will also be taken into account in determining payments in respect of the related PO Deferred Amount for such Payment Date.

         The interest portion of Realized Losses will be allocated among the outstanding Classes of Offered Bonds to the extent described under "--Payments on the Bonds--Interest" above.

         Any Special Hazard Loss will on each Payment Date be allocated solely to the Subordinate Bonds of the related Bond Group until the Special Hazard Termination Date. The "SPECIAL HAZARD TERMINATION DATE" is the Payment Date upon which the Special Hazard Loss Amount for the applicable Bond Group has been reduced to zero or a negative number (or the applicable Cross-Over Date, if earlier). Upon the initial issuance of the Bonds, the "SPECIAL HAZARD LOSS AMOUNT" for the Group 1 Mortgage Loans will equal 1% of the aggregate of the Scheduled Principal Balances as of the Cut-off Date of the Group 1 Mortgage Loans (or approximately $4,452,996) and the "Special Hazard Loss Amount" for the Group 2 Mortgage Loans will equal twice the outstanding principal balance of the Mortgage Loan in Mortgage Loan Group 2 which has the largest outstanding principal balance as of the Cut-off Date (or approximately $2,243,054). As of any Payment Date, the Special Hazard Loss Amount for each Mortgage Loan Group will equal the initial Special Hazard Loss Amount for such Mortgage Loan Group minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Bonds of the related Bond Group in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount for such Mortgage Loan Group. For each anniversary of the Cut-off Date, the "ADJUSTMENT AMOUNT" for each Mortgage Loan Group shall be equal to the amount, if any, by which the applicable Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Certificate Trustee and approved by each of Moody's and Fitch, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans in such Mortgage Loan Group by principal balance secured by Mortgaged Properties in any California five-digit ZIP code area) of the outstanding principal balance of all the Mortgage Loans in such Mortgage Loan Group on the Payment Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan in such Mortgage Loan Group which has the largest outstanding principal balance on the Payment Date immediately preceding such anniversary.

SUBORDINATION

         PRIORITY OF SENIOR BONDS. As of the Closing Date, (i) the aggregate Class Current Principal Balances of the Offered Subordinate Bonds which are part of the Group 1 Subordinate Bonds and of the Other Subordinate Bonds which are part of the Group 1 Subordinate Bonds will equal approximately 3.65% and 0.85%, respectively, of the aggregate Class Current Principal Balances of all of the Classes of Group 1 Bonds and (ii) the aggregate of the Class Current Principal Balances of the Offered Subordinate Bonds which are part of the Group 2 Subordinate Bonds and of the Other Subordinate Bonds which are part of the Group 2 Subordinate Bonds will equal approximately 2.30% and 0.70%, respectively, of the aggregate of the Class Current Principal Balances of all the Classes of Group 2 Bonds.

         The rights of the holders of each Class of the Group 1 Subordinate Bonds and the Group 2 Subordinate Bonds to receive payments with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, will be subordinated to such rights of the holders of the Group 1 Senior Bonds and the Group 2 Senior Bonds, respectively, and to each Class of Subordinate Bonds of the related Bond Group having a lower numerical designation than such Class. The subordination of the Subordinate Bonds of a Bond Group to the Senior Bonds of such Bond Group, and the further subordination among the Subordinate Bonds of a Bond Group, are each intended to increase the likelihood of timely receipt by the holders of the Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Payment Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination (including the limited subordination provided for Excess Special Hazard Losses) may be exhausted and shortfalls in payments on the Offered Bonds could result. Holders of Senior Bonds will bear their proportionate share of Realized Losses on Mortgages Loans in the related Mortgage Loan Group in excess of the total subordination amount, and of Excess Special Hazard Losses on Mortgage Loans in the related Mortgage Loan Group. The allocation of Non-PO Realized Losses and the applicable PO Deferred Payment Writedown Amounts to the Subordinate Bonds of the related Bond Group on any Payment Date will decrease the protection provided to the Senior Bonds of such Bond Group then outstanding on future Payment Dates by reducing the aggregate of the Class Current Principal Balances of the related Subordinate Bonds then outstanding.

         In addition, in order to extend the period during which the Subordinate Bonds of a Bond Group remain available as credit enhancement for the Senior Bonds of such Bond Group, the entire amount of any prepayment or other unscheduled recovery of principal with respect to the Non-PO Percentage of a Mortgage Loan will be allocated to the applicable Senior Bonds to the extent described herein during the first five years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the applicable Senior Bonds while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the related Subordinate Bonds.

         After the payment of amounts payable in respect of the Senior Bonds of a Bond Group on each Payment Date, the Subordinate Bonds of such Bond Group will be entitled on such date to the remaining portion, if any, of the related Group Available Funds in an aggregate amount equal to the Accrued Bond Interest on the Subordinate Bonds for such date, any remaining unpaid Accrued Bond Interest thereon from previous Payment Dates and the sum of the Allocable Shares of the Subordinate Bonds. Amounts so paid to Subordinate Bondholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Payment Dates.

         PRIORITY AMONG SUBORDINATE BONDS. On each Payment Date, the holders of any particular Class of Subordinate Bonds of a Bond Group will have a preferential right to receive the amounts due them on such Payment Date out of Group Available Funds for the related Mortgage Loan Group, prior to any payment being made on such date on each

Class of Subordinate Bonds of such Bond Group with a higher numerical designation. In addition, except as described herein, Non-PO Realized Losses for all Bond Groups and the applicable PO Deferred Payment Writedown Amounts will be allocated, to the extent set forth herein, in reduction of the Class Current Principal Balances of the related Classes of Subordinate Bonds in the inverse order of their numerical Class designation. The effect of the allocation of such Non-PO Realized Losses and any applicable PO Deferred Payment Writedown Amounts to a Class of Subordinate Bonds of any Bond Group will be to reduce future payments allocable to such Class and increase the relative portion of payments allocable to the Classes of Subordinate Bonds of such Bond Group with a lower numerical Class designation.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Bonds in each Bond Group, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans in the related Mortgage Loan Group (which generally will not be payable to such Bonds for at least the first five years after the Cut-off Date) will not be payable to the holders of any Class of Subordinate Bonds of such Bond Group on any Payment Date for which the related Class Prepayment Payment Trigger is not satisfied, except as described above. See "--Payments on the Bonds--Principal" above. If the Class Prepayment Payment Trigger is not satisfied with respect to any Class of Subordinate Bonds of a Bond Group, the amortization of the Classes of Subordinate Bonds of such Bond Group with a lower numerical Class designation may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Bonds may increase.

         As a result of the subordination of any Class of Subordinate Bonds of a Bond Group, such Class of Bonds will be more sensitive than the Classes of Bonds of such Bond Group with a lower numerical Class designation to the rate of delinquencies and defaults on the Mortgage Loans in the related Mortgage Loan Group, and under certain circumstances investors in such Bonds may not recover their initial investment.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Bonds will be affected by the amount and timing of principal payments on the applicable Mortgage Loan Group and the allocation of the applicable Group Available Funds to various related Classes of Bonds. Investors should carefully consider the associated risks discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the heading "Legal Investment" in the Prospectus.

STATED MATURITY

         The "Stated Maturity" for payments on each Class of Group 1 Bonds and the Class P Bonds, is the Payment Date in November 2028 and the Stated Maturity for payments on each Class of Group 2 Bonds is the Payment Date in November 2013, which, in each case, is the Payment Date in the month following the latest scheduled maturity date of all of the Mortgage Loans in the related Mortgage Loan Group. Because the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan in any Mortgage Loan Group may be earlier, and could be substantially earlier, than the applicable Stated Maturity. In addition, BSMCC or its designee may, at its option, repurchase all the Mortgage Loans of a Mortgage Loan Group from the related Trust on an Optional Redemption Date. See "Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be paid to the investor. The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Current Principal Balance (or Class Current Notional Balance) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Class Current Principal Balance or Class Notional Balance of such Bond referred to in clause (a). The weighted average lives of the Bonds will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans in the applicable Mortgage Loan Group or Groups. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling and Servicing Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Bonds, in general, will be shortened if the level of such prepayments with respect to principal on the applicable Mortgage Loan Group or Groups increase.

INTEREST ONLY BONDS

         Because the Class X Notional Balance, the Class II-X-1 Notional Balance and the Class II-X-2 Notional Balance will be based upon the Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 1, Sub- Group 2A and the Sub-Group 2B, respectively, the yield on the Class X, Class II-X-1 and Class II-X-2 Bonds will be sensitive to the rate and timing of principal payments of the Non-Discount Mortgage Loans in Mortgage Loan Group 1, Sub- Group 2A and Sub-Group 2B, respectively. The yield on the Class A-5 and Class A-10 Bonds also will be sensitive to the rate and timing of principal payments on the Group 1 Mortgage Loans, because the Class A-5 Notional Balance is based on the Class Current Principal Balances of the Class A-1 through Class A-4 Bonds, and the Class A-10 Notional Balance is based on the Class Current Principal Balance of the Class A-9 Bonds. The Class A-1 through A-4 Bonds and the Class A-9 Bonds are PAC Bonds. See "--Yield on the PAC Bonds" below. A rapid rate of principal payments with respect to the applicable Mortgage Loan Group or Sub-Group may have a materially negative effect on the yield to investors in the related Class or Classes of Interest Only Bonds. Moreover, as a result of the method of calculation of the Bond Interest Rate of the Class X, Class II-X-1 and Class II-X-2 Bonds to the extent the Non-Discount Mortgage Loans in the Mortgage Loan Group 1, Sub-Group 2A or Sub-Group 2B, respectively, with relatively higher Net Rates prepay faster than those with relatively lower Net Rates, the yield on the Classes of Bonds will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in such Classes of Bonds to recover fully their initial investments.

CLASS A-8 BONDS

         Because of the payment priorities of the Group 1 Senior Bonds, the weighted average life of Class A-8 Bonds will be extremely sensitive to the rate of principal prepayments on the Group 1 Mortgage Loans.

CLASS A-23 BONDS

         As described herein, during certain periods, no principal payments or a disproportionately small or large portion of principal payments will be paid to the Class A-23 Bonds. Unless the Class Current Principal Balances of all other Group 1 Senior P&I Bonds have been reduced to zero, the Class A-23 Bonds will not be entitled to receive any payments of principal prior to the Payment Date occurring in October 2003.

CLASS P AND CLASS II-P BONDS

         The amounts payable with respect to Component P-1, Component P-2 and the Class II-P Bonds derive from principal payments on the Discount Mortgage Loans in Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B, respectively.
As a result, the yield on the Class P Bonds and the Class II-P Bonds will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the related Discount Mortgage Loans. Because the Discount Mortgage Loans of each Mortgage Loan Group 1 and each such Sub-Group have lower Net Rates than the Non-Discount Mortgage Loans of such Mortgage Loan Group and Sub-Group, and because the Mortgage Loans with lower Net Rates are likely to have lower Mortgage Rates, the Discount Mortgage Loans of each Mortgage Loan Group 1 and each such Sub-Group are generally likely to prepay at a slower rate than the Non-Discount Mortgage Loans of Mortgage Loan Group 1 and each such Sub-Group.

PREPAYMENT MODEL

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Loan Groups. A 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series. For example, 250% SPA assumes prepayment rates will be 0.50% per annum in month one, 1% per annum in month two, reaching 15% per annum in month 30 and remaining constant at 15% per annum thereafter. A 0% SPA assumes no prepayments.

PRICING ASSUMPTIONS

         The Bonds were structured assuming, among other things, a 275% SPA with respect to the Group 1 Bonds and a 250% SPA with respect to the Group 2 Bonds. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Class Principal Balance or Class Notional Balance Outstanding" indicate the percentages of the initial Class Current Principal Balance or Class Notional Balance of each Class of Offered Bonds that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes of Offered Bonds.

         The following tables have been prepared based on the assumptions that Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B consist of Mortgage Loans having the characteristics set forth below:

   Mortgage
   Loan Group      Cut-off Date       Original Term     Remaining Term
      or             Scheduled         to Maturity       to Maturity
   Sub-Group     Principal Balance     (in months)       (in months)       Mortgage Rate           Net Rate
   ---------     -----------------     -----------       -----------       -------------           --------
       1        $     22,985,478           355               354           6.735353092%         6.525082976%
       1        $    422,314,147           358               357           7.443344453%         7.218744209%
      2A        $      1,414,646           179               175           6.327574129%         6.077574129%
      2A        $     47,478,370           179               177           7.158198241%         6.909932178%
      2B        $      3,043,900           179               179           6.339966298%         6.139966298%
      2B        $     41,479,705           180               179           6.975292964%         6.773158166%


(ii) the Mortgage Loans prepay at the specified percentages of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in October 1998 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans that are received on the last day of each month, commencing in September 1998, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated with respect to their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the initial Class Current Principal Balances or Class Notional Balances of the

Bonds are as set forth on the cover page hereof and under "Summary of Terms--Other Subordinate Bonds", (ix) payments in respect of the Bonds are received in cash on the 25th day of each month, commencing in October 1998, (x) the Offered Bonds are purchased on September 30, 1998 and (xi) neither BSMCC, its designee nor the Master Servicer exercises its option to repurchase the Mortgage Loans described under the caption "Pooling and Servicing Agreement--Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the SPA, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Certificate Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Bonds may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Bonds and set forth the percentages of the initial Class Current Principal Balance or Class Notional Balance of each such Class that would be outstanding after the Payment Date in September of each of the years indicated, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Loan Groups. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Current Principal Balance or Class Notional Balance (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of SPA.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                  CLASS P BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      99      97      95      92      90
September 2000 ...................................      97      92      83      75      67
September 2001 ...................................      96      85      69      54      43
September 2002 ...................................      94      79      57      39      27
September 2003 ...................................      93      73      46      28      17
September 2004 ...................................      91      67      38      20      11
September 2005 ...................................      89      62      31      14       7
September 2006 ...................................      87      57      25      10       4
September 2007 ...................................      85      52      21       7       3
September 2008 ...................................      83      48      17       5       2
September 2009 ...................................      80      44      14       4       1
September 2010 ...................................      78      40      11       3       1
September 2011 ...................................      75      36       9       2       *
September 2012 ...................................      72      32       7       1       *
September 2013 ...................................      69      29       6       1       *
September 2014 ...................................      66      26       5       1       *
September 2015 ...................................      63      24       4       *       *
September 2016 ...................................      59      21       3       *       *
September 2017 ...................................      56      18       2       *       *
September 2018 ...................................      52      16       2       *       *
September 2019 ...................................      48      14       1       *       *
September 2020 ...................................      44      12       1       *       *
September 2021 ...................................      39      10       1       *       *
September 2022 ...................................      34       8       1       *       *
September 2023 ...................................      29       7       *       *       *
September 2024 ...................................      23       5       *       *       *
September 2025 ...................................      17       3       *       *       *
September 2026 ...................................      11       2       *       *       *
September 2027 ...................................       4       1       *       *       *
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    18.8    11.1     6.0     4.1     3.3


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-1 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................      74       0       0       0       0
September 2002 ...................................      46       0       0       0       0
September 2003 ...................................      15       0       0       0       0
September 2004 ...................................       0       0       0       0       0
September 2005 ...................................       0       0       0       0       0
September 2006 ...................................       0       0       0       0       0
September 2007 ...................................       0       0       0       0       0
September 2008 ...................................       0       0       0       0       0
September 2009 ...................................       0       0       0       0       0
September 2010 ...................................       0       0       0       0       0
September 2011 ...................................       0       0       0       0       0
September 2012 ...................................       0       0       0       0       0
September 2013 ...................................       0       0       0       0       0
September 2014 ...................................       0       0       0       0       0
September 2015 ...................................       0       0       0       0       0
September 2016 ...................................       0       0       0       0       0
September 2017 ...................................       0       0       0       0       0
September 2018 ...................................       0       0       0       0       0
September 2019 ...................................       0       0       0       0       0
September 2020 ...................................       0       0       0       0       0
September 2021 ...................................       0       0       0       0       0
September 2022 ...................................       0       0       0       0       0
September 2023 ...................................       0       0       0       0       0
September 2024 ...................................       0       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     3.8     2.4     2.3     2.3     2.3


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-2 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100      68      51      51      51
September 2002 ...................................     100       0       0       0       0
September 2003 ...................................     100       0       0       0       0
September 2004 ...................................      91       0       0       0       0
September 2005 ...................................      72       0       0       0       0
September 2006 ...................................      52       0       0       0       0
September 2007 ...................................      32       0       0       0       0
September 2008 ...................................      10       0       0       0       0
September 2009 ...................................       0       0       0       0       0
September 2010 ...................................       0       0       0       0       0
September 2011 ...................................       0       0       0       0       0
September 2012 ...................................       0       0       0       0       0
September 2013 ...................................       0       0       0       0       0
September 2014 ...................................       0       0       0       0       0
September 2015 ...................................       0       0       0       0       0
September 2016 ...................................       0       0       0       0       0
September 2017 ...................................       0       0       0       0       0
September 2018 ...................................       0       0       0       0       0
September 2019 ...................................       0       0       0       0       0
September 2020 ...................................       0       0       0       0       0
September 2021 ...................................       0       0       0       0       0
September 2022 ...................................       0       0       0       0       0
September 2023 ...................................       0       0       0       0       0
September 2024 ...................................       0       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.1     3.2     3.0     3.0     3.0


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS A-3 AND CLASS A-4 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100     100     100     100     100
September 2002 ...................................     100      94      82      82      67
September 2003 ...................................     100      65      49      49      16
September 2004 ...................................     100      39      20      20       0
September 2005 ...................................     100      15       3       3       0
September 2006 ...................................     100       0       0       0       0
September 2007 ...................................     100       0       0       0       0
September 2008 ...................................     100       0       0       0       0
September 2009 ...................................      95       0       0       0       0
September 2010 ...................................      86       0       0       0       0
September 2011 ...................................      76       0       0       0       0
September 2012 ...................................      65       0       0       0       0
September 2013 ...................................      54       0       0       0       0
September 2014 ...................................      41       0       0       0       0
September 2015 ...................................      28       0       0       0       0
September 2016 ...................................      13       0       0       0       0
September 2017 ...................................       0       0       0       0       0
September 2018 ...................................       0       0       0       0       0
September 2019 ...................................       0       0       0       0       0
September 2020 ...................................       0       0       0       0       0
September 2021 ...................................       0       0       0       0       0
September 2022 ...................................       0       0       0       0       0
September 2023 ...................................       0       0       0       0       0
September 2024 ...................................       0       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)**................    15.1     5.7     5.1     5.1     4.4


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS NOTIONAL BALANCE OUTSTANDING

                                                                 CLASS A-5 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................      96      75      70      70      70
September 2002 ...................................      91      52      46      46      37
September 2003 ...................................      86      36      27      27       9
September 2004 ...................................      81      22      11      11       0
September 2005 ...................................      76       8       2       2       0
September 2006 ...................................      70       0       0       0       0
September 2007 ...................................      64       0       0       0       0
September 2008 ...................................      58       0       0       0       0
September 2009 ...................................      53       0       0       0       0
September 2010 ...................................      47       0       0       0       0
September 2011 ...................................      42       0       0       0       0
September 2012 ...................................      36       0       0       0       0
September 2013 ...................................      30       0       0       0       0
September 2014 ...................................      23       0       0       0       0
September 2015 ...................................      15       0       0       0       0
September 2016 ...................................       7       0       0       0       0
September 2017 ...................................       0       0       0       0       0
September 2018 ...................................       0       0       0       0       0
September 2019 ...................................       0       0       0       0       0
September 2020 ...................................       0       0       0       0       0
September 2021 ...................................       0       0       0       0       0
September 2022 ...................................       0       0       0       0       0
September 2023 ...................................       0       0       0       0       0
September 2024 ...................................       0       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    11.3     4.4     4.1     4.1     3.7


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-6 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      98      96      94      91      86
September 2000 ...................................      97      90      74      57      40
September 2001 ...................................      96      90      61      28       7
September 2002 ...................................      95      89      51      11       0
September 2003 ...................................      95      88      44       6       0
September 2004 ...................................      94      87      40       4       0
September 2005 ...................................      93      87      35       3       0
September 2006 ...................................      92      84      29       2       0
September 2007 ...................................      91      79      24       1       0
September 2008 ...................................      90      74      20       *       0
September 2009 ...................................      89      69      16       *       0
September 2010 ...................................      88      62      12       *       0
September 2011 ...................................      87      54       9       *       0
September 2012 ...................................      86      47       6       *       0
September 2013 ...................................      84      39       4       *       0
September 2014 ...................................      83      32       3       *       0
September 2015 ...................................      81      25       3       *       0
September 2016 ...................................      80      18       2       *       0
September 2017 ...................................      77      11       2       *       0
September 2018 ...................................      71       6       1       *       0
September 2019 ...................................      65       3       1       *       0
September 2020 ...................................      58       0       1       *       0
September 2021 ...................................      51       0       1       *       0
September 2022 ...................................      42       0       *       *       0
September 2023 ...................................      27       0       *       *       0
September 2024 ...................................      12       0       *       *       0
September 2025 ...................................       3       0       *       *       0
September 2026 ...................................       0       0       *       *       0
September 2027 ...................................       0       0       *       *       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    20.8    12.8     5.9     2.6     1.9


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-7 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      98      95      95      90      86
September 2000 ...................................      96      86      74      57      44
September 2001 ...................................      95      85      61      33      11
September 2002 ...................................      95      85      51      17       0
September 2003 ...................................      94      84      45       9       0
September 2004 ...................................      94      84      41       7       0
September 2005 ...................................      94      83      37       5       0
September 2006 ...................................      93      81      29       3       0
September 2007 ...................................      92      73      23       1       0
September 2008 ...................................      92      66      19       1       0
September 2009 ...................................      91      59      16       *       0
September 2010 ...................................      91      52      13       *       0
September 2011 ...................................      90      46      10       *       0
September 2012 ...................................      89      40       8       *       0
September 2013 ...................................      88      35       7       *       0
September 2014 ...................................      87      29       5       *       0
September 2015 ...................................      86      24       4       *       0
September 2016 ...................................      85      19       3       *       0
September 2017 ...................................      84      14       3       *       0
September 2018 ...................................      76       9       2       *       0
September 2019 ...................................      68       4       2       *       0
September 2020 ...................................      59       0       1       *       0
September 2021 ...................................      50       0       1       *       0
September 2022 ...................................      40       0       1       *       0
September 2023 ...................................      29       0       *       *       0
September 2024 ...................................      17       0       *       *       0
September 2025 ...................................       5       0       *       *       0
September 2026 ...................................       0       0       *       *       0
September 2027 ...................................       0       0       *       *       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    21.3    12.1     6.1     2.8     1.9


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-8 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     107     107       0       0       0
September 2000 ...................................     114     114       0       0       0
September 2001 ...................................     122     122       0       0       0
September 2002 ...................................     131     131       0       0       0
September 2003 ...................................     140     140       0       0       0
September 2004 ...................................     150     150       0       0       0
September 2005 ...................................     160     160       0       0       0
September 2006 ...................................     171     171       0       0       0
September 2007 ...................................     183     183       0       0       0
September 2008 ...................................     196     196       0       0       0
September 2009 ...................................     210     210       0       0       0
September 2010 ...................................     224     224       0       0       0
September 2011 ...................................     240     240       0       0       0
September 2012 ...................................     257     257       0       0       0
September 2013 ...................................     274     274       0       0       0
September 2014 ...................................     294     294       0       0       0
September 2015 ...................................     314     314       0       0       0
September 2016 ...................................     336     336       0       0       0
September 2017 ...................................     359     359       0       0       0
September 2018 ...................................     384     384       0       0       0
September 2019 ...................................     411     411       0       0       0
September 2020 ...................................     440     435       0       0       0
September 2021 ...................................     470     368       0       0       0
September 2022 ...................................     503     305       0       0       0
September 2023 ...................................     538     245       0       0       0
September 2024 ...................................     576     188       0       0       0
September 2025 ...................................     616     134       0       0       0
September 2026 ...................................     475      83       0       0       0
September 2027 ...................................     209      34       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    28.6    25.6     0.4     0.3     0.3


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                     OR CLASS NOTIONAL BALANCE OUTSTANDING

                                                             CLASS A-9 AND A-10 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      95      88      88      88      88
September 2000 ...................................      91      65      63      63      63
September 2001 ...................................      91      65      55      55      29
September 2002 ...................................      91      65      48      44       0
September 2003 ...................................      91      65      43      22       0
September 2004 ...................................      91      65      39      17       0
September 2005 ...................................      91      65      31      14       0
September 2006 ...................................      91      59      19       6       0
September 2007 ...................................      91      41       8       2       0
September 2008 ...................................      91      24       1       2       0
September 2009 ...................................      91       8       0       1       0
September 2010 ...................................      91       0       0       1       0
September 2011 ...................................      91       0       0       1       0
September 2012 ...................................      91       0       0       *       0
September 2013 ...................................      91       0       0       *       0
September 2014 ...................................      91       0       0       *       0
September 2015 ...................................      91       0       0       *       0
September 2016 ...................................      91       0       0       *       0
September 2017 ...................................      89       0       0       *       0
September 2018 ...................................      72       0       0       *       0
September 2019 ...................................      55       0       0       *       0
September 2020 ...................................      36       0       0       *       0
September 2021 ...................................      16       0       0       *       0
September 2022 ...................................       0       0       0       *       0
September 2023 ...................................       0       0       0       *       0
September 2024 ...................................       0       0       0       *       0
September 2025 ...................................       0       0       0       *       0
September 2026 ...................................       0       0       0       *       0
September 2027 ...................................       0       0       0       *       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    19.6     6.7     4.5     3.7     2.4


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-11 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      99      99      92      92      88
September 2000 ...................................      98      98      74      56      33
September 2001 ...................................      97      97      60      19       0
September 2002 ...................................      96      96      49       0       0
September 2003 ...................................      95      95      41       0       0
September 2004 ...................................      94      93      37       0       0
September 2005 ...................................      92      92      34       0       0
September 2006 ...................................      91      91      29       0       0
September 2007 ...................................      89      89      26       0       0
September 2008 ...................................      88      88      23       0       0
September 2009 ...................................      86      86      16       0       0
September 2010 ...................................      84      80      11       0       0
September 2011 ...................................      82      68       6       0       0
September 2012 ...................................      80      57       2       0       0
September 2013 ...................................      78      47       0       0       0
September 2014 ...................................      75      36       0       0       0
September 2015 ...................................      73      26       0       0       0
September 2016 ...................................      70      16       0       0       0
September 2017 ...................................      67       7       0       0       0
September 2018 ...................................      64       0       0       0       0
September 2019 ...................................      60       0       0       0       0
September 2020 ...................................      56       0       0       0       0
September 2021 ...................................      53       0       0       0       0
September 2022 ...................................      44       0       0       0       0
September 2023 ...................................      24       0       0       0       0
September 2024 ...................................       2       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    19.9    14.1     5.5     2.2     1.7


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-12 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     107     107      97      29       0
September 2000 ...................................     114     114      82       0       0
September 2001 ...................................     122     122      64       0       0
September 2002 ...................................     131     131      55       0       0
September 2003 ...................................     140     140      54       0       0
September 2004 ...................................     150     150      58       0       0
September 2005 ...................................     160     160      62       0       0
September 2006 ...................................     171     171      67       0       0
September 2007 ...................................     183     183      71       0       0
September 2008 ...................................     196     196      76       0       0
September 2009 ...................................     210     210      81       0       0
September 2010 ...................................     224     224      87       0       0
September 2011 ...................................     240     240      93       0       0
September 2012 ...................................     257     257     100       0       0
September 2013 ...................................     274     274      90       0       0
September 2014 ...................................     294     294      72       0       0
September 2015 ...................................     314     314      58       0       0
September 2016 ...................................     336     336      46       0       0
September 2017 ...................................     359     359      36       0       0
September 2018 ...................................     384     362      28       0       0
September 2019 ...................................     411     316      22       0       0
September 2020 ...................................     440     272      17       0       0
September 2021 ...................................     470     230      13       0       0
September 2022 ...................................     503     190       9       0       0
September 2023 ...................................     538     153       7       0       0
September 2024 ...................................     576     117       5       0       0
September 2025 ...................................     450      84       3       0       0
September 2026 ...................................     296      52       2       0       0
September 2027 ...................................     131      21       1       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    28.0    24.3    13.4     0.8     0.6


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-13 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      99      96      93      89      85
September 2000 ...................................      97      89      76      64      53
September 2001 ...................................      96      80      55      34      17
September 2002 ...................................      94      71      37      11       0
September 2003 ...................................      92      62      22       0       0
September 2004 ...................................      90      55      11       0       0
September 2005 ...................................      88      48       3       0       0
September 2006 ...................................      86      42       0       0       0
September 2007 ...................................      84      36       0       0       0
September 2008 ...................................      82      31       0       0       0
September 2009 ...................................      79      26       0       0       0
September 2010 ...................................      76      22       0       0       0
September 2011 ...................................      73      18       0       0       0
September 2012 ...................................      70      14       0       0       0
September 2013 ...................................      67      10       0       0       0
September 2014 ...................................      63       7       0       0       0
September 2015 ...................................      59       3       0       0       0
September 2016 ...................................      55       *       0       0       0
September 2017 ...................................      51       0       0       0       0
September 2018 ...................................      46       0       0       0       0
September 2019 ...................................      41       0       0       0       0
September 2020 ...................................      35       0       0       0       0
September 2021 ...................................      29       0       0       0       0
September 2022 ...................................      22       0       0       0       0
September 2023 ...................................      15       0       0       0       0
September 2024 ...................................       8       0       0       0       0
September 2025 ...................................       0       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    17.5     7.6     3.5     2.5     2.1


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                   CLASS A-14, CLASS A-15 AND CLASS A-16 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100     100     100     100     100
September 2002 ...................................     100     100     100     100       0
September 2003 ...................................     100     100     100       1       0
September 2004 ...................................     100     100     100       0       0
September 2005 ...................................     100     100     100       0       0
September 2006 ...................................     100     100      30       0       0
September 2007 ...................................     100     100       0       0       0
September 2008 ...................................     100     100       0       0       0
September 2009 ...................................     100     100       0       0       0
September 2010 ...................................     100     100       0       0       0
September 2011 ...................................     100     100       0       0       0
September 2012 ...................................     100     100       0       0       0
September 2013 ...................................     100     100       0       0       0
September 2014 ...................................     100     100       0       0       0
September 2015 ...................................     100     100       0       0       0
September 2016 ...................................     100     100       0       0       0
September 2017 ...................................     100      48       0       0       0
September 2018 ...................................     100       0       0       0       0
September 2019 ...................................     100       0       0       0       0
September 2020 ...................................     100       0       0       0       0
September 2021 ...................................     100       0       0       0       0
September 2022 ...................................     100       0       0       0       0
September 2023 ...................................     100       0       0       0       0
September 2024 ...................................     100       0       0       0       0
September 2025 ...................................      89       0       0       0       0
September 2026 ...................................       0       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    27.3    19.0     7.9     4.8     3.8


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                            CLASS A-17, CLASS A-18, CLASS A-19 AND CLASS A-20 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100     100     100     100     100
September 2002 ...................................     100     100     100     100      87
September 2003 ...................................     100     100     100     100       0
September 2004 ...................................     100     100     100       0       0
September 2005 ...................................     100     100     100       0       0
September 2006 ...................................     100     100     100       0       0
September 2007 ...................................     100     100      68       0       0
September 2008 ...................................     100     100      34       0       0
September 2009 ...................................     100     100       5       0       0
September 2010 ...................................     100     100       0       0       0
September 2011 ...................................     100     100       0       0       0
September 2012 ...................................     100     100       0       0       0
September 2013 ...................................     100     100       0       0       0
September 2014 ...................................     100     100       0       0       0
September 2015 ...................................     100     100       0       0       0
September 2016 ...................................     100     100       0       0       0
September 2017 ...................................     100     100       0       0       0
September 2018 ...................................     100      97       0       0       0
September 2019 ...................................     100      69       0       0       0
September 2020 ...................................     100      43       0       0       0
September 2021 ...................................     100      18       0       0       0
September 2022 ...................................     100       0       0       0       0
September 2023 ...................................     100       0       0       0       0
September 2024 ...................................     100       0       0       0       0
September 2025 ...................................     100       0       0       0       0
September 2026 ...................................      58       0       0       0       0
September 2027 ...................................       0       0       0       0       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    28.1    21.8     9.6     5.5     4.2


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                             CLASS A-21 AND A-22 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100     100     100     100     100
September 2002 ...................................     100     100     100     100     100
September 2003 ...................................     100     100     100     100      41
September 2004 ...................................     100     100     100      98       0
September 2005 ...................................     100     100     100      44       0
September 2006 ...................................     100     100     100      17       0
September 2007 ...................................     100     100     100       6       0
September 2008 ...................................     100     100     100       5       0
September 2009 ...................................     100     100     100       3       0
September 2010 ...................................     100     100      85       2       0
September 2011 ...................................     100     100      69       2       0
September 2012 ...................................     100     100      56       1       0
September 2013 ...................................     100     100      45       1       0
September 2014 ...................................     100     100      36       1       0
September 2015 ...................................     100     100      29       *       0
September 2016 ...................................     100     100      23       *       0
September 2017 ...................................     100     100      18       *       0
September 2018 ...................................     100     100      14       *       0
September 2019 ...................................     100     100      11       *       0
September 2020 ...................................     100     100       8       *       0
September 2021 ...................................     100     100       6       *       0
September 2022 ...................................     100      95       5       *       0
September 2023 ...................................     100      76       3       *       0
September 2024 ...................................     100      59       2       *       0
September 2025 ...................................     100      42       1       *       0
September 2026 ...................................     100      26       1       *       0
September 2027 ...................................      65      11       *       *       0
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    29.2    26.6    15.7     7.3     5.0


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS A-23 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................     100     100     100     100     100
September 2000 ...................................     100     100     100     100     100
September 2001 ...................................     100     100     100     100     100
September 2002 ...................................     100     100     100     100     100
September 2003 ...................................     100     100     100     100     100
September 2004 ...................................     100      98      94      91      73
September 2005 ...................................      99      95      87      80      39
September 2006 ...................................      98      90      78      65      21
September 2007 ...................................      96      85      66      50      12
September 2008 ...................................      94      78      54      36       7
September 2009 ...................................      92      71      44      25       5
September 2010 ...................................      90      65      36      18       3
September 2011 ...................................      87      60      29      13       2
September 2012 ...................................      84      54      24       9       1
September 2013 ...................................      82      49      19       6       1
September 2014 ...................................      78      45      15       4       *
September 2015 ...................................      75      40      12       3       *
September 2016 ...................................      71      36      10       2       *
September 2017 ...................................      67      32       8       1       *
September 2018 ...................................      63      28       6       1       *
September 2019 ...................................      58      24       5       1       *
September 2020 ...................................      54      21       4       *       *
September 2021 ...................................      48      18       3       *       *
September 2022 ...................................      42      15       2       *       *
September 2023 ...................................      36      12       1       *       *
September 2024 ...................................      30       9       1       *       *
September 2025 ...................................      23       6       1       *       *
September 2026 ...................................      15       4       *       *       *
September 2027 ...................................       7       2       *       *       *
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    21.4    15.9    11.5     9.6     7.2


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS NOTIONAL BALANCE OUTSTANDING

                                                                  CLASS X BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      99      98      95      92      90
September 2000 ...................................      98      93      84      75      68
September 2001 ...................................      97      86      70      55      44
September 2002 ...................................      96      80      57      40      28
September 2003 ...................................      94      74      47      28      17
September 2004 ...................................      93      69      39      21      11
September 2005 ...................................      92      64      32      15       7
September 2006 ...................................      90      59      26      11       4
September 2007 ...................................      88      54      21       8       3
September 2008 ...................................      86      50      18       5       2
September 2009 ...................................      84      46      14       4       1
September 2010 ...................................      82      42      12       3       1
September 2011 ...................................      80      38       9       2       *
September 2012 ...................................      77      35       8       1       *
September 2013 ...................................      75      32       6       1       *
September 2014 ...................................      72      29       5       1       *
September 2015 ...................................      69      26       4       *       *
September 2016 ...................................      65      23       3       *       *
September 2017 ...................................      62      20       2       *       *
September 2018 ...................................      58      18       2       *       *
September 2019 ...................................      54      16       2       *       *
September 2020 ...................................      49      14       1       *       *
September 2021 ...................................      44      11       1       *       *
September 2022 ...................................      39       9       1       *       *
September 2023 ...................................      33       8       *       *       *
September 2024 ...................................      27       6       *       *       *
September 2025 ...................................      21       4       *       *       *
September 2026 ...................................      14       3       *       *       *
September 2027 ...................................       6       1       *       *       *
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    20.0    11.6     6.1     4.1     3.3


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                     CLASS B-1, CLASS B-2 AND CLASS B-3 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      99      99      99      99      99
September 2000 ...................................      98      98      98      98      98
September 2001 ...................................      97      97      97      97      97
September 2002 ...................................      96      96      96      96      96
September 2003 ...................................      94      94      94      94      94
September 2004 ...................................      93      91      88      85      82
September 2005 ...................................      92      88      81      74      67
September 2006 ...................................      90      83      71      60      51
September 2007 ...................................      88      77      60      46      35
September 2008 ...................................      86      71      49      33      22
September 2009 ...................................      84      65      40      23      14
September 2010 ...................................      82      60      33      17       8
September 2011 ...................................      80      55      27      12       5
September 2012 ...................................      77      50      22       8       3
September 2013 ...................................      75      45      17       6       2
September 2014 ...................................      72      41      14       4       1
September 2015 ...................................      69      37      11       3       1
September 2016 ...................................      65      33       9       2       *
September 2017 ...................................      62      29       7       1       *
September 2018 ...................................      58      26       5       1       *
September 2019 ...................................      53      22       4       1       *
September 2020 ...................................      49      19       3       *       *
September 2021 ...................................      44      16       2       *       *
September 2022 ...................................      39      13       2       *       *
September 2023 ...................................      33      11       1       *       *
September 2024 ...................................      27       8       1       *       *
September 2025 ...................................      21       6       1       *       *
September 2026 ...................................      14       4       *       *       *
September 2027 ...................................       6       2       *       *       *
September 2028 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............    19.9    14.9    10.9     9.1     8.3


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                CLASS II-A-1 BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      96      94      92      90      86
September 2000 ...................................      92      87      79      71      62
September 2001 ...................................      87      77      64      51      37
September 2002 ...................................      82      68      51      36      22
September 2003 ...................................      77      60      40      25      12
September 2004 ...................................      71      52      31      17       7
September 2005 ...................................      65      45      24      12       4
September 2006 ...................................      59      38      18       8       2
September 2007 ...................................      52      31      14       5       1
September 2008 ...................................      44      25      10       3       1
September 2009 ...................................      36      19       7       2       *
September 2010 ...................................      28      14       5       1       *
September 2011 ...................................      19       9       3       1       *
September 2012 ...................................       9       4       1       *       *
September 2013 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.7     6.8     4.9     3.8     2.9


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                                 CLASS II-P BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      96      95      93      91      88
September 2000 ...................................      91      87      80      74      65
September 2001 ...................................      87      78      65      54      41
September 2002 ...................................      82      69      52      39      24
September 2003 ...................................      76      60      41      27      15
September 2004 ...................................      71      53      33      19       9
September 2005 ...................................      64      45      25      13       5
September 2006 ...................................      58      38      19       9       3
September 2007 ...................................      51      32      14       6       2
September 2008 ...................................      44      25      11       4       1
September 2009 ...................................      36      20       7       2       *
September 2010 ...................................      28      14       5       1       *
September 2011 ...................................      19       9       3       1       *
September 2012 ...................................       9       4       1       *       *
September 2013 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.6     6.8     5.0     3.9     3.1


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS NOTIONAL BALANCE OUTSTANDING

                                                               CLASS II-X-1 BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      96      94      92      89      86
September 2000 ...................................      92      87      79      71      62
September 2001 ...................................      87      77      64      52      38
September 2002 ...................................      82      69      51      37      23
September 2003 ...................................      77      60      41      26      14
September 2004 ...................................      71      53      32      19       8
September 2005 ...................................      65      45      25      13       5
September 2006 ...................................      59      38      19       9       3
September 2007 ...................................      52      32      14       6       2
September 2008 ...................................      44      25      10       4       1
September 2009 ...................................      36      20       7       2       *
September 2010 ...................................      27      14       5       1       *
September 2011 ...................................      18       9       3       1       *
September 2012 ...................................       8       4       1       *       *
September 2013 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.7     6.8     5.0     3.8     2.9


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS NOTIONAL BALANCE OUTSTANDING

                                                                CLASS II-X-2 BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      96      95      92      90      87
September 2000 ...................................      92      87      80      73      64
September 2001 ...................................      87      78      65      53      39
September 2002 ...................................      82      69      52      38      24
September 2003 ...................................      77      61      41      27      14
September 2004 ...................................      72      53      33      19       8
September 2005 ...................................      66      46      25      13       5
September 2006 ...................................      59      39      19       9       3
September 2007 ...................................      52      32      15       6       2
September 2008 ...................................      45      26      11       4       1
September 2009 ...................................      37      20       7       2       *
September 2010 ...................................      28      15       5       1       *
September 2011 ...................................      19       9       3       1       *
September 2012 ...................................      10       4       1       *       *
September 2013 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.8     6.9     5.0     3.9     3.0


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................      96      96      96      96      96
September 2000 ...................................      92      92      92      92      92
September 2001 ...................................      87      87      87      87      87
September 2002 ...................................      82      82      82      82      82
September 2003 ...................................      77      77      77      77      77
September 2004 ...................................      71      70      68      66      63
September 2005 ...................................      65      63      58      54      48
September 2006 ...................................      59      54      48      41      33
September 2007 ...................................      52      46      37      29      20
September 2008 ...................................      44      37      27      19      11
September 2009 ...................................      36      28      19      12       6
September 2010 ...................................      28      20      12       7       3
September 2011 ...................................      19      13       7       3       1
September 2012 ...................................       9       6       3       1       *
September 2013 ...................................       0       0       0       0       0
Weighted Average Life (in years)** ...............     8.7     8.2     7.6     7.2     6.7


*      Represents a percentage greater than 0% but less than 0.5%.

** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                              CLASS R-1 AND R-3 BONDS

PAYMENT DATE                                            0%     100%    275%    450%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................       0       0       0       0       0
Weighted Average Life (in years)* ................     0.1     0.1     0.1     0.1     0.1


* The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).


             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING


                                                                 CLASS R-2 BONDS

PAYMENT DATE                                            0%     100%    250%    400%    600%
------------                                           ---     ----    ----    ----    ----
Initial Percentage ...............................     100     100     100     100     100
September 1999 ...................................       0       0       0       0       0
Weighted Average Life (in years)* ................     0.1     0.1     0.1     0.1     0.1


* The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

YIELD ON THE CLASS P AND CLASS II-P BONDS

       The Class P and Class II-P Bonds will be "principal only" Bonds, will not bear interest and will be offered at a substantial discount to their respective initial Class Current Principal Balances. As indicated in the table below, a low rate of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class P and Class II-P Bonds.

       The significance of the effects of prepayments on the Class P and Class II-P Bonds is illustrated in the following tables entitled "Sensitivity of the Class P Bonds to Prepayments" and "Sensitivity of the Class II-P Bonds to Prepayments", which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of the applicable Bonds under different constant percentages of SPA. The yields of such Bonds set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that (i) in the case of the Class P Bonds, the purchase price of the Class P Bonds is approximately 70% of the initial Class Current Principal Balance of the Class P Bonds, (ii) the purchase price of the Class II-P Bonds is approximately 74.80% of the initial Class Current Principal Balance of the Class II-P Bonds and (iii) in either case, such Bonds are purchased on September 30, 1998.

       It is not likely that the Discount Mortgage Loans in Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B will prepay at a constant rate until maturity or that all such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans in Mortgage Loan Group 1, Sub-Group 2A and Sub-Group 2B will prepay at any of the rates shown in the applicable table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class P or Class II-P Bond and there can be no assurance that the pre-tax yield to an investor in the Class P or Class II-P Bonds will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class P or Class II-P Bond.

                 SENSITIVITY OF THE CLASS P BONDS TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                       % of SPA
                                                    -------------------------------------------
                                                        0%      100%    275%    450%    600%
                                                       ----    -----   -----   -----   ------
Pre-Tax Yields to Maturity .......................     1.97%   3.54%   6.76%   9.85%   12.29%

               SENSITIVITY OF THE CLASS II-P BONDS TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                       % of SPA
                                                    -------------------------------------------
                                                        0%      100%    275%    400%    600%
                                                       ----    -----   -----   -----   ------
Pre-Tax Yields to Maturity                             3.52%   4.56%   6.29%   8.08%   10.39%

       The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class P or Class II-P Bonds, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class P or Class II-P Bonds, as applicable, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class P or Class II-P Bonds, as applicable, and consequently does not purport to reflect the return on any investment in the Class P or Class II-P Bonds when such reinvestment rates are considered.

YIELD ON THE INTEREST ONLY BONDS

       The significance of the effects of prepayments on the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds is illustrated in the following tables entitled "Sensitivity of the Class A-5, Class A-10, and Class X Bonds to Prepayments" and "Sensitivity of the Class II-X-1 and Class II-X-2 Bonds to Prepayments", which show the pre-tax yield (on a corporate bond equivalent basis) to holders of such Bonds under different constant percentages of SPA. The yields of such Bonds set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase prices of the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds are approximately 18%, 1.3750%, 1%, 1.3750% and 1.10730%, respectively, of the related initial Class Notional Balance (plus accrued interest) and such Bonds are purchased on September 30, 1998.

       As indicated in the following tables, the yield to investors in the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds will be highly sensitive to the rate of principal payments (including prepayments) on (i) in the case of the Class A-5, Class A-10 and Class X Bonds, the Group 1 Mortgage Loans (especially, in the case of the Class X Bonds, those with high Net Rates),
(ii) in the case of the Class II-X-1 Bonds, the Sub-Group 2A Mortgage Loans (especially those with high Net Rates) and (iii) in the case of the Class II-X-2 Bonds, the Sub-Group 2B Mortgage Loans (especially those with high Net Rates), which, in each case, generally can be prepaid at any time without penalty. On the basis of the assumptions described above, the yield to maturity on the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds would be 0% if prepayments were to occur at a constant rate of approximately 944%, 545%, 1004%, 927% and 949% SPA, respectively.

       It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-5, Class A-10, Class X, Class II-X-1 or Class II-X-2 Bond and there can be no assurance that the pre-tax yield to an investor in the Class A-5, Class A-10, Class X, Class II-X-1 or Class II-X-2 Bonds will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-5, Class A-10, Class X, Class II-X-1 or Class II-X-2 Bond.

    SENSITIVITY OF THE CLASS A-5, CLASS A-10 AND CLASS X BONDS TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                       % of SPA
                                                    -------------------------------------------
                                                        0%      100%    275%    450%    600%
                                                       ----    -----   -----   -----   ------
Class A-5 Bonds ..................................     36.33%  22.50%  19.69%  19.69%  16.28%
Class A-10 Bonds .................................     39.26%  28.67%  20.67%  15.66%  (6.07)%
Class X Bonds ....................................     48.61%  44.00%  35.81%  27.45%  20.17%

      SENSITIVITY OF THE CLASS II-X-1 AND CLASS II-X-2 BONDS TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                       % of SPA
                                                    -------------------------------------------
                                                        0%      100%    250%    400%    600%
                                                       ----    -----   -----   -----   ------
Class II-X-1 Bonds ...............................     45.00%  40.44%  33.46%  26.33%  16.58%
Class II-X-2 Bonds ...............................     44.19%  39.77%  33.05%  26.18%  16.84%

       The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds, respectively, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Bonds indicated above, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds and consequently does not purport to reflect the return on any investment in the Class A-5, Class A-10, Class X, Class II-X-1 and Class II-X-2 Bonds when such reinvestment rates are considered.

YIELD ON THE CLASS A-7, CLASS A-11 AND CLASS A-22 BONDS

       The significance of the effects of prepayments and changes in LIBOR on the Class A-7, Class A-11 and Class A-22 Bonds is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Bonds under different constant percentages of SPA and constant levels of LIBOR. The yields of such Bonds set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that (i) on each LIBOR Determination Date, LIBOR will be at the level shown, (ii) the purchase prices of the Class A-7, Class A-11 and Class A-22 Bonds are approximately 98.50%, 99% and 90% of their initial respective Class Current Principal Balances (plus accrued interest), and (iii) such Bonds are purchased on September 30, 1998.

       The yield to investors in the Class A-7, Class A-11 and Class A-22 Bonds will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Group 1 Mortgage Loans, which in each case can be prepaid at any time without penalty.

       Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                       SENSITIVITY OF THE CLASS A-7 BONDS
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                % of SPA
                         --------------------------------------------------------
      LIBOR                   0%        100%       275%       450%       600%
------------------          ------     ------     ------     ------     ------
3.6500%                     17.57%     17.60%     17.71%     17.89%     18.03%
4.6500%                     13.47%     13.51%     13.64%     13.88%     14.06%
5.6500%                      9.41%      9.47%      9.62%      9.91%     10.14%
6.6500%                      5.41%      5.48%      5.65%      5.99%      6.26%
8.0000% and higher           0.10%      0.18%      0.36%      0.78%      1.11%

                       SENSITIVITY OF THE CLASS A-11 BONDS
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                % of SPA
                         --------------------------------------------------------
      LIBOR                   0%        100%       275%       450%       600%
------------------          ------     ------     ------     ------     ------
3.6500%                     17.47%     17.47%     17.54%     17.66%     17.72%
4.6500%                     13.39%     13.40%     13.50%     13.69%     13.79%
5.6500%                      9.36%      9.37%      9.51%      9.77%      9.90%
6.6500%                      5.37%      5.40%      5.56%      5.90%      6.07%
8.0000% and higher           0.08%      0.12%      0.30%      0.75%      0.96%

                       SENSITIVITY OF THE CLASS A-22 BONDS
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                                % of SPA
                         --------------------------------------------------------
      LIBOR                   0%        100%       275%       450%       600%
------------------          ------     ------     ------     ------     ------
3.6500%                     15.60%     15.61%     15.79%     16.44%     17.06%
4.6500%                     12.14%     12.16%     12.38%     13.08%     13.73%
5.6500%                      8.74%      8.77%      9.02%      9.77%     10.44%
6.6500%                      5.40%      5.43%      5.72%      6.50%      7.19%
8.2000% and higher           0.38%      0.42%      0.71%      1.53%      2.24%

       The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-7, Class A-11 and Class A-22 Bonds would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices of the Class A-7, Class A-11 and Class A-22 Bonds indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-7, Class A-11 and Class A-22 Bonds and consequently does not purport to reflect the return on any investment in the Class A-7, Class A-11 and Class A-22 Bonds when such reinvestment rates are considered.

YIELD ON THE PAC BONDS

       The Planned Balances of each Class of PAC Bonds on each Payment Date were calculated assuming that (i) the Mortgage Loans in Mortgage Loan Group 1 and the Group 1 Bonds have the characteristics described in the second paragraph under "Yield and Prepayment Considerations--Decrement Tables" herein as used for the computation of weighted average lives, (ii) (A) with respect to the PAC I Bonds, such Mortgage Loans are prepaid at any constant rate within the range of approximately 125% to approximately 500% SPA and (B) with respect to the PAC II Bonds, such Mortgage Loans are prepaid at a constant rate within the range of approximately 175% to approximately 275% SPA and (iii) the initial Class Current Principal Balances of the PAC I and PAC II Bonds are as set forth on the cover page hereof.

       It is extremely unlikely that the Mortgage Loans in Mortgage Loan Group 1 will prepay at a constant percentage of SPA. In addition, some or all of the other assumptions that are used in preparing the table in Annex B are unlikely to reflect actual experience. Accordingly, there is no assurance that the Class Current Principal Balance of any Class of PAC Bonds will conform on any Payment Date to the applicable level set forth in such table. In addition, if the Group 1 Senior P&I Optimal Principal Amount exceeds the amount necessary to pay the amounts necessary to reduce the PAC Bonds to their respective Planned Balances, on any Payment Date, the excess will be allocated on such Payment Date to payments in reduction of the Current Principal Balances of the Group 1 Bonds in accordance with the priorities described herein, and will not be retained for payment on subsequent Payment Dates. Accordingly, if principal prepayments on the Mortgage Loans in Mortgage Loan Group 1 do not occur at a constant rate within the applicable ranges in the case of the PAC I and PAC II Bonds, the amount available on subsequent Payment Dates for payment of each Class of the PAC Bonds may be less than the amounts necessary to reduce their Class Current Principal Balances to their Planned Balances for such Payment Dates, even if on average prepayments on the Mortgage Loans in Mortgage Loan Group 1 do occur at such a constant rate. Payments in reduction of the Class Current Principal Balance of any Class of PAC Bonds may reduce the Current Principal Balance of such Bonds to zero significantly earlier or later than the Payment Date specified herein.

YIELD ON THE TAC BONDS

       The Targeted Balances of each Class and Component of TAC Bonds on each Payment Date were calculated assuming that (i) the Mortgage Loans in Mortgage Loan Group 1 and the Group 1 Bonds have the characteristics described in the second paragraph under "Yield and Prepayment Considerations--Decrement Tables" herein as used for the computation of weighted average lives, (ii) such Mortgage Loans are prepaid at constant rate of 250% SPA and (iii) the initial Class Current Principal Balance and the initial Component Current Principal Balance of the TAC Bonds are as set forth on the cover page hereof.

       It is extremely unlikely that the Mortgage Loans in Mortgage Loan Group 1 will prepay at a constant percentage of SPA. In addition, some or all of the other assumptions that are used in preparing the table in Annex B are unlikely to reflect actual experience. Accordingly, there is no assurance that the Class Current Principal Balance or Component Current Principal Balance of any Class or Component of the TAC Bonds will conform on any Payment Date to the applicable level set forth in such table. If the Mortgage Loans in Mortgage Loan Group 1 prepay at rates that are generally below 250% of the SPA, the TAC Bonds will not be reduced to their Targeted Balances schedules and the weighted average lives of the TAC Bonds may be extended, perhaps significantly. If the Mortgage Loans in Mortgage Loan Group 1 prepay at rates that are generally above 250% of the SPA, the weighted average lives of the TAC Bonds may be shortened, perhaps significantly. In addition, if the Group 1 Senior P&I Optimal Principal Amount exceeds the amount necessary to pay the amounts necessary to reduce the TAC Bonds to their respective Targeted

Balances, on any Payment Date, the excess will be allocated on such Payment Date to payments in reduction of the Class Current Principal Balances of the Group 1 Bonds in accordance with the priorities described herein, and will not be retained for payment on subsequent Payment Dates. Accordingly, if principal prepayments on the Mortgage Loans in Mortgage Loan Group 1 do not occur at a constant rate of 250% SPA, the amount available on subsequent Payment Dates for payment of each Class or Component of the TAC Bonds may be less than the amounts necessary to reduce their Class Current Principal Balance or Component Current Principal Balance to their Targeted Balances for such Payment Dates, even if on average prepayments on the Mortgage Loans in Mortgage Loan Group 1 do occur at such a constant rate. Payments in reduction of the Class Current Principal Balance or Component Current Principal Balance of any Class of TAC Bonds may reduce the Current Principal Balance or Component Current Principal Balance of such TAC Bonds to zero significantly earlier or later than the Payment Date specified herein.

                                   INDENTURE

GENERAL

       The Bonds will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture. The Offered Bonds will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee will provide a prospective or actual Bondholder, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to the Corporate Trust Office of the Indenture Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670 (the "CORPORATE TRUST OFFICE").

INDENTURE EVENT OF DEFAULT

       Under the Indenture, an Indenture Event of Default will not occur solely by reason of the allocation of Realized Losses to any Class of Subordinate Bonds or the Principal Balance of any Class of Subordinate Bonds being reduced to zero by reason of the allocation thereto of Realized Losses or by failure to pay the amount of accrued interest on any Class of the Subordinate Bonds or the Subordinate Optimal Principal Amount for the Subordinate Bonds of any Bond Group on any Payment Date as long as all Available Funds are paid on the Bonds on such Payment Date. In addition, an Indenture Event of Default will not occur solely by the failure to pay the amount of accrued interest on the Senior Bonds or the Senior P&I Optimal Principal Payment Amount for the Senior Bonds of any Bond Group, on any Payment Date, or by the allocation of any Realized Losses on any Payment Date, so long as all Available Funds are paid on the Bonds on such Payment Date. For purposes of determining whether an Indenture Event of Default occurs under the Indenture, a default in the payment of principal of any Bonds, or a default for five days or more in the payment of interest on any Bond will occur only if all Available Funds for such Payment Date were not paid on the Bonds as required by the Indenture. For purposes of determining whether an Event of Default has occurred, the Stated Maturity Date of each Class of Bonds shall be deemed to be the Payment Date occurring in November 2028.

       For a description of payments on the Bonds after an acceleration of the Bonds following the occurrence of an Indenture Event of Default, see "Description of the Bonds--Payments on the Bonds--Acceleration of the Bonds" herein.

REPORTS TO BONDHOLDERS

       On each Payment Date, a written report will be provided to each holder of Bonds setting forth certain information with respect to the composition of the payment being made, the Class Current Principal Balance or Class Notional Balance represented by an individual Bond following the payment and certain other information relating to the Bonds and the Mortgage Loans.

                        POOLING AND SERVICING AGREEMENT

GENERAL

       The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be subject to amendment without the consent of the Certificateholders in certain circumstances. The Certificate Trustee will provide a prospective or actual Bondholder, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Corporate Trust Office of the Certificate Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670.

SERVICING

       The Mortgage Loans will be serviced by the Sub-Servicers, under the supervision of the Master Servicer, in accordance with the provisions of the applicable Sub-Servicing Agreements.

       Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Sub-Servicers, except as described under "--Servicing Compensation, Compensating Interest and Payment of Expenses" and "--Monthly Advances" below. If a Sub-Servicer fails to fulfill its obligations under the applicable Sub-Servicing Agreement and such failure results in a material breach, the Master Servicer shall be entitled, for and on behalf of the Certificateholders, to terminate such Sub-Servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in such Sub-Servicing Agreement.

ASSIGNMENT OF MORTGAGE LOANS

       The Issuer will cause the Mortgage Loans, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-off Date to be assigned to the Certificate Trustee. The Certificate Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to or upon the order of the Issuer. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include, among other things, information as of the close of business on the Cut-off Date as to the principal balance of each Mortgage Loan, the Mortgage Rate and the maturity of each Mortgage Note, the Sub-Servicing Fee, whether a Primary Mortgage Insurance Policy has been obtained for each Mortgage Loan, and the original value of each Mortgaged Property.

       In addition, BSMCC will, as to each Mortgage Loan, deliver or cause to be delivered to the Master Servicer, as the custodian for the Certificate Trustee (the "CUSTODIAN"), the original Mortgage Note, endorsed without recourse to the order of the Certificate Trustee and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Certificate Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Certificate Trustee of the Mortgage; all intervening assignments of the Mortgage available to BSMCC, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; originals of all available assumption and modification agreements, if applicable (collectively, the "MORTGAGE FILE"); provided, however, that in lieu of the foregoing, BSMCC may deliver certain other documents under the circumstances set forth in the Purchase Agreement. In particular, with respect to approximately 17 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $5,796,277 as of the Cut-off Date, BSMCC will not deliver original mortgage notes but will provide lost note affidavits in lieu thereof. BSMCC will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

       The Custodian will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Custodian after the Closing Date, if received by the Certificate Trustee after the initial 45-day period, promptly after its deliver to the Custodian). If, as a result of its review, the Custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "MATERIAL DEFECT"), the Custodian shall notify BSMCC and the Certificate Trustee of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian of the Material Defect and if BSMCC does not correct or cure such Material

Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 180 days of the date of notice, provide the Custodian with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price. The foregoing repurchase obligation shall not apply in the event that BSMCC cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that BSMCC shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Custodian shall be effected by BSMCC within 30 days after its receipt of the original recorded document.

       The Custodian also will review the Mortgage Files within 180 days after the Closing Date. If the Custodian discovers a Material Defect, the Custodian shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 120 days after the date of notice, provide the Custodian with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

       Notwithstanding the foregoing, if a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the Closing Date, would have prevented the Mortgage Loan from being eligible to be included in a REMIC, BSMCC shall within 90 days after the date such defect is discovered purchase such Mortgage Loan at the applicable Repurchase Price, unless BSMCC delivers to the Custodian and the Certificate Trustee an opinion of counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of each of REMIC I, REMIC II and REMIC III as a REMIC for federal income tax purposes.

       The "REPURCHASE PRICE" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase and (ii) all advances (excluding Monthly Advances) relating to such Mortgage Loan.

       As of any time of determination, the "OUTSTANDING PRINCIPAL BALANCE" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the related Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the applicable Trust, less any insurance proceeds with respect thereto to the extent such proceeds are applied to principal.

SUBSTITUTION OF MORTGAGE LOANS

       BSMCC may, at its option, substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property within two years after such Closing Date. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and must be a "qualified replacement mortgage" for purposes of the REMIC Regulations (as defined herein).

REPRESENTATIONS AND WARRANTIES

       In the Purchase Agreement pursuant to which CCC purchased the Mortgage Loans from BSMCC, BSMCC made certain representations and warranties to CCC concerning the Mortgage Loans. CCC will assign to the Issuer all of its right, title and interest in such Purchase Agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties and the Issuer will, in turn, assign such right, title and interest to the Certificate Trustee. The representations and warranties of BSMCC include, among other things, that as of the Closing Date or such other date as may be specified below:

              (i) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-off Date;

              (ii) The related Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related promissory note or other evidence of indebtedness with respect to the related Mortgage Loan (the "MORTGAGE NOTE"), free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to certain permitted exceptions;

              (iii) The Mortgage Loan has not been delinquent thirty (30) days or more on more than one occasion during the 12 months preceding the Cut-off Date. As of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan (except for payment defaults of not more than 30 days); and BSMCC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the related mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

              (iv) There are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property;

              (v) The related Mortgage Note and Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related Mortgage Note and Mortgage, or the exercise of any right thereunder, render the related Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

              (vi) The related Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

              (vii) Immediately prior to the transfer and assignment to CCC, the related Mortgage Note and Mortgage were not subject to an assignment or pledge, and BSMCC had good and marketable title to and was the sole owner of, and had full right to transfer and sell, the Mortgage Loan to CCC free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

              (viii) There is no default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither BSMCC nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

              (ix) There are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

              (x) All improvements subject to the related Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and noted on the appraisal, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

              (xi) The Mortgaged Property at origination of the Mortgage Loan was and currently is free of material damage and waste or any such damage and waste is adequately covered by an insurance policy, and at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation thereof; and

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              (xii) The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or, with the exception of one Mortgage Loan, the excess over 80.00% is insured as to payments defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80.00%.

       Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

       Upon discovery or receipt of notice by BSMCC, the Issuer, the Master Servicer or the Certificate Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificate Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by BSMCC, or the date BSMCC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), BSMCC will (i) cure such breach in all material respects, (ii) purchase or cause to be purchased the affected Mortgage Loan at the applicable Repurchase Price or
(iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of BSMCC to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Issuer's, Certificate Trustee's and the Certificateholders' sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

       Each Sub-Servicer shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement. Consistent with the foregoing, a Sub-Servicer may in its discretion (i) waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event a Sub-Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, such Sub-Servicer shall nonetheless continue to make advances through liquidation of the Mortgaged Property as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the related Sub-Servicer to advance shall apply only to the extent that such Sub-Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

       If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and a Sub-Servicer or its designee has knowledge thereof, such Sub-Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Sub-Servicer may enter into, or cause to be entered into, an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The applicable Sub-Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which a Sub-Servicer may be unable to enforce, or cause to be enforced, due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions " in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

       Each Sub-Servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account", one or more accounts (each, a "SERVICING ACCOUNT"), each of which generally must satisfy the criteria for Protected Accounts as described in "--Protected Accounts" below. Each Sub-Servicer will deposit and retain therein all collections from the applicable Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items as agent of the Mortgagors as provided in the applicable Sub-Servicing Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Withdrawals of amounts from the Servicing Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the applicable Sub-Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Pooling and Servicing Agreement.

       For each Mortgage Loan which as of the Cut-off Date was covered by a primary mortgage insurance policy (each, a "PRIMARY MORTGAGE INSURANCE POLICY"), the applicable Sub-Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the applicable Sub-Servicing Agreement, at least until such excess has been eliminated. Pursuant to applicable state law, a Sub-Servicer may permit the Primary Mortgage Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Bonds to be downgraded or withdrawn.

       The Master Servicer and each Sub-Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts as required under the Pooling and Servicing Agreement or the applicable Sub-Servicing Agreements.

HAZARD INSURANCE

       Each Sub-Servicer will maintain and keep, with respect to each Mortgage Loan for which it is acting as Sub-Servicer, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiple policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly payments to Bondholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of a Sub-Servicer to reimbursement for such costs incurred will be prior to the right of Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

       In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Unless required under applicable law or regulations, no earthquake or additional insurance will be maintained in respect of a Mortgaged Property.

       Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

       Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

       Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the applicable Sub-Servicer will cause flood insurance, to the extent available and in accordance with industry practices, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

       Each Sub-Servicer, on behalf of the Certificate Trustee and Bondholders, will present, or cause to be presented, claims to the insurer under any applicable Primary Mortgage Insurance Policy or hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

       Each Sub-Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing such Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. A Sub-Servicer will service, or cause to be serviced, the property acquired by a Trust through foreclosure or deed in lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on each Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of three or more consecutive scheduled payments (a "DEFAULTED MORTGAGE LOAN"); provided, however, that a Sub-Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Bondholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

       Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by or on behalf of a Sub-Servicer, no insurance payments will result in a recovery to Bondholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

       The applicable Sub-Servicer will be entitled to a fee (the "SUB-SERVICING FEE") which will generally be 0.20% per annum of the Outstanding Principal Balance of each Mortgage Loan serviced by Cendant and will be 0.25% per annum of the Outstanding Principal Balance of each Mortgage Loan serviced by WMBFA and NCM, in each case payable from full payments of accrued interest on each such Mortgage Loan, as compensation for its activities under the related Sub-Servicing Agreement. Any Cendant Sub-Servicing Fee in excess of 0.20% will be set aside to pay for lender-funded Primary Mortgage Insurance Policy premiums and will not be treated as servicing compensation to Cendant and will not be available to make Compensating Interest Payments as described below.

       Interest Shortfalls on Mortgage Loans sub-serviced by Cendant or WMBFA resulting from prepayments in full or in part in the related Prepayment Period will be offset by the applicable Sub-Servicer on the Payment Date in the following calendar month to the extent such Interest Shortfalls do not exceed the related Sub-Servicing Fees in connection with such Payment Date. NCM will be obligated to remit to the Master Servicer on each Sub-Servicer Remittance Date any Interest Shortfalls on Mortgage Loans sub-serviced by NCM resulting from prepayments in full or in part, other than voluntary prepayments in full, in the preceding Prepayment Period. The Master Servicer will be obligated to remit to the Master Servicer Collection Account, for deposit in the Certificate Account on the next succeeding Payment Date, the amount of any Interest Shortfalls on Mortgage Loans sub-serviced by NCM resulting from voluntary prepayments in full in the related Prepayment Period. Any amounts required to be offset or paid by a Sub-Servicer with respect to Interest Shortfalls resulting from voluntary prepayment in full, as described above, and not so offset or paid by such Sub-Servicer will be paid by the Master Servicer, to the extent the aggregate of such amounts does not exceed the compensation payable to the Master Servicer for the applicable Payment Date, through a reduction in the amount of such compensation. The amounts offset by Cendant and WMBFA against and the amounts paid by NCM and the Master Servicer with respect to Interest Shortfalls as described above are referred to herein as "COMPENSATING INTEREST PAYMENTS". The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "NET INTEREST SHORTFALLS". No Sub-Servicer will be required to make Compensating Interest Payments with respect to Interest Shortfalls relating to Mortgage Loans of any other Sub-Servicer.

       In addition to the primary compensation described above, each Sub-Servicer will retain, with respect to each Mortgage Loan for which it acts as Sub-Servicer, all prepayment charges, if any, all assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. Each Sub-Servicer will also be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan it services, any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Pooling and Servicing Agreement.

       Each Sub-Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). The Master Servicer will pay the Certificate Trustee and the Indenture Trustee the fees to which they are entitled.

       In the event a successor Certificate Trustee is appointed by the Bondholders pursuant to the Pooling and Servicing Agreement, that portion, if any, of the successor Certificate Trustee's fees which exceeds the Certificate Trustee's fees established at the time of issuance of the Bonds will be borne by the Bondholders.

PROTECTED ACCOUNTS

       Each Sub-Servicer will establish and maintain an account or accounts (collectively, with respect to each Sub-Servicer, the "PROTECTED ACCOUNT") into which it will deposit, or cause to be deposited, within two Business Days after receipt all collections of principal and interest on any Mortgage Loan, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any such Mortgage Loans repurchased, and advances made from such Sub-Servicer's own funds (less servicing compensation as permitted above). Each Protected Account must be maintained in accordance with the terms of the applicable Sub-Servicing Agreement, which generally require that (i) Protected Accounts must be (a) established with depository institutions whose short term debt obligations or deposit ratings are in one of the two highest rating categories of Standard & Poor's Ratings Services, Moody's, Fitch and Duff & Phelps Credit Rating Company or (b) whose deposits are fully insured by the FDIC or the National Credit Union Share Insurance Fund (the "NCUSIF"); (ii) if such Protected Account is not maintained with a depository institution as described in clause (i)(a) above, deposits in such Protected Account must be fully insured by the FDIC or the NCUSIF or, to the extent not so insured, invested in certain investments permitted by the applicable Sub-Servicing Agreement ("PERMITTED INVESTMENTS") or remitted to the Master Servicer. In addition, the Master Servicer may permit a Sub-

Servicer to establish a Protected Account not conforming to the foregoing requirements to the extent that such Protected Account meets the requirements of each of the Rating Agencies for the maintenance of the ratings on the Bonds.

       Each Sub-Servicer may, from time to time, make withdrawals from its Protected Account for the following purposes:

       (i) to make payments to the Master Servicer as described below;

       (ii) to reimburse itself for Monthly Advances, such Sub-Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Sub-Servicing Fees) of principal and/or interest respecting which any such advance was made;

       (iii) to reimburse itself for unreimbursed advances (including Monthly Advances) and any such unpaid Servicing Fees, such Sub-Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to liquidation proceeds, condemnation proceeds and insurance proceeds related to such Mortgage Loan;

       (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Protected Account and (b) the applicable Sub-Servicing Fee from that portion of any payment or recovery which represents interest with respect to a particular Mortgage Loan;

       (v) to pay to itself with respect to each Mortgage Loan that has been repurchased by such Sub-Servicer pursuant to the applicable Sub-Servicing Agreement all amounts received thereon and not distributed (or proposed to be included in the Repurchase Price) as of the date on which the related Repurchase Price is determined;

       (vi) to remove funds inadvertently placed in the Protected Account in error by such Sub-Servicer;

       (vii) to clear and terminate the Protected Account.

       On the 18th day of each month, or if such day is not a Business Day, the preceding Business Day (each a "SUB-SERVICER REMITTANCE DATE"), each Sub-Servicer shall withdraw from the related Protected Account and any other permitted accounts and shall remit to the Master Servicer, for deposit into an account (the "MASTER SERVICER COLLECTION ACCOUNT"), amounts on deposit in such Sub-Servicer's Protected Account (excluding principal of or interest on the Mortgage Loans due on or before the Cut-off Date and amounts permitted to be retained by such Sub-Servicer as described above or as otherwise permitted by the related Sub-Servicing Agreement), which will be generally equal to:

       (i) Scheduled payments on the related Mortgage Loans received or advanced by the related Sub-Servicer which were due on the related Due Date, net of the portions of the Sub-Servicing Fee due the related Sub-Servicer that exceeds the related Compensating Interest Payments;

       (ii) Full principal prepayments and any Liquidation Proceeds received by or on behalf of the Sub-Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the Sub-Servicing Fee due the related Sub-Servicer that exceeds the related Compensating Interest Payments; and

       (iii) Partial prepayments of principal received by or on behalf of the Sub-Servicer for such Mortgage Loans in the related Prepayment Period.

Notwithstanding the foregoing, NCM will be obligated to remit to the Master Servicer on a daily basis any voluntary principal prepayments in full with respect to the Mortgage Loans sub-serviced by NCM.

       The Master Servicer Collection Account shall be an Eligible Account. An "ELIGIBLE ACCOUNT" is either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Certificate Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Certificate Trustee and the Rating Agencies. Eligible Accounts may bear interest.

       As its compensation (the ""), the Master Servicer shall be entitled to receive all investment earnings on amounts in the Master Servicer Collection Account and the Certificate Account and, in the case of the NCM Mortgage Loans, all interest paid by the related Mortgagors in connection with voluntary prepayments in full received during the first 17 days of any month. On or before each Payment Date, the Master Servicer shall withdraw from the Master Servicer Collection Account and remit to the Certificate Trustee for deposit in the Certificate Account all amounts in the Master Servicer Collection Account, net of the Master Servicer Compensation and other amounts permitted to be withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement.

CERTIFICATE ACCOUNT

       The Certificate Trustee shall establish and maintain in the name of the Certificate Trustee, for the benefit of the Certificateholders, an account (the "CERTIFICATE ACCOUNT") as an Eligible Account. The Certificate Account shall have two separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Certificate Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

              (i) Any amounts withdrawn from a Protected Account, the Master Servicing Collection Account or other permitted account;

              (ii) Any Monthly Advance and Compensating Interest Payments;

              (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in a Protected Account or other permitted account;

              (iv) The Repurchase Price with respect to any Mortgage Loans or REO Property repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

              (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

              (vi) Any other amounts received by or on behalf of the Master Servicer, a Sub-Servicer or the Certificate Trustee and required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement.

       All amounts deposited to the Certificate Account shall be held by the Certificate Trustee in the name of the Certificate Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement, subject to the right of the Master Servicer to require the Certificate Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested, in the name of the Certificate Trustee, in such Permitted Investments as the Certificate Trustee may select or deposited in demand deposits with such depository institutions as selected by the Certificate Trustee, provided that time deposits of such depository institutions would be a Permitted Investment.

       The Certificate Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes:

              (i) to reimburse the Master Servicer or the related Sub-Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or related Sub-Servicer to reimbursement pursuant to this subclause (1) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

              (ii) to reimburse the Master Servicer or the related Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the related Sub-Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

              (iii) to reimburse the Master Servicer or the related Sub-Servicer to the extent permitted by the Pooling and Servicing Agreement or the related Sub-Servicing Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or related Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

              (iv) to pay the related Sub-Servicer to the extent permitted by the Pooling and Servicing Agreement or the related Sub-Servicing Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which such Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

              (v) to pay the related Sub-Servicer to the extent permitted by the Pooling and Servicing Agreement or the related Sub-Servicing Agreement from the Repurchase Price for any Mortgage Loan, the amount which such Sub-Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

              (vi) to reimburse the Master Servicer or the related Sub-Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

              (vii) to pay the related Sub-Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

              (viii) to reimburse the Master Servicer or the related Sub-Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Payment Date, if such Monthly Advance or advance has not been reimbursed pursuant to subclauses (i) and (vi) above;

              (ix) to pay the related Sub-Servicer servicing compensation as set forth above;

              (x) to reimburse the Master Servicer, a Sub-Servicer or the Certificate Trustee for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Pooling and Servicing Agreement, which, if not specifically allocable to a particular Mortgage Loan Group, shall be allocated to each subaccount, pro rata, based on the Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups;

              (xi) to pay to the related Sub-Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

              (xii) to reimburse a Sub-Servicer for any amounts to which it is entitled to reimbursement under the terms of its Sub-Servicing Agreement;

              (xiii) to clear and terminate the Certificate Account; and

              (xiv) to remove amounts deposited in error.

Amounts to be paid or reimbursed to a Sub-Servicer as described above will only be paid or reimbursed to such Sub-Servicer to the extent such amounts were not previously retained by such Sub-Servicer as described under "--Protected Accounts" above.

       On each Payment Date, Available Funds for such Payment Date will be transferred from the Certificate Account to the Collection Account as distributions on the Certificates, and the amount payable to the Bondholders on such Payment Date shall be paid by the Indenture Trustee from amounts on deposit in the Collection Account in accordance with the provisions set forth under "Description of the Bonds--Payments on the Bonds" herein.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

       The Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Certificate Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Pooling and Servicing Agreement. The Master Servicer, however, has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the rating of the Bonds in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation
(i) is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) is reasonably satisfactory to the Certificate Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Certificate Trustee an agreement, in form and substance reasonably satisfactory to the Certificate Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement.

       The Pooling and Servicing Agreement will further provide that neither the Master Servicer, any Sub-Servicer nor any of their directors, officers, employees and agents shall be under any liability to the Certificate Trustee, a Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any Sub-Servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer and each Sub-Servicer and its directors, officers, employees and agents are entitled to indemnification from each Trust and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to its failure to perform its duties in strict compliance with the Pooling and Servicing Agreement (except as otherwise reimbursable under the Pooling and Servicing Agreement) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties. In addition, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor any Sub-Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer and the Sub-Servicers may, however, in their discretion, with the consent of the Certificate Trustee, undertake any such action which they may deem necessary or desirable in respect of the Pooling and Servicing Agreement or the applicable Sub-Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the applicable Trust, and the Master Servicer and the Sub-Servicers will be entitled to be reimbursed therefor from the related Protected Account, the Master Servicer Collection Account or the Certificate Account. Any such indemnification or reimbursement to the Master Servicer or the Sub-Servicers which is not specifically related to a Mortgage Loan Group shall be charged against the subaccounts of the Certificate Account pro rata based upon the respective Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups.

       Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

       "Events of Default" under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Certificate Trustee or to the Master Servicer and the Certificate Trustee by the Indenture Trustee as the sole Certificateholder, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions permitting such assignment or delegation under the Pooling and Servicing Agreement.

       In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Certificate Trustee or the Indenture Trustee as the sole Certificateholder may in each case by notice in writing to the Master Servicer (and to the Certificate Trustee if given by the Indenture Trustee as sole Certificateholder), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement, automatically and without further action pass to and be vested in the Certificate Trustee.

       Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Certificate Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Certificate Trustee (i) shall be under no obligation to repurchase any Mortgage Loan (nor will the Master Servicer at any time have such an obligation) and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Certificate Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer prior to the date of termination. Notwithstanding the above, the Certificate Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to such Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Certificate Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Certificate Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Certificate Trustee as provided above, and that such successor shall undertake and assume the obligations of the Certificate Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.

MONTHLY ADVANCES

       If the scheduled payment on an a Mortgage Loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Sub-Servicer will remit to the Master Servicer for deposit in the Master Servicer Collection Account on the applicable Sub-Servicer Remittance Date an amount equal to such deficiency, net of the related Sub-Servicing Fee, except to the extent the applicable Sub-Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. On each Payment Date, the Master Servicer will be obligated to make any unpaid Monthly Advance, required to be made by a Sub-Servicer but which such Sub-Servicer fails to make, except to the extent that the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances by each Sub-Servicer, or upon the failure of a Sub-Servicer to make such advances, by the Master Servicer, will be made through liquidation of the related Mortgaged Property. If applicable, on the Business Day preceding each Payment Date, the Master Servicer shall present an officer's certificate to the Certificate Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Failure by a Master Servicer to deposit in the Certificate Account any advance required to be deposited by such Master Servicer under the Pooling and Servicing Agreement, which failure goes unremedied for two Business Days, would constitute an Event of Default with respect to such Master Servicer as discussed under "--Events of Default" above.

TERMINATION

       The obligations of the Master Servicer and the Certificate Trustee created by the Pooling and Servicing Agreement will terminate upon the later of
(i) the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the distribution to Certificateholders of all amounts required to be distributed on the Certificates pursuant to such Pooling and Servicing Agreement.

       On any Payment Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans in any Mortgage Loan Group is less than 5% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans in such Mortgage Loan Group, BSMCC or its designee may repurchase from the applicable Trust all Mortgage Loans in such Mortgage Loan Group remaining outstanding and any REO Property remaining in such Trust relating to such Mortgage Loan Group at the applicable Redemption Price. If on any Payment Date BSMCC or its designee has not exercised such option and the aggregate outstanding principal balance of the Mortgage Loans in any Mortgage Loan Group is equal to or less than 2.5% of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Loan Group as of the Cut-off Date, the Master Servicer shall also have such option. Any such repurchase will result in the retirement of the related Group of Bonds (except that all Residual Bonds will remain outstanding until all other Bonds are retired). A Trust may also be terminated and the related Bonds retired on any Payment Date upon the Issuer's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of the related REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

THE CERTIFICATE TRUSTEE

       The Certificate Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Certificate Trustee. The Master Servicer may also remove the Certificate Trustee if the Certificate Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Certificate Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Certificate Trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor Certificate Trustee. The Certificate Trustee may also be removed at any time by the Indenture Trustee as the sole Certificateholder. Any resignation or removal of the Certificate Trustee and appointment of a successor Certificate Trustee will not become effective until acceptance of the appointment by the successor Certificate Trustee.

                           SPECIAL TAX CONSIDERATIONS

RESIDUAL BONDHOLDERS

       THE CLASS R-1, CLASS R-2 AND CLASS R-3 BONDS, WHICH REPRESENT THE RESIDUAL INTEREST IN REMIC 1, REMIC 2 AND REMIC 3, RESPECTIVELY, MAY EXPERIENCE A HIGHLY NEGATIVE AFTER-TAX RETURN. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AND CONSIDER THE AFTER-TAX EFFECT OF OWNERSHIP OF A RESIDUAL BOND AND THE SUITABILITY OF THE RESIDUAL BONDS TO THEIR INVESTMENT OBJECTIVES.

       Holders of Class R-1, Class R-2 and Class R-3 Bonds will be treated as owners of the "residual interest" in REMIC 1, REMIC 2 and REMIC 3, respectively, for federal income tax purposes. Accordingly, Residual Bondholders will not be treated as holders of debt instruments for such purposes, and their taxable income will not be computed with reference to the stated interest or amortization of premium on the Residual Bonds, but rather will be computed as described in "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Taxable income to Residual Bondholders may exceed principal and interest payments received by such Bondholders with respect to their Residual Bonds for the corresponding period, which would result in a highly negative after-tax return for such period. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Consequently, such Bondholders should have other sources of funds sufficient to pay any federal or state income taxes due as a result of ownership of the Residual Bonds.

       Each of REMIC 1, REMIC 2 and REMIC 3 may generate income, a portion of which will be treated as "excess inclusion" income. Excess inclusion income (a) is taxable to a tax-exempt Class R-1, Class R-2 or Class R-3 Bondholder, respectively, as unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30% (regardless of any statutory of treaty exemptions or rate reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of Residual Bondholders. Furthermore, Residual Bondholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of REMIC 1, REMIC 2 or REMIC 3, as applicable, for purposes of determining their taxable income and alternative minimum taxable income. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds--Restrictions on Transfer of a Residual Bond" in the Prospectus.

       Prospective purchasers of Residual Bonds should be aware that the REMIC Regulations provide that the transfer of noneconomic residual interests to United States persons may be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment and collection of tax. For purposes of the REMIC Regulations, a residual interest is considered to be a noneconomic residual interest if, at the time of transfer, either (a) the present value of the expected payments is less than the present value of the expected tax on the excess inclusions or (b) the transferee is not to receive cash payments at or after the time that tax accrues on the anticipated excess inclusions in an amount sufficient to pay the accrued tax. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. If a transfer of a Residual Bond is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from

REMIC 1, REMIC 2 or REMIC 3, as applicable. A significant purpose to impede the assessment or collection of tax will exist if the transferor fails to establish that it neither knew nor should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of such REMIC. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. It is expected that the Class R-3 Bonds would be treated as noneconomic residual interests for purposes of the REMIC Regulations on the Closing Date. Each Class R-3 Bondholder considering the transfer of such Bond to a United States person (i.e., a citizen or resident of the United States, a domestic corporation, partnership, estate or trust) should consult with its tax advisor to determine whether (a) the Class R-3 Bond to be transferred would be considered to be a noneconomic residual interest at the time of the transfer thereof and (b) any significant purpose of the transfer is to impede the collection and assessment of tax within the meaning of the REMIC Regulations.

       The REMIC Regulations also provide that the transfer of a residual interest to a foreign person will be disregarded if the residual interest has tax avoidance potential (is a "TAPRI") and the income derived from the residual interest is not effectively connected with the conduct of a United States trade or business. A Residual Bond will be deemed to have tax avoidance potential under the REMIC Regulations unless, at the time of the transfer, the transferor reasonably expects that the applicable REMIC will pay to the transferee amounts that are sufficient to pay the tax on the excess inclusion accruing during each calendar year with respect to the related residual interest not later than the close of the calendar year following the calendar year of accrual. Moreover, if a foreign person transfers a Residual Bond to a United States person and otherwise would avoid withholding tax on accrued excess inclusion income, the transfer will be disregarded for tax purposes and payments with respect to the Residual Bond will continue to be subject to 30% withholding as though the foreign person still owned the Residual Bond. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds--Restrictions on Transfer of a Residual Bond" in the Prospectus. It is expected that the Class R-3 Bonds would be treated as TAPRIs for purposes of the REMIC Regulations on the Closing Date. A Class R-3 Bondholder should consult with its tax counsel, before transferring the Class R-3 Bond to a foreign person, to determine whether the Class R-3 Bond would be considered a TAPRI under the REMIC Regulations at the time of the proposed transfer. A transferee that is a foreign person will be required to deliver to the Indenture Trustee certain certifications (and to satisfy certain other conditions) in connection with the transfer of the Class R-3 Bond.

       The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the Internal Revenue Service to be so treated.

REGULAR BONDHOLDERS

       Under section 166 of the Code, both corporate holders of the Subordinate Bonds and noncorporate holders that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Subordinate Bonds become wholly or partially worthless as the result of one or more Realized Losses. However, a noncorporate holder that does not acquire a Subordinate Bond in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Subordinate Bond becomes wholly worthless, and the loss will be characterized as a short-term capital loss.

       Each holder of a Subordinate Bond will be required to accrue interest and original issue discount income ("CURRENT Income") with respect to such Bond without giving effect to any reduction in payments attributable to a default or delinquency on the Mortgage Loans until a related Realized Loss is allocated to such Bond or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of Current Income reported in any period by the holder of a Subordinate Bond could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Subordinate Bond eventually will recognize a loss or a reduction in income attributable to previously included Current Income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing of such loss or reduction in income. Accordingly, holders of the Subordinate Bonds should consult their own tax advisors with respect to the federal income tax consequences of Realized Losses on Current Income.

       The Indenture Trustee intends to adjust the accrual of Current Income on the Subordinate Bonds in a manner that it believes to be appropriate to take account of Realized Losses. However, there can be no assurance that the Internal Revenue Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of the Subordinate Bonds.

NON-U.S. HOLDERS

       Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Non-U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.


                  RESTRICTIONS ON PURCHASE AND TRANSFER OF THE
                                 RESIDUAL BONDS

       The Residual Bonds are not offered for sale to any investor that is (a) a "disqualified organization" as described in "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual
Bonds--Restrictions on Transfer of a Residual Bond" in the Prospectus or (b) a Plan or a Plan Investor.

       A Residual Bond may not be transferred except in compliance with the restrictions on transfer set forth in the Indenture. As a prerequisite to any such transfer, the proposed transferee must provide the Indenture Trustee with
(a) a transferee affidavit and agreement to the effect that the transferee is not a disqualified organization or a Non-U.S. Person, (b) one or more investor representation letters to the effect that the transferee is not a Plan Investor described in or subject to the Plan Asset Regulations (as defined herein), and that the proposed transferee either is not an insurance company or is an insurance company and that none of the funds used by it in connection with its purchase of the Residual Bonds will constitute "plan assets" as defined in the Plan Asset Regulations, and (c) a certificate, signed by transferor, stating that the purpose of the proposed transfer is not to impede the assessment or collection of taxes, confirming its investigation of the transferee and absence of actual knowledge on the part of the transferor that the proposed transferee is a disqualified organization or a Non-U.S. Person. A "NON-U.S. PERSON" is a person other than (a) a citizen or resident of the United States, (b) a corporation or partnership entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except, in the case of a partnership, as otherwise provided by Treasury regulations), (c) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (d) a trust whose administration is subject to the primary supervision of a United States Court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the fulfillment of the prerequisites described above, the Indenture Trustee may withhold registration of a proposed transfer if it has actual knowledge that the proposed transferee is a Non-U.S. Person or a disqualified organization. A transfer in violation of the restrictions set forth herein may subject a Residual Bondholder to taxation and the payment of certain fees to the Indenture Trustee. See "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Bonds--Restrictions on Transfer of a Residual Bond" in the Prospectus.


                              ERISA CONSIDERATIONS

       Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "PLAN"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("PLAN INVESTORS"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATIONS").

PROHIBITED TRANSACTIONS

       GENERAL. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

       PLAN ASSET REGULATION AND THE BONDS. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

       Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features". If the Bonds are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Bonds would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, the Master Servicer, a Sub-Servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Bonds, the purchase of Bonds using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

       The Bonds may not be purchased with the assets of a Plan if the Issuer, the Master Servicer, a Sub-Servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

       If the Bonds are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Bonds. In such an event, the Master Servicer, the Sub-Servicers and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and
Section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

       The Residual Bonds are expected to have "substantial equity characteristics." Accordingly, no Residual Bond may be acquired by a Plan or Plan Investor. Although the matter is not entirely clear, the Class B-3 and Class II-B-3 Bonds and the Interest Only Bonds may have "substantial equity characteristics." Consequently, the Interest Only Bonds and the Class B-3 and Class II-B-3 Bonds may not be transferred to a Plan Investor unless the Plan Investor provides the Master Servicer and the Indenture Trustee with a Benefit Plan Opinion. Each purchaser of an Interest Only Bond (other than a Class II-X-2
Bond) or a Class B-3 or Class II-B-3 Bond, by virtue of such purchaser's receipt of such Bond, unless such purchaser provides a Benefit Plan Opinion, will be deemed to have represented that it is not a Plan Investor, and will be deemed to have agreed to indemnify and hold the Issuer, the Master Servicer, each Sub-Servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter harmless against any losses, liabilities or expenses or resulting from the breach of such representation. In addition, no transfer of a Class II-X-2 Bond will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or (ii) a Benefit Plan Opinion. A "BENEFIT PLAN OPINION" is an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of the applicable Bonds will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Issuer, the Master Servicer, any Sub-Servicer, the Certificate Trustee, the Indenture Trustee or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture.

       In addition, without regard to whether the Bonds are considered to be equity interests in the Issuer, certain affiliates of the Issuer, the Master Servicer or a Sub-Servicer might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Senior Bond, other than the Interest Only Bonds, or Class B-1, Class B-2, Class II-B-1, Class II-B-2 Bond that is a Plan Investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

       The sale of Offered Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

       ANY PLAN INVESTOR PROPOSING TO INVEST IN THE BONDS SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.


                                LEGAL INVESTMENT

       The Senior Bonds and the Class B-1 and Class II-B-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in at least the second highest rating category by any Rating Agency or another nationally recognized statistical rating organization.

       THE CLASS B-2, CLASS B-3, CLASS II-B-2 AND CLASS II-B-3 BONDS WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA, BECAUSE THOSE CLASSES ARE NOT RATED IN THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED RATING ORGANIZATION.

       Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Bonds. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

       Except as to the status of certain Classes of Offered Bonds as "mortgage related securities", no representations are made as to the proper characterization of any Class of Offered Bonds for legal investment, financial institution registry or other purposes, or as to the ability of particular investors to purchase any Class of Offered Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of the Offered Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

       See "Legal Investment" in the Prospectus.


                                  UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") between the Issuer and Bear, Stearns & Co. Inc. (the "UNDERWRITER"), the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the Offered Bonds.

       The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Issuer's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

       The proceeds to the Issuer from the sale of the Offered Bonds to the Underwriter will be in an amount set forth on the cover page hereof. The distribution of the Offered Bonds by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the payment of the Offered Bonds may be deemed to be underwriters and any profit on the resale of the Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

       The Underwriting Agreement provides that the Issuer and CMC will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Issuer and CMC, against certain civil liabilities under the Securities Act of 1933, as amended, or, in each case, contribute to payments required to be made in respect thereof.

       There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Bonds will be the monthly statements discussed in the Prospectus under "The Indenture--Reports by Indenture Trustee to Bondholders", which will include information as to the outstanding principal balance of the Offered Bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Bonds will be available through any other source. In addition, the Issuer is not aware of any source through which price information about the Offered Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Bonds may adversely affect the liquidity of the Offered Bonds, even if a secondary market for the Offered Bonds becomes available.


                                USE OF PROCEEDS

       The Issuer will apply the net proceeds from the sale of the Offered Bonds against the purchase price of the Mortgage Loans.

                                 LEGAL MATTERS

       Certain legal matters relating to the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, New York, New York.


                                     RATING

       It is a condition to the issuance of each Class of Offered Bonds that it receives the ratings set forth below from Moody's and Fitch.

Class                        Moody's                       Fitch
-----                     -------------                  ---------
Class P                       Aaa                           AAA
Class A-1                     Aaa                           AAA
Class A-2                     Aaa                           AAA
Class A-3                     Aaa                           AAA
Class A-4                     Aaa                           AAA
Class A-5                     Aaa                           AAA
Class A-6                     Aaa                           AAA
Class A-7                     Aaa                           AAA
Class A-8                     Aaa                           AAA
Class A-9                     Aaa                           AAA
Class A-10                    Aaa                           AAA
Class A-11                    Aaa                           AAA
Class A-12                    Aaa                           AAA
Class A-13                    Aaa                           AAA
Class A-14                    Aaa                           AAA
Class A-15                    Aaa                           AAA
Class A-16                    Aaa                           AAA
Class A-17                    Aaa                           AAA
Class A-18                    Aaa                           AAA
Class A-19                    Aaa                           AAA
Class A-20                    Aaa                           AAA
Class A-21                    Aaa                           AAA
Class A-22                    Aaa                           AAA
Class A-23                    Aaa                           AAA
Class X                       Aaa                           AAA
Class B-1                     --                            AA
Class B-2                     --                            A
Class B-3                     --                            BBB
Class II-A-1                  Aaa                           AAA
Class II-P                    Aaa                           AAA
Class II-X-1                  Aaa                           AAA
Class II-X-2                  Aaa                           AAA
Class II-B-1                  --                            AA
Class II-B-2                  --                            A
Class II-B-3                  --                            BBB
Class R-1                     Aaa                           AAA
Class R-2                     Aaa                           AAA
Class R-3                     Aaa                           AAA


       The ratings assigned by Moody's and Fitch to collateralized mortgage obligations address the likelihood of the receipt of all payments on the underlying collateral by the related bondholders under the agreements pursuant to which such bonds were issued. Moody's and Fitch's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such bonds. Moody's and Fitch's ratings on such Bonds do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

       The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries (i) Bondholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on (A) the Mortgage Loans in Mortgage Loan Group 1, investors in the Class A-5 and Class A-10 Bonds could fail to fully recover their investment, (B) the Non-Discount Mortgage Loans Group 1, investors in the Class X Bonds could fail to fully recover their investment, (C) the Non-Discount Mortgage Loans in Sub-Group 2A, investors in the Class II-X-1 Bonds could fail to fully recover their investment or (D) the Non-Discount Mortgage Loans in Sub-Group 2B, investors in the Class II-X-2 Bonds could fail to fully recover their investment. The ratings on the Class P and Class II-P Bonds only address the return of their principal balance. The ratings on the Residual Bonds address only the return of their principal balance and interest thereon at their respective Bond Interest Rates.

       The ratings assigned to the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

       The Issuer has not requested a rating of the Offered Bonds by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Bonds or, in such event, what rating would be assigned to the Offered Bonds by such other rating agency. The ratings assigned by such other rating agency to the Offered Bonds may be lower than the ratings assigned by the Rating Agencies.

                             PRINCIPAL DEFINITIONS


                                                                                                               Page
                                                                                                               ----

Accrual Bonds..................................................................................................S-10
Accrued Bond Interest..........................................................................................S-52
Adjusted Group 1 Non-PO Mortgage Pool Balance..................................................................S-49
Adjustment Amount..............................................................................................S-62
Aggregate Expense Rate.........................................................................................S-14
Allocable Share................................................................................................S-59
Available Funds................................................................................................S-42
Beneficial Owner...............................................................................................S-40
Benefit Plan Opinion..........................................................................................S-114
Bond Group.....................................................................................................S-10
Bond Interest Rate.............................................................................................S-15
Bonds......................................................................................................S-1, S-9
Book-Entry Bonds...............................................................................................S-11
Book-Entry Termination.........................................................................................S-41
BSMCC...........................................................................................................S-3
CCC.............................................................................................................S-4
CCC Assignment Agreement........................................................................................S-4
Cede............................................................................................................S-7
Cendant...................................................................................................S-3, S-34
Cendant Loan Sale Agreement.....................................................................................S-3
Cendant Mortgage Loans....................................................................................S-3, S-34
Certificate Account...........................................................................................S-105
Certificate Trustee.............................................................................................S-4
Certificateholders.............................................................................................S-33
Certificates....................................................................................................S-3
Class A-10 Notional Balance...............................................................................S-2, S-53
Class A-12 Accretion Termination Date..........................................................................S-49
Class A-20 Incremental Interest Amount.........................................................................S-45
Class A-23 Optimal Principal Amount............................................................................S-48
Class A-23 Pro Rata Optimal Principal Amount...................................................................S-48
Class A-5 Notional Balance......................................................................................S-2
Class A-8 Accretion Termination Date...........................................................................S-49
Class Current Principal Balance................................................................................S-52
Class II-P Cash Shortfall......................................................................................S-51
Class II-X-1 Notional Balance..................................................................................S-65
Class II-X-2 Notional Balance..................................................................................S-65
Class Notional Balance.........................................................................................S-52
Class Prepayment Payment Trigger...............................................................................S-59
Class X Notional Balance..................................................................................S-3, S-53
Closing Date....................................................................................................S-3
CMC.............................................................................................................S-4
Code...........................................................................................................S-26
Collection Account.............................................................................................S-33
Commission......................................................................................................S-7
Companion Bonds................................................................................................S-23
Compensating Interest Payments................................................................................S-103
Component Current Principal Balance............................................................................S-52
Component P-1 Cash Shortfall...................................................................................S-48
Component P-2 Cash Shortfall...................................................................................S-51
Components.....................................................................................................S-10

                              PRINCIPAL DEFINITIONS
                                   (Continued)

                                                                                                               Page
                                                                                                               ----
Corporate Trust Office.........................................................................................S-96
Cross-Over Date................................................................................................S-52
Current Income................................................................................................S-111
Current Principal Balance......................................................................................S-52
Custodian......................................................................................................S-97
Cut-off Date....................................................................................................S-3
Debt Service Reduction.........................................................................................S-61
Deceased Owner.................................................................................................S-44
Defaulted Mortgage Loan.......................................................................................S-102
Deficient Valuation............................................................................................S-61
Determination Date.............................................................................................S-60
Discount Mortgage Loan.........................................................................................S-54
DOL...........................................................................................................S-113
DTC.............................................................................................................S-7
Due Date.......................................................................................................S-14
Due Period.....................................................................................................S-15
ERISA..........................................................................................................S-29
Events of Default.............................................................................................S-108
Excess Special Hazard Loss...............................................................................S-18, S-62
Fannie Mae.....................................................................................................S-13
Fitch.....................................................................................................S-1, S-30
Freddie Mac....................................................................................................S-13
Group 1 Available Funds........................................................................................S-42
Group 1 Bonds...................................................................................................S-9
Group 1 Cross-Over Date........................................................................................S-52
Group 1 Mortgage Loans...................................................................................S-12, S-34
Group 1 Senior Bonds...........................................................................................S-10
Group 1 Senior P&I Bonds.......................................................................................S-11
Group 1 Senior P&I Optimal Principal Amount....................................................................S-56
Group 1 Subordinate Bonds......................................................................................S-10
Group 2 Available Funds........................................................................................S-42
Group 2 Bonds..................................................................................................S-10
Group 2 Cross-Over Date........................................................................................S-52
Group 2 Mortgage Loans...................................................................................S-12, S-34
Group 2 Senior Bonds...........................................................................................S-10
Group 2 Senior P&I Bonds.......................................................................................S-11
Group 2 Senior P&I Optimal Principal Amount....................................................................S-56
Group 2 Subordinate Bonds......................................................................................S-10
Group Available Funds..........................................................................................S-42
Highest Priority Junior Class..................................................................................S-51
Indenture......................................................................................................S-4
Indenture Event of Default...............................................................................S-41, S-51
Indenture Trustee...............................................................................................S-4
Insurance Proceeds.............................................................................................S-60
Interest Accrual Period........................................................................................S-15
Interest Only Bonds............................................................................................S-10
Interest Shortfall.............................................................................................S-53
Issuer.....................................................................................................S-4, S-9
Jumbo Loans....................................................................................................S-13
LIBOR..........................................................................................................S-16
LIBOR Bonds....................................................................................................S-11
LIBOR Determination Date.......................................................................................S-53
Liquidated Mortgage Loan.......................................................................................S-60

                              PRINCIPAL DEFINITIONS
                                   (Continued)


                                                                                                               Page
                                                                                                               ----
Liquidation Proceeds...........................................................................................S-61
Living Owner...................................................................................................S-44
Loan Seller.....................................................................................................S-3
Loan Sellers....................................................................................................S-3
Loan-to-Value Ratio............................................................................................S-34
Loss Allocation Limitation.....................................................................................S-62
Master Servicer.................................................................................................S-4
Master Servicer Collection Account............................................................................S-104
Master Servicer Compensation..................................................................................S-105
Material Defect................................................................................................S-97
Monthly Advance................................................................................................S-18
Monthly Payment................................................................................................S-60
Moody's...................................................................................................S-1, S-30
Mortgage.......................................................................................................S-34
Mortgage File..................................................................................................S-97
Mortgage Loan Group.......................................................................................S-3, S-12
Mortgage Loan Group 1...........................................................................................S-3
Mortgage Loan Group 2...........................................................................................S-3
Mortgage Loans..................................................................................................S-3
Mortgage Note..................................................................................................S-99
Mortgage Pool.............................................................................................S-3, S-12
Mortgage Rate............................................................................................S-14, S-33
Mortgaged Properties...........................................................................................S-34
NCM.......................................................................................................S-3, S-34
NCM Loan Sale Agreement.........................................................................................S-4
NCM Mortgage Loans........................................................................................S-4, S-34
NERDs..........................................................................................................S-28
Net Interest Shortfalls.................................................................................S-53, S-103
Net Liquidation Proceeds.......................................................................................S-61
Net Rate.................................................................................................S-14, S-33
New Withholding Regulations...................................................................................S-112
No Asset, No Income Program....................................................................................S-37
Non-Agency Certificates.........................................................................................S-4
Non-Discount Mortgage Loan.....................................................................................S-54
Non-PO Percentage..............................................................................................S-54
Non-PO Realized Losses.........................................................................................S-61
Non-U.S. Person...............................................................................................S-112
Norwest.........................................................................................................S-4
Offered Bonds...................................................................................................S-1
Offered Subordinate Bonds......................................................................................S-10
Optional Redemption Date.......................................................................................S-26
Original Subordinate Principal Balance.........................................................................S-57
Other Subordinate Bonds.........................................................................................S-9
Outstanding Principal Balance..................................................................................S-98
P Components...................................................................................................S-10
PAC Bonds......................................................................................................S-60
PAC I Bonds....................................................................................................S-60
PAC II Bonds...................................................................................................S-60
Parties in Interest...........................................................................................S-113
Payment Date..............................................................................................S-4, S-15
Permitted Investments.........................................................................................S-103
Physical Bonds.................................................................................................S-11
Plan....................................................................................................S-29, S-112


                              PRINCIPAL DEFINITIONS
                                   (Continued)

                                                                                                               Page
                                                                                                               ----
Plan Asset Regulations........................................................................................S-113
Plan Investor.............................................................................................S-6, S-29
Planned Balance................................................................................................S-60
PO Cash Shortfall..............................................................................................S-51
PO Deferred Payment Writedown Amount...........................................................................S-61
PO Percentage............................................................................................S-54, S-55
PO Principal Payment Amount....................................................................................S-57
Pooling and Servicing Agreement...........................................................................S-4, S-33
Prepayment Period..............................................................................................S-15
Primary Mortgage Insurance Policy.............................................................................S-101
principal prepayment...........................................................................................S-60
Principal Only Bonds...........................................................................................S-10
pro rata.......................................................................................................S-51
Prohibited Transaction Provisions..............................................................................S-29
Protected Account.............................................................................................S-103
PTCE..........................................................................................................S-114
Purchase Agreement........................................................................................S-4, S-33
Rating Agencies................................................................................................S-30
Realized Loss..................................................................................................S-60
Record Date....................................................................................................S-15
Redemption Price...............................................................................................S-26
Reduced Documentation Program..................................................................................S-37
Reference Banks................................................................................................S-53
Regular Bonds..................................................................................................S-11
REITs..........................................................................................................S-27
Related Loan Group.............................................................................................S-58
Relief Act.....................................................................................................S-53
REMIC...........................................................................................................S-6
REMIC 1........................................................................................................S-26
REMIC 2........................................................................................................S-26
REMIC 3........................................................................................................S-26
REMIC Regulations..............................................................................................S-28
REO Property...................................................................................................S-60
Repurchase Price...............................................................................................S-98
Repurchase Proceeds............................................................................................S-60
Reserve Interest Rate..........................................................................................S-54
Residual Bondholders...........................................................................................S-27
Residual Bonds.................................................................................................S-11
Retail Bond Units..............................................................................................S-41
Retail Bonds...................................................................................................S-11
Retail Rounding Account........................................................................................S-43
Rules..........................................................................................................S-40
Scheduled Principal Balance....................................................................................S-14
Senior Bonds....................................................................................................S-4
Senior Class....................................................................................................S-4
Senior P&I Bonds...............................................................................................S-11
Senior P&I Optimal Principal Amount............................................................................S-55
Senior Percentage..............................................................................................S-56
Senior Prepayment Percentage...................................................................................S-57
Senior Prepayment Percentage Stepdown Limitation...............................................................S-57
Servicing Account.............................................................................................S-100
SMMEA..............................................................................................S-6, S-31, S-114
SPA............................................................................................................S-66


                              PRINCIPAL DEFINITIONS
                                   (Continued)

                                                                                                               Page
                                                                                                               ----
Special Hazard Loss............................................................................................S-61
Special Hazard Loss Amount.....................................................................................S-62
Special Hazard Termination Date................................................................................S-62
Stated Maturity..........................................................................................S-29, S-64
Streamlined Documentation Program..............................................................................S-37
Sub-Group.......................................................................................................S-3
Sub-Group 2A..............................................................................................S-3, S-14
Sub-Group 2B..............................................................................................S-3, S-14
Sub-Servicer Remittance Date..................................................................................S-104
Sub-Servicers............................................................................................S-12, S-34
Sub-Servicing Fee.............................................................................................S-102
Subordinate Bond Writedown Amount..............................................................................S-52
Subordinate Bonds..............................................................................................S-10
Subordinate Optimal Principal Amount..........................................................................S-58
Subordinate Percentage.........................................................................................S-58
Subordinate Prepayment Percentage..............................................................................S-58
250% SPA Balance...............................................................................................S-49
TAC Bonds......................................................................................................S-60
TAPRI.........................................................................................................S-111
Targeted Balance...............................................................................................S-60
Trust.....................................................................................................S-4, S-33
Trust Estate....................................................................................................S-4
UBTI....................................................................................................S-28, S-110
Underwriter..............................................................................................S-1, S-115
Underwriting Agreement........................................................................................S-115
WMBFA.....................................................................................................S-3, S-34
WMBFA Loan Sale Agreement.......................................................................................S-4

                                                                         ANNEX A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the Mortgage Loans is based upon estimates of the composition of the Mortgage Loans as of the Cut-off Date, as adjusted for all scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Bonds, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which BSMCC acquired the Mortgage Loans, (ii) requirements of Moody's or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. The Issuer believes that the estimated information set forth herein with respect to the Mortgage Loans as currently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the time the Bonds are issued, although certain characteristics of the Mortgage Loans may vary. The sum of the amounts and percentages in the tables below may not equal the totals due to rounding.

     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                                AVERAGE: $318,054


                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE       % OF
                                MORTGAGE     OUTSTANDING AS OF    MORTGAGE
ORIGINAL PRINCIPAL BALANCE       LOANS          CUT-OFF DATE     LOAN GROUP 1
--------------------------       -----          ------------     ------------
Less than $100,000                  66          $  4,758,619         1.07%
$100,000 - $149,999                 45             5,562,589         1.25
$150,000 - $199,999                 33             5,557,722         1.25
$200,000 - $249,999                160            38,010,809         8.54
$250,000 - $299,999                429           116,262,935        26.11
$300,000 - $349,999                274            87,261,973        19.60
$350,000 - $399,999                133            49,101,910        11.03
$400,000 - $449,999                100            41,937,150         9.42
$450,000 - $499,999                 46            21,721,582         4.88
$500,000 - $599,999                 60            32,402,805         7.28
$600,000 - $699,999                 34            21,381,158         4.80
$700,000 or greater                 22            21,340,371         4.79
                                 -----          ------------       ------
         Total                   1,402          $445,299,624       100.00%
                                 =====          ============       ======


      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                                AVERAGE: $317,617

                                               AGGREGATE
                               NUMBER OF    PRINCIPAL BALANCE       % OF
                                MORTGAGE    OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE         LOANS        CUT-OFF DATE       LOAN GROUP 1
------------------------         -----        ------------       ------------
Less than $100,000                  66        $  4,758,619           1.07%
$100,000 - $149,999                 46           5,712,377           1.28
$150,000 - $199,999                 34           5,807,485           1.30
$200,000 - $249,999                170          40,608,639           9.12
$250,000 - $299,999                460         126,152,044          28.33
$300,000 - $349,999                248          80,320,187          18.04
$350,000 - $399,999                137          51,547,499           11.58
$400,000 - $449,999                 82          34,894,906           7.84
$450,000 - $499,999                 49          23,370,695           5.25
$500,000 - $599,999                 61          33,601,561           7.55
$600,000 - $699,999                 27          17,185,241           3.86
$700,000 or greater                 22          21,340,371           4.79
                                 -----        ------------         ------
         Total                   1,402        $445,299,624         100.00%
                                 =====        ============         ======



        MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
                            IN MORTGAGE LOAN GROUP 1
                            WEIGHTED AVERAGE: 7.407%

                                                                 AGGREGATE
                          NUMBER OF       PRINCIPAL BALANCE         % OF
                          MORTGAGE        OUTSTANDING AS OF       MORTGAGE
MORTGAGE INTEREST RATE      LOANS            CUT-OFF DATE       LOAN GROUP 1
----------------------      -----            ------------       ------------
7.000% or less              157             $  51,740,884           11.62%
7.001% - 7.250%             333               110,700,774           24.86
7.251% - 7.500%             514               167,011,174           37.51
7.501% - 7.750%             248                78,605,244           17.65
7.751% - 8.000%             114                30,111,430            6.76
8.001% - 8.250%              32                 5,947,017            1.34
8.251% - 8.500%               3                   822,729            0.18
8.501% - 8.750%               1                   360,372            0.08
                          -----             -------------           -----
         Total            1,402             $ 445,299,624          100.00%
                          =====             =============          ======


 LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                            WEIGHTED AVERAGE: 75.89%

                                                                           AGGREGATE
                                   NUMBER OF       PRINCIPAL BALANCE         % OF
                                   MORTGAGE        OUTSTANDING AS OF        MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS        LOANS            CUT-OFF DATE        LOAN GROUP 1
-----------------------------        -----            ------------        ------------
50.00% or less                          53             $ 13,930,435           3.13%
50.01% - 55.00%                         28               10,524,559           2.36
55.01% - 60.00%                         52               15,059,026           3.38
60.01% - 65.00%                         65               22,892,357           5.14
65.01% - 70.00%                        140               46,410,981          10.42
70.01% - 75.00%                        247               79,574,763          17.87
75.01% - 80.00%                        565              180,573,346          40.55
80.01% - 85.00%                         25                7,346,084           1.65
85.01% - 90.00%                        130               40,767,396           9.16
90.01% - 95.00%                         97               28,220,676           6.34
                                    ------             ------------         ------
         Total                       1,402             $445,299,624         100.00%
                                     =====             ============         ======


         PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                                            AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE          % OF
                                           MORTGAGE      OUTSTANDING AS OF        MORTGAGE
PROPERTY TYPE                                LOANS          CUT-OFF DATE        LOAN GROUP 1
-------------                                -----          ------------        ------------
Single Family                                1,153         $368,187,755            82.68%
Two-Family to Four-Family                        9            2,568,244             0.58
Condo                                           76           19,977,808             4.49
Cooperative                                      1              295,786             0.07
Planned Unit Development - Attached             19            6,413,797             1.44
Planned Unit Development - Detached            144           47,856,234            10.75
                                             -----         ------------           ------
         Total                               1,402         $445,299,624           100.00%
                                             =====         ============           ======

            LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1

                                              AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE         % OF
                              MORTGAGE     OUTSTANDING AS OF       MORTGAGE
LOAN PURPOSE                    LOANS        CUT-OFF DATE         LOAN GROUP 1
------------                    -----        ------------         ------------
Purchase                          771        $244,162,386            54.83%
Rate and Term Refinance           356         111,769,065            25.10
Cash Out Refinance                 75          89,368,173            20.07
                                -----        ------------           ------
         Total                  1,402        $445,299,624           100.00%
                                =====        ============           ======


        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                            AGGREGATE
                          NUMBER OF      PRINCIPAL BALANCE           % OF
                          MORTGAGE       OUTSTANDING AS OF          MORTGAGE
OCCUPANCY STATUS*           LOANS          CUT-OFF DATE           LOAN GROUP 1
-----------------           -----          ------------           ------------
Primary Residence           1,343          $427,938,918              96.10%
Second/Vacation Home           51            15,530,244               3.49
Investor Property               8             1,830,462               0.41
                            -----          ------------             ------
         Total              1,402          $445,299,624             100.00%
                            =====          ============             ======

--------------

*    As represented by the related Mortgagor.


            ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                          WEIGHTED AVERAGE: 359 MONTHS

                                        AGGREGATE
                     NUMBER OF       PRINCIPAL BALANCE        % OF
                     MORTGAGE        OUTSTANDING AS OF       MORTGAGE
ORIGINAL TERM         LOANS            CUT-OFF DATE         LOAN GROUP 1
-------------         -----            ------------         ------------
240 Months               18            $  5,205,550             1.17%
300 Months                1                 238,025             0.05
360 Months            1,383             439,856,049            98.78
                      -----            ------------           ------
     Total            1,402            $445,299,624           100.00%
                      =====            ============           ======


  STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                          WEIGHTED AVERAGE: 357 MONTHS

                                                        AGGREGATE
                                      NUMBER OF      PRINCIPAL BALANCE         % OF
                                      MORTGAGE      OUTSTANDING AS OF         MORTGAGE
STATED REMAINING TERM TO MATURITY      LOANS           CUT-OFF DATE         LOAN GROUP 1
---------------------------------      -----           ------------         ------------
181 - 240 Months                          18           $  5,205,550             1.17%
241 - 300 Months                           1                238,025             0.05
301 - 360 Months                       1,383            439,856,049            98.78
                                       -----            -----------           ------
     Total                             1,402           $445,299,624           100.00%
                                       =====           ============           ======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1*

                                                           AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                          MORTGAGE      OUTSTANDING AS OF       MORTGAGE
STATE                                       LOANS         CUT-OFF DATE        LOAN GROUP 1
-----                                       -----         ------------        ------------
California                                    716         $248,621,321           55.83%
New Jersey                                     98           27,040,304            6.07
New York                                       83           25,212,866            5.66
Massachusetts                                  49           15,598,872            3.50
Florida                                        65           14,263,364            3.20
Colorado                                       39           11,728,281            2.63
Pennsylvania                                   39           10,350,385            2.32
Connecticut                                    34            9,751,538            2.19
Texas                                          30            9,415,887            2.11
Minnesota                                      28            9,165,431            2.06
Virginia                                       27            8,419,701            1.89
Illinois                                       26            7,098,245            1.59
Arizona                                        17            6,196,719            1.39
Washington                                     22            6,100,741            1.37
Other (no more than 1% in any one of 26       129           36,335,968            8.16
states and District of Columbia)            -----         ------------          ------
     Total                                  1,402         $445,299,624          100.00%
                                            =====         ============          ======

--------------

* No more than 0.94% (94611 - Piedmont/Oakland, CA) of the Mortgage Loans in Mortgage Loan Group 1 by Unpaid Principal Balance will be secured by Properties located in any one five-digit ZIP code area in California and no more than 0.36% (10583 - Scarsdale, NY) of the Mortgage Loans in Mortgage Loan Group 1 will be secured by Mortgaged Properties located in any one five-digit ZIP code area outside of California.

         DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1

                                                   AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF       MORTGAGE
DOCUMENTATION TYPE                  LOANS         CUT-OFF DATE        LOAN GROUP 1
------------------                  -----         ------------        ------------
Full/Alternative Documentation      1,192         $407,127,631           91.43%
Limited Documentation                 201           37,289,082            8.37
No Income/No Asset                      9              882,911            0.20
                                    -----         ------------          ------
     Total                          1,402         $445,299,624          100.00%
                                    =====         ============          ======

              ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOAN GROUP 2
                                AVERAGE: $297,338

                                                 AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE       % OF
                                 MORTGAGE      OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE        LOANS          CUT-OFF DATE        LOAN GROUP 2
--------------------------        -----          ------------        ------------
Less than $100,000                   29          $  1,779,736            1.91%
$100,000 - $149,999                  20             2,329,487            2.49
$150,000 - $199,999                  11             1,796,627            1.92
$200,000 - $249,999                  26             6,038,496            6.46
$250,000 - $299,999                  91            24,627,378           26.36
$300,000 - $349,999                  54            17,116,553           18.32
$350,000 - $399,999                  29            10,492,965           11.23
$400,000 - $449,999                  16             6,643,214            7.11
$450,000 - $499,999                  15             7,086,028            7.59
$500,000 - $599,999                  14             7,633,006            8.17
$600,000 - $699,999                   8             5,059,979            5.42
$700,000 or greater                   3             2,813,153            3.01
                                    ---           -----------          ------
     Total                          316           $93,416,622          100.00%
                                    ===           ===========          ======

      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                                AVERAGE: $295,622

                                               AGGREGATE
                             NUMBER OF      PRINCIPAL BALANCE        % OF
                             MORTGAGE       OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE      LOANS           CUT-OFF DATE        LOAN GROUP 2
------------------------      -----           ------------        ------------
Less than $100,000               32            $ 2,076,982            2.22%
$100,000 - $149,999              18              2,180,743            2.33
$150,000 - $199,999              10              1,648,125            1.76
$200,000 - $249,999              32              7,529,140            8.06
$250,000 - $299,999              91             24,924,349           26.68
$300,000 - $349,999              52             16,719,875           17.90
$350,000 - $399,999              30             11,088,753           11.87
$400,000 - $449,999              12              5,103,703            5.46
$450,000 - $499,999              14              6,638,815            7.11
$500,000 - $599,999              15              8,229,250            8.81
$600,000 - $699,999               8              5,161,621            5.53
$700,000 or greater               2              2,115,267            2.26
                                ---            -----------          ------
     Total                      316            $93,416,622          100.00%
                                ===            ===========          ======

        MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
                            IN MORTGAGE LOAN GROUP 2
                            WEIGHTED AVERAGE: 7.038%

                                             AGGREGATE
                           NUMBER OF     PRINCIPAL BALANCE         % OF
                           MORTGAGE      OUTSTANDING AS OF       MORTGAGE
MORTGAGE INTEREST RATE       LOANS          CUT-OFF DATE       LOAN GROUP 2
----------------------       -----          ------------       ------------
6.250% or less                   5          $  1,389,839           1.49%
6.251% - 6.500%                 26             8,378,029           8.97
6.501% - 6.750%                 44            13,536,493          14.49
6.751% - 7.000%                 88            28,224,830          30.21
7.001% - 7.250%                 61            22,691,098          24.29
7.251% - 7.500%                 46            11,383,347          12.19
7.501% - 7.750%                 36             6,250,527           6.69
7.751% - 8.000%                  9             1,459,828           1.56
8.001% - 8.250%                  1               102,632           0.11
                               ---          ------------         ------
     Total                     316          $ 93,416,622         100.00%
                               ===          ============         ======

 LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                            WEIGHTED AVERAGE: 69.77%

                                          AGGREGATE
                        NUMBER OF      PRINCIPAL BALANCE            % OF
ORIGINAL LOAN-TO-       MORTGAGE       OUTSTANDING AS OF          MORTGAGE
VALUE RATIOS             LOANS           CUT-OFF DATE           LOAN GROUP 2
------------             -----           ------------           ------------
50.00% or less              34           $  8,637,796               9.25%
50.01% - 55.00%             12              2,892,040               3.10
55.01% - 60.00%             18              5,677,832               6.08
60.01% - 65.00%             34             10,860,366              11.63
65.01% - 70.00%             38             10,500,157              11.24
70.01% - 75.00%             71             20,562,987              22.01
75.01% - 80.00%             87             27,590,217              29.53
80.01% - 85.00%              4              1,256,672               1.35
85.01% - 90.00%             13              3,969,177               4.25
90.01% - 95.00%              5              1,469,377               1.57
                           ---           ------------             ------
     Total                 316           $ 93,416,622             100.00%
                           ===           ============             ======


         PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                         AGGREGATE
                                         NUMBER OF     PRINCIPAL BALANCE         % OF
                                         MORTGAGE      OUTSTANDING AS OF        MORTGAGE
PROPERTY TYPE                             LOANS          CUT-OFF DATE         LOAN GROUP 2
-------------                             -----          ------------         ------------
Single Family                               234          $ 68,325,758            73.14%
Two-Family to Four-Family                     1               643,745             0.69
Condo                                        18             3,971,941             4.25
Planned Unit Development - Attached           6             2,046,101             2.19
Planned Unit Development - Detached          57            18,429,077            19.73
                                            ---          ------------           ------
     Total                                  316          $ 93,416,622           100.00%
                                            ===          ============           ======

            LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                             AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE           % OF
                            MORTGAGE      OUTSTANDING AS OF         MORTGAGE
LOAN PURPOSE                  LOANS         CUT-OFF DATE          LOAN GROUP 2
------------                  -----         ------------          ------------
Purchase                        100         $ 27,370,267             29.30%
Rate and Term Refinance         137           42,103,181             45.07
Cash Out Refinance               79           23,943,174             25.63
                                ---         ------------            ------
     Total                      316         $ 93,416,622            100.00%
                                ===         ============            ======


        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                         AGGREGATE
                         NUMBER OF     PRINCIPAL BALANCE         % OF
                         MORTGAGE      OUTSTANDING AS OF        MORTGAGE
OCCUPANCY STATUS*         LOANS          CUT-OFF DATE         LOAN GROUP 2
-----------------         -----          ------------         ------------
Primary Residence           302          $ 89,086,978             95.37%
Second/Vacation Home         11             3,332,015              3.57
Investor                      3               997,629              1.07
                            ---          ------------            ------
     Total                  316          $ 93,416,622            100.00%
                            ===          ============            ======

--------------

*    As represented by the related Mortgagor.


            ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                          WEIGHTED AVERAGE: 180 MONTHS

                                        AGGREGATE
                       NUMBER OF     PRINCIPAL BALANCE         % OF
                       MORTGAGE      OUTSTANDING AS OF        MORTGAGE
ORIGINAL TERMS          LOANS          CUT-OFF DATE         LOAN GROUP 2
--------------          -----          ------------         ------------
120 Months                  1          $     88,473             0.09%
121 - 179 Months            1               311,887             0.33
180 Months                314            93,016,262            99.57
                          ---          ------------           ------
     Total                316          $ 93,416,622           100.00%
                          ===          ============           ======


  STATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                          WEIGHTED AVERAGE: 178 MONTHS

                                                            AGGREGATE
                                        NUMBER OF       PRINCIPAL BALANCE        % OF
                                         MORTGAGE       OUTSTANDING AS OF       MORTGAGE
STATED REMAINING TERM TO MATURITY         LOANS           CUT-OFF DATE        LOAN GROUP 2
---------------------------------         -----           ------------        ------------
180 Months or less                         316            $ 93,416,622          100.00 %
                                           ---            ------------          ------
     Total                                 316            $ 93,416,622          100.00 %
                                           ===            ============          ======

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2 *

                                                            AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE          % OF
                                            MORTGAGE      OUTSTANDING AS OF        MORTGAGE
STATE                                        LOANS          CUT-OFF DATE         LOAN GROUP 2
-----                                        -----          ------------         ------------
California                                      81          $ 29,920,893            32.03%
Illinois                                        17             5,093,380             5.45
New Jersey                                      22             4,934,435             5.28
Massachusetts                                   17             4,560,097             4.88
Texas                                           15             4,023,435             4.31
Wisconsin                                       11             3,782,634             4.05
Maryland                                        10             3,366,349             3.60
Florida                                         24             3,221,906             3.45
Georgia                                         11             3,023,069             3.24
Pennsylvania                                    10             2,910,882             3.12
Michigan                                         8             2,480,414             2.66
Colorado                                         6             2,035,955             2.18
Oregon                                           5             1,797,374             1.92
Minnesota                                        7             1,797,092             1.92
District of Columbia                             5             1,757,787             1.88
Virginia                                         6             1,632,528             1.75
Tennessee                                        5             1,439,242             1.54
Ohio                                             5             1,390,753             1.49
Washington                                       7             1,385,942             1.48
Nevada                                           2             1,339,927             1.43
Connecticut                                      6             1,255,106             1.34
New York                                         4             1,079,030             1.16

Other (no more than 1% in any one of 18         32             9,188,393             9.84
     states)                                   ---          ------------           ------
     Total                                     316          $ 93,416,622           100.00%
                                               ===          ============           ======

---------------
* No more than 1.38% (91311 - Chatsworth/LA, CA) of the Mortgage Loans in Mortgage Loan Group 2 by Unpaid Principal Balance will be secured by Properties located in any one five-digit ZIP code area in California and no more than 1.32% (60010 - Barrington, IL) of the Mortgage Loans in Mortgage Loan Group 2 will be secured by Mortgaged Properties located in any one five-digit ZIP code area outside of California.


         DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2


                                                    AGGREGATE
                                   NUMBER OF     PRINCIPAL BALANCE         % OF
                                   MORTGAGE      OUTSTANDING AS OF       MORTGAGE
DOCUMENTATION TYPE                   LOANS         CUT-OFF DATE         LOAN GROUP 2
------------------                   -----         ------------         ------------
Full/Alternative Documentation         238         $ 82,204,698            88.00%
Limited Documentation                   69           10,002,442            10.71
No Income/No Asset                       9            1,209,481             1.29
                                       ---         ------------           ------
     Total                             316         $ 93,416,622           100.00%
                                       ===         ============           ======

   ZIP CODE CONCENTRATION (OVER 1%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                          AGGREGATE
                                        NUMBER OF      PRINCIPAL BALANCE        % OF
                                        MORTGAGE       OUTSTANDING AS OF       MORTGAGE
ZIP CODE CONCENTRATION                    LOANS           CUT-OFF DATE       LOAN GROUP 2
----------------------                    -----           ------------       ------------
91311 -- Chatsworth/Los Angeles, CA           2           $  1,285,579           1.38%
60010 -- Barrington, IL                       3              1,234,694           1.32
94024 -- Los Altos, CA                        2              1,132,971           1.21
89117 -- Las Vegas, NV                        1              1,121,527           1.20
95014 -- Cupertino, CA                        3              1,038,362           1.11
90275 -- Rancho Palos, CA                     2                961,024           1.03

                                     ANNEX B
                                PLANNED BALANCES

         The Planned Balance of each Class of the PAC Bonds set forth below for each Payment Date will be used to determine the allocation of principal and interest on the Bonds as described in "Description of the Bonds--Payments on the Bonds." The actual Class Current Principal Balances of each Class of the PAC Bonds could be substantially higher or lower than the respective Planned Balance for any Payment Date set forth below

                      CLASS A-1          CLASS A-2          CLASS A-3           CLASS A-4          CLASS A-9
PAYMENT DATE       PLANNED BALANCE    PLANNED BALANCE    PLANNED BALANCE     PLANNED BALANCE    PLANNED BALANCE
------------       ---------------    ---------------    ---------------     ---------------    ---------------
  Sep 1998         $  9,976,000.00    $ 17,799,000.00    $ 26,250,000.00     $ 22,346,000.00    $ 25,000,000.00
  Oct 1998            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      24,887,471.18
  Nov 1998            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      24,749,680.53
  Dec 1998            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      24,586,681.66
  Jan 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      24,398,531.51
  Feb 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      24,185,309.62
  Mar 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      23,947,118.11
  Apr 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      23,684,081.63
  May 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      23,396,347.37
  Jun 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      23,084,084.94
  Jul 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      22,747,486.29
  Aug 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      22,386,765.50
  Sep 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      22,002,158.65
  Oct 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      21,593,923.58
  Nov 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      21,162,339.65
  Dec 1999            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      20,707,707.43
  Jan 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      20,230,348.42
  Feb 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      19,730,604.66
  Mar 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      19,208,838.40
  Apr 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      18,665,431.62
  May 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      18,100,785.64
  Jun 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      17,515,320.62
  Jul 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      16,909,475.07
  Aug 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      16,283,705.30
  Sep 2000            9,976,000.00      17,799,000.00      26,250,000.00       22,346,000.00      15,638,484.86
  Oct 2000            8,531,917.97      17,799,000.00      26,250,000.00       22,346,000.00      15,474,373.93
  Nov 2000            7,040,983.01      17,799,000.00      26,250,000.00       22,346,000.00      15,308,033.47
  Dec 2000            5,509,483.18      17,799,000.00      26,250,000.00       22,346,000.00      15,137,807.65
  Jan 2001            3,938,265.41      17,799,000.00      26,250,000.00       22,346,000.00      14,963,939.60
  Feb 2001            2,328,200.37      17,799,000.00      26,250,000.00       22,346,000.00      14,786,678.28
  Mar 2001              728,761.08      17,799,000.00      26,250,000.00       22,346,000.00      14,612,762.71
  Apr 2001                    0.00      16,938,879.49      26,250,000.00       22,346,000.00      14,442,151.51
  May 2001                    0.00      15,360,488.01      26,250,000.00       22,346,000.00      14,274,803.72
  Jun 2001                    0.00      13,792,519.48      26,250,000.00       22,346,000.00      14,110,678.84
  Jul 2001                    0.00      12,234,907.19      26,250,000.00       22,346,000.00      13,949,736.80
  Aug 2001                    0.00      10,687,584.85      26,250,000.00       22,346,000.00      13,791,937.97
  Sep 2001                    0.00       9,150,486.62      26,250,000.00       22,346,000.00      13,637,243.14
  Oct 2001                    0.00       7,623,547.09      26,250,000.00       22,346,000.00      13,485,613.53

                      CLASS A-1          CLASS A-2          CLASS A-3           CLASS A-4          CLASS A-9
PAYMENT DATE       PLANNED BALANCE    PLANNED BALANCE    PLANNED BALANCE     PLANNED BALANCE    PLANNED BALANCE
------------       ---------------    ---------------    ---------------     ---------------    ---------------
  Nov 2001         $          0.00    $  6,106,701.27    $ 26,250,000.00     $ 22,346,000.00    $ 13,337,010.78
  Dec 2001                    0.00       4,599,884.60      26,250,000.00       22,346,000.00      13,191,396.95
  Jan 2002                    0.00       3,103,032.95      26,250,000.00       22,346,000.00      13,048,734.51
  Feb 2002                    0.00       1,616,082.60      26,250,000.00       22,346,000.00      12,908,986.35
  Mar 2002                    0.00         138,970.25      26,250,000.00       22,346,000.00      12,772,115.74
  Apr 2002                    0.00               0.00      25,532,458.78       21,735,174.24      12,638,086.36
  May 2002                    0.00               0.00      24,745,096.75       21,064,911.69      12,506,862.31
  Jun 2002                    0.00               0.00      23,962,947.67       20,399,086.80      12,378,408.03
  Jul 2002                    0.00               0.00      23,185,978.22       19,737,671.21      12,252,688.41
  Aug 2002                    0.00               0.00      22,414,155.32       19,080,636.75      12,129,668.67
  Sep 2002                    0.00               0.00      21,647,446.12       18,427,955.46      12,009,314.44
  Oct 2002                    0.00               0.00      20,885,817.94       17,779,599.52      11,891,591.72
  Nov 2002                    0.00               0.00      20,129,238.36       17,135,541.34      11,776,466.87
  Dec 2002                    0.00               0.00      19,377,675.16       16,495,753.48      11,663,906.65
  Jan 2003                    0.00               0.00      18,631,096.33       15,860,208.70      11,553,878.14
  Feb 2003                    0.00               0.00      17,889,470.05       15,228,879.91      11,446,348.82
  Mar 2003                    0.00               0.00      17,152,764.74       14,601,740.22      11,341,286.51
  Apr 2003                    0.00               0.00      16,420,949.01       13,978,762.91      11,238,659.38
  May 2003                    0.00               0.00      15,693,991.69       13,359,921.45      11,138,435.96
  Jun 2003                    0.00               0.00      14,971,861.79       12,745,189.46      11,040,585.13
  Jul 2003                    0.00               0.00      14,254,528.55       12,134,540.75      10,945,076.09
  Aug 2003                    0.00               0.00      13,541,961.41       11,527,949.31      10,851,878.40
  Sep 2003                    0.00               0.00      12,834,129.99       10,925,389.28      10,760,961.94
  Oct 2003                    0.00               0.00      12,172,481.86       10,362,143.98      10,682,215.74
  Nov 2003                    0.00               0.00      11,515,426.30        9,802,808.23      10,605,632.88
  Dec 2003                    0.00               0.00      10,862,933.66        9,247,356.78      10,531,184.36
  Jan 2004                    0.00               0.00      10,214,974.44        8,695,764.52      10,458,841.52
  Feb 2004                    0.00               0.00       9,571,519.36        8,148,006.53      10,388,576.01
  Mar 2004                    0.00               0.00       8,932,539.33        7,604,058.04      10,320,359.79
  Apr 2004                    0.00               0.00       8,298,005.43        7,063,894.44      10,254,165.16
  May 2004                    0.00               0.00       7,671,024.88        6,530,160.83      10,187,954.32
  Jun 2004                    0.00               0.00       7,066,533.84        6,015,572.00      10,112,106.64
  Jul 2004                    0.00               0.00       6,483,826.14        5,519,526.81      10,027,029.88
  Aug 2004                    0.00               0.00       5,922,216.94        5,041,442.27       9,933,118.49
  Sep 2004                    0.00               0.00       5,381,042.09        4,580,753.01       9,830,754.13
  Oct 2004                    0.00               0.00       4,910,661.63        4,180,329.32       9,699,384.97
  Nov 2004                    0.00               0.00       4,458,342.58        3,795,280.88       9,560,913.01
  Dec 2004                    0.00               0.00       4,023,496.70        3,425,106.94       9,415,672.77
  Jan 2005                    0.00               0.00       3,605,553.90        3,069,322.19       9,263,987.58
  Feb 2005                    0.00               0.00       3,203,961.59        2,727,456.22       9,106,169.90
  Mar 2005                    0.00               0.00       2,818,184.27        2,399,053.17       8,942,521.64
  Apr 2005                    0.00               0.00       2,447,702.93        2,083,671.23       8,773,334.53
  May 2005                    0.00               0.00       2,092,014.60        1,780,882.22       8,598,890.40
  Jun 2005                    0.00               0.00       1,750,631,81        1,490,271.18       8,419,461.53
  Jul 2005                    0.00               0.00       1,423,082.22        1,211,436.01       8,237,106.83
  Aug 2005                    0.00               0.00       1,108,908.06          943,987.03       8,053,027.82

                      CLASS A-1          CLASS A-2          CLASS A-3           CLASS A-4          CLASS A-9
PAYMENT DATE       PLANNED BALANCE    PLANNED BALANCE    PLANNED BALANCE     PLANNED BALANCE    PLANNED BALANCE
------------       ---------------    ---------------    ---------------     ---------------    ---------------
   Sep 2005                   0.00               0.00         807,665.76          687,546.63       7,867,399.85
   Oct 2005                   0.00               0.00         606,914.27          516,651.67       7,657,458.73
   Nov 2005                   0.00               0.00         415,535.45          353,735.44       7,447,493.63
   Dec 2005                   0.00               0.00         233,187.74          198,507.17       7,237,625.63
   Jan 2006                   0.00               0.00          59,540.86           50,685.72       7,027,970.14
   Feb 2006                   0.00               0.00               0.00                0.00       6,750,859.48
   Mar 2006                   0.00               0.00               0.00                0.00       6,441,180.78
   Apr 2006                   0.00               0.00               0.00                0.00       6,137,012.45
   May 2006                   0.00               0.00               0.00                0.00       5,838,264.07
   Jun 2006                   0.00               0.00               0.00                0.00       5,544,846.64
   Jul 2006                   0.00               0.00               0.00                0.00       5,256,672.56
   Aug 2006                   0.00               0.00               0.00                0.00       4,973,655.62
   Sep 2006                   0.00               0.00               0.00                0.00       4,695,710.95
   Oct 2006                   0.00               0.00               0.00                0.00       4,452,608.22
   Nov 2006                   0.00               0.00               0.00                0.00       4,213,732.32
   Dec 2006                   0.00               0.00               0.00                0.00       3,979,013.33
   Jan 2007                   0.00               0.00               0.00                0.00       3,748,382.47
   Feb 2007                   0.00               0.00               0.00                0.00       3,521,772.07
   Mar 2007                   0.00               0.00               0.00                0.00       3,299,115.52
   Apr 2007                   0.00               0.00               0.00                0.00       3,080,347.31
   May 2007                   0.00               0.00               0.00                0.00       2,865,402.96
   Jun 2007                   0.00               0.00               0.00                0.00       2,654,219.03
   Jul 2007                   0.00               0.00               0.00                0.00       2,446,733.09
   Aug 2007                   0.00               0.00               0.00                0.00       2,242,883.72
   Sep 2007                   0.00               0.00               0.00                0.00       2,042,610.50
   Oct 2007                   0.00               0.00               0.00                0.00       1,871,444.52
   Nov 2007                   0.00               0.00               0.00                0.00       1,702,984.34
   Dec 2007                   0.00               0.00               0.00                0.00       1,537,188.26
   Jan 2008                   0.00               0.00               0.00                0.00       1,374,015.21
   Feb 2008                   0.00               0.00               0.00                0.00       1,213,424.72
   Mar 2008                   0.00               0.00               0.00                0.00       1,055,376.98
   Apr 2008                   0.00               0.00               0.00                0.00         899,832.76
   May 2008                   0.00               0.00               0.00                0.00         746,753.41
   Jun 2008                   0.00               0.00               0.00                0.00         596,100.89
   Jul 2008                   0.00               0.00               0.00                0.00         447,837.75
   Aug 2008                   0.00               0.00               0.00                0.00         301,927.08
   Sep 2008                   0.00               0.00               0.00                0.00         158,332.56
   Oct 2008                   0.00               0.00               0.00                0.00          17,018.39
   Nov 2008
   and thereafter             0.00               0.00               0.00                0.00               0.00

                                     ANNEX C
                                TARGETED BALANCES

         The Targeted Balances of the Component A-6-2 and the Class A-11 Bonds set forth below for each Payment Date will be used to determine the allocation of principal and interest on the Bonds as des cribed in "Description of the Bonds--Payment of the Bonds." The actual Component Current Principal Balance and Class Current Principal Balance of Component A-6-2 and the Class A-11 Bonds could be substantially higher or lower than the respective Targeted Balance for any Payment Date set forth below.

                                 COMPONENT A-6-2                 CLASS A-11
PAYMENT DATE                     TARGETED BALANCE             TARGETED BALANCE
------------                     ----------------             ----------------
  Sep 1998                       $  29,433,573.00             $   7,630,927.00
  Oct 1998                          29,348,129.01                 7,608,774.85
  Nov 1998                          29,241,335.83                 7,581,087.73
  Dec 1998                          29,113,213.39                 7,547,870.80
  Jan 1999                          28,963,809.27                 7,509,136.40
  Feb 1999                          28,793,205.65                 7,464,905.82
  Mar 1999                          28,601,519.37                 7,415,209.37
  Apr 1999                          28,388,902.06                 7,360,086.36
  May 1999                          28,155,540.05                 7,299,585.09
  Jun 1999                          27,901,654.23                 7,233,762.83
  Jul 1999                          27,627,499.85                 7,162,685.76
  Aug 1999                          27,333,366.25                 7,086,428.89
  Sep 1999                          27,019,576.42                 7,005,075.96
  Oct 1999                          26,686,486.59                 6,918,719.33
  Nov 1999                          26,334,485.61                 6,827,459.81
  Dec 1999                          25,963,994.35                 6,731,406.51
  Jan 2000                          25,575,464.97                 6,630,676.66
  Feb 2000                          25,169,380.11                 6,525,395.39
  Mar 2000                          24,746,251.98                 6,415,695.49
  Apr 2000                          24,306,621.44                 6,301,717.20
  May 2000                          23,851,056.93                 6,183,607.88
  Jun 2000                          23,380,153.33                 6,061,521.75
  Jul 2000                          22,894,530.80                 5,935,619.60
  Aug 2000                          22,394,833.52                 5,806,068.44
  Sep 2000                          21,881,728.34                 5,673,041.16
  Oct 2000                          21,532,174.57                 5,582,416.10
  Nov 2000                          21,176,328.17                 5,490,159.61
  Dec 2000                          20,814,147.96                 5,396,261.02
  Jan 2001                          20,446,273.73                 5,300,886.21
  Feb 2001                          20,073,357.57                 5,204,204.24
  Mar 2001                          19,709,218.82                 5,109,797.89
  Apr 2001                          19,353,700.63                 5,017,626.50
  May 2001                          19,006,648.61                 4,927,650.04
  Jun 2001                          18,667,910.69                 4,839,829.09
  Jul 2001                          18,337,337.16                 4,754,124.84

                                 COMPONENT A-6-2                 CLASS A-11
PAYMENT DATE                     TARGETED BALANCE             TARGETED BALANCE
------------                     ----------------             ----------------
  Aug 2001                       $  18,014,780.60             $   4,670,499.05
  Sep 2001                          17,700,095.84                 4,588,914.11
  Oct 2001                          17,393,139.95                 4,509,332.94
  Nov 2001                          17,093,772.20                 4,431,719.08
  Dec 2001                          16,801,854.04                 4,356,036.59
  Jan 2002                          16,517,249.01                 4,282,250.09
  Feb 2002                          16,239,822.78                 4,210,324.77
  Mar 2002                          15,969,443.10                 4,140,226.33
  Apr 2002                          15,705,979.75                 4,071,921.02
  May 2002                          15,449,304.52                 4,005,375.58
  Jun 2002                          15,199,291.19                 3,940,557.30
  Jul 2002                          14,955,815.48                 3,877,433.97
  Aug 2002                          14,718,755.05                 3,815,973.85
  Sep 2002                          14,487,989.43                 3,756,145.72
  Oct 2002                          14,263,400.06                 3,697,918.84
  Nov 2002                          14,044,870.18                 3,641,262.94
  Dec 2002                          13,832,284.84                 3,586,148.22
  Jan 2003                          13,625,530.93                 3,532,545.35
  Feb 2003                          13,424,497.05                 3,480,425.45
  Mar 2003                          13,229,073.55                 3,429,760.09
  Apr 2003                          13,039,152.50                 3,380,521.29
  May 2003                          12,854,627.61                 3,332,681.50
  Jun 2003                          12,675,394.31                 3,286,213.60
  Jul 2003                          12,501,349.63                 3,241,090.90
  Aug 2003                          12,332,392.21                 3,197,287.12
  Sep 2003                          12,168,422.30                 3,154,776.40
  Oct 2003                          12,030,570.43                 3,119,037.02
  Nov 2003                          11,897,348.54                 3,084,498.01
  Dec 2003                          11,768,662.15                 3,051,134.87
  Jan 2004                          11,644,418.29                 3,018,923.50
  Feb 2004                          11,524,525.44                 2,987,840.17
  Mar 2004                          11,408,893.54                 2,957,861.52
  Apr 2004                          11,297,433.94                 2,928,964.59
  May 2004                          11,189,350.76                 2,900,943.02
  Jun 2004                          11,081,176.52                 2,872,897.84
  Jul 2004                          10,972,979.88                 2,844,846.85
  Aug 2004                          10,864,826.11                 2,816,806.99
  Sep 2004                          10,756,777.11                 2,788,794.28
  Oct 2004                          10,646,899.73                 2,760,307.55
  Nov 2004                          10,537,362.92                 2,731,909.12
  Dec 2004                          10,428,216.50                 2,703,611.90
  Jan 2005                          10,319,507.41                 2,675,428.06
  Feb 2005                          10,211,279.93                 2,647,369.08

                                 COMPONENT A-6-2                 CLASS A-11
PAYMENT DATE                     TARGETED BALANCE             TARGETED BALANCE
------------                     ----------------             ----------------
  Mar 2005                       $  10,103,575.72             $   2,619,445.76
  Apr 2005                           9,996,433.92                 2,591,668.25
  May 2005                           9,889,891.26                 2,564,046.08
 June 2005                           9,783,982.14                 2,536,588.16
  Jul 2005                           9,677,312.52                 2,508,933.08
  Aug 2005                           9,569,159.95                 2,480,893.53
  Sep 2005                           9,459,607.89                 2,452,491.14
  Oct 2005                           9,337,558.64                 2,420,848.73
  Nov 2005                           9,214,792.80                 2,389,020.55
  Dec 2005                           9,091,371.38                 2,357,022.40
  Jan 2006                           8,967,352.91                 2,324,869.46
  Feb 2006                           8,818,902.44                 2,286,382.30
  Mar 2006                           8,658,334.39                 2,244,753.55
  Apr 2006                           8,499,087.66                 2,203,467.35
  May 2006                           8,341,146.47                 2,162,519.63
  Jun 2006                           8,184,495.13                 2,121,906.32
  Jul 2006                           8,029,118.04                 2,081,623.37
  Aug 2006                           7,874,999.68                 2,041,666.75
  Sep 2006                           7,722,124.63                 2,002,032.48
  Oct 2006                           7,578,596.47                 1,964,821.47
  Nov 2006                           7,436,162.96                 1,927,894.26
  Dec 2006                           7,294,809.75                 1,891,247.13
  Jan 2007                           7,154,522.58                 1,854,876.38
  Feb 2007                           7,015,287.26                 1,818,778.33
  Mar 2007                           6,877,089.71                 1,782,949.33
  Apr 2007                           6,739,915.90                 1,747,385.74
  May 2007                           6,603,751.94                 1,712,083.97
  Jun 2007                           6,468,583.98                 1,677,040.42
  Jul 2007                           6,334,398.31                 1,642,251.54
  Aug 2007                           6,201,181.27                 1,607,713.79
  Sep 2007                           6,068,919.29                 1,573,423.64
  Oct 2007                           5,944,967.52                 1,541,287.99
  Nov 2007                           5,821,801.77                 1,509,356.12
  Dec 2007                           5,699,410.16                 1,477,624.96
  Jan 2008                           5,577,780.93                 1,446,091.45
  Feb 2008                           5,456,902.40                 1,414,752.57
  Mar 2008                           5,336,762.95                 1,383,605.31
  Apr 2008                           5,217,351.08                 1,352,646.67
  May 2008                           5,098,655.36                 1,321,873.70
  Jun 2008                           4,980,664.46                 1,291,283.46
  Jul 2008                           4,863,367.11                 1,260,873.03
  Aug 2008                           4,746,752.13                 1,230,639.52
  Sep 2008                           4,630,808.44                 1,200,580.05

                                 COMPONENT A-6-2                 CLASS A-11
PAYMENT DATE                     TARGETED BALANCE             TARGETED BALANCE
------------                     ----------------             ----------------
  Oct 2008                       $   4,515,525.03             $   1,170,691.76
  Nov 2008                           4,303,968.40                 1,115,843.74
  Dec 2008                           4,081,291.02                 1,058,112.56
  Jan 2009                           3,860,969.58                 1,000,992.18
  Feb 2009                           3,642,966.69                   944,472.91
  Mar 2009                           3,427,245.41                   888,545.17
  Apr 2009                           3,213,769.32                   833,199.52
  May 2009                           3,002,502.45                   778,426.62
 June 2009                           2,793,409.30                   724,217.28
  Jul 2009                           2,586,454.82                   670,562.41
  Aug 2009                           2,381,604.43                   617,453.05
  Sep 2009                           2,178,823.99                   564,880.34
  Oct 2009                           1,978,079.82                   512,835.55
  Nov 2009                           1,779,338.63                   461,310.05
  Dec 2009                           1,582,567.61                   410,295.33
  Jan 2010                           1,387,734.34                   359,783.00
  Feb 2010                           1,194,806.83                   309,764.76
  Mar 2010                           1,003,753.49                   260,232.41
  Apr 2010                             814,543.16                   211,177.88
  May 2010                             627,145.06                   162,593.18
  Jun 2010                             441,528.79                   114,470.44
  Jul 2010                             257,664.38                    66,801.89
  Aug 2010                              75,522.21                    19,579.84
  Sep 2010
  and thereafter                             0.00                         0.00

                                     ANNEX D
             250% SPA ADJUSTED GROUP 1 NON-PO MORTGAGE POOL BALANCES

         The following table sets forth for each Payment Date the 250% SPA Balance. The 250% SPA Balance for each Payment Date will be used to determine the allocation of principal and interest on the Bonds as described in "Description of the Bonds--Payments on the Bonds." The actual Adjusted Group 1 Non-PO Mortgage Pool Balance could be substantially higher or lower than the respective 250% SPA Balance for any Payment Date set forth below.


PAYMENT DATE     250% SPA BALANCE        PAYMENT DATE     250% SPA BALANCE    PAYMENT DATE  250% SPA BALANCE
------------     ----------------        ------------     ----------------    ------------  ----------------
  Oct 1998       $ 443,818,253.13            Sep 2001     $ 319,472,389.71      Aug 2004    $ 191,164,067.84
  Nov 1998         442,914,628.95            Oct 2001       314,861,133.22      Sep 2004      188,350,332.12
  Dec 1998         441,823,038.83            Nov 2001       310,314,217.96      Oct 2004      185,576,230.50
  Jan 1999         440,543,908.20            Dec 2001       305,830,761.39      Nov 2004      182,841,216.67
  Feb 1999         439,077,901.74            Jan 2002       301,409,892.96      Dec 2004      180,144,751.79
  Mar 1999         437,425,924.04            Feb 2002       297,050,753.98      Jan 2005      177,486,304.35
  Apr 1999         435,589,119.66            Mar 2002       292,752,497.39      Feb 2005      174,865,350.09
  May 1999         433,568,872.79            Apr 2002       288,514,287.69      Mar 2005      172,281,371.88
  Jun 1999         431,366,806.41            May 2002       284,335,300.72      Apr 2005      169,733,859.67
  Jul 1999         428,984,780.81            Jun 2002       280,214,723.53      May 2005      167,222,310.35
  Aug 1999         426,424,891.75            Jul 2002       276,151,754.23      Jun 2005      164,746,227.65
  Sep 1999         423,689,468.02            Aug 2002       272,145,601.83      Jul 2005      162,305,122.11
  Oct 1999         420,781,068.48            Sep 2002       268,195,486.11      Aug 2005      159,898,510.91
  Nov 1999         417,702,478.68            Oct 2002       264,300,637.44      Sep 2005      157,525,917.83
  Dec 1999         414,456,706.82            Nov 2002       260,460,296.68      Oct 2005      155,186,873.15
  Jan 2000         411,046,979.39            Dec 2002       256,673,715.02      Nov 2005      152,880,913.54
  Feb 2000         407,476,736.16            Jan 2003       252,940,153.83      Dec 2005      150,607,582.02
  Mar 2000         403,749,624.78            Feb 2003       249,258,884.52      Jan 2006      148,366,427.82
  Apr 2000         399,869,494.90            Mar 2003       245,629,188.43      Feb 2006      146,157,006.33
  May 2000         395,840,391.73            Apr 2003       242,050,356.67      Mar 2006      143,978,879.01
  Jun 2000         391,666,549.32            May 2003       238,521,690.00      Apr 2006      141,831,613.30
  Jul 2000         387,352,383.24            Jun 2003       235,042,498.71      May 2006      139,714,782.55
  Aug 2000         382,902,482.94            Jul 2003       231,612,102.45      Jun 2006      137,627,965.93
  Sep 2000         378,321,603.69            Aug 2003       228,229,830.16      Jul 2006      135,570,748.36
  Oct 2000         373,614,658.10            Sep 2003       224,895,019.89      Aug 2006      133,542,720.41
  Nov 2000         368,786,707.34            Oct 2003       221,607,018.72      Sep 2006      131,543,478.27
  Dec 2000         363,842,951.99            Nov 2003       218,365,182.62      Oct 2006      129,572,623.62
  Jan 2001         358,788,722.55            Dec 2003       215,168,876.31      Nov 2006      127,629,763.58
  Feb 2001         353,629,469.66            Jan 2004       212,017,473.19      Dec 2006      125,714,510.67
  Mar 2001         348,542,070.47            Feb 2004       208,910,355.16      Jan 2007      123,826,482.65
  Apr 2001         343,525,540.34            Mar 2004       205,846,912.57      Feb 2007      121,965,302.54
  May 2001         338,578,908.01            Apr 2004       202,826,544.04      Mar 2007      120,130,598.50
  Jun 2001         333,701,215.43            May 2004       199,848,656.42      Apr 2007      118,322,003.77
  Jul 2001         328,891,517.53            Jun 2004       196,912,664.62      May 2007      116,539,156.60
  Aug 2001         324,148,882.14            Jul 2004       194,017,991.51      Jun 2007      114,781,700.19


PAYMENT DATE     250% SPA BALANCE        PAYMENT DATE     250% SPA BALANCE    PAYMENT DATE  250% SPA BALANCE
------------     ----------------        ------------     ----------------    ------------  ----------------
  Jul 2007       $ 113,049,282.61          May 2011       $  55,244,259.34       Mar 2015   $  25,794,225.29
  Aug 2007         111,341,556.74          Jun 2011          54,368,020.56       Apr 2015      25,352,505.56
  Sep 2007         109,658,180.21          Jul 2011          53,504,548.96       May 2015      24,917,425.37
  Oct 2007         107,998,815.33          Aug 2011          52,653,665.60       Jun 2015      24,488,890.25
  Nov 2007         106,363,129.02          Sep 2011          51,815,193.96       Jul 2015      24,066,807.07
  Dec 2007         104,750,792.77          Oct 2011          50,988,959.97       Aug 2015      23,651,083.96
  Jan 2008         103,161,482.55          Nov 2011          50,174,791.95       Sep 2015      23,241,630.36
  Feb 2008         101,594,878.77          Dec 2011          49,372,520.58       Oct 2015      22,838,356.93
  Mar 2008         100,050,666.20          Jan 2012          48,581,978.87       Nov 2015      22,441,175.58
  Apr 2008          98,528,533.94          Feb 2012          47,803,002.13       Dec 2015      22,049,999.46
  May 2008          97,028,175.32          Mar 2012          47,035,427.93       Jan 2016      21,664,742.91
  Jun 2008          95,549,287.89          Apr 2012          46,279,096.08       Feb 2016      21,285,321.44
  Jul 2008          94,091,573.33          May 2012          45,533,848.59       Mar 2016      20,911,651.77
  Aug 2008          92,654,737.40          Jun 2012          44,799,529.66       Apr 2016      20,543,651.74
  Sep 2008          91,238,489.89          Jul 2012          44,075,985.62       May 2016      20,181,240.35
  Oct 2008          89,842,544.56          Aug 2012          43,363,064.91       Jun 2016      19,824,337.73
  Nov 2008          88,466,619.10          Sep 2012          42,660,618.08       Jul 2016      19,472,865.10
  Dec 2008          87,110,435.04          Oct 2012          41,968,497.72       Aug 2016      19,126,744.79
  Jan 2009          85,773,717.75          Nov 2012          41,286,558.47       Sep 2016      18,785,900.20
  Feb 2009          84,456,196.36          Dec 2012          40,614,656.95       Oct 2016      18,450,255.80
  Mar 2009          83,157,603.69          Jan 2013          39,952,651.76       Nov 2016      18,119,737.10
  Apr 2009          81,877,676.23          Feb 2013          39,300,403.47       Dec 2016      17,794,270.66
  May 2009          80,616,154.09          Mar 2013          38,657,774.55       Jan 2017      17,473,784.04
  Jun 2009          79,372,780.93          Apr 2013          38,024,629.38       Feb 2017      17,158,205.84
  Jul 2009          78,147,303.92          May 2013          37,400,834.20       Mar 2017      16,847,465.62
  Aug 2009          76,939,473.70          Jun 2013          36,786,257.10       Apr 2017      16,541,493.93
  Sep 2009          75,749,044.34          Jul 2013          36,180,767.98       May 2017      16,240,222.30
  Oct 2009          74,575,773.27          Aug 2013          35,584,238.56       Jun 2017      15,943,583.21
  Nov 2009          73,419,421.23          Sep 2013          34,996,542.31       Jul 2017      15,651,510.05
  Dec 2009          72,279,752.27          Oct 2013          34,417,554.44       Aug 2017      15,363,937.18
  Jan 2010          71,156,533.65          Nov 2013          33,847,151.90       Sep 2017      15,080,799.85
  Feb 2010          70,049,535.84          Dec 2013          33,285,213.34       Oct 2017      14,802,034.21
  Mar 2010          68,958,532.46          Jan 2014          32,731,619.06       Nov 2017      14,527,577.32
  Apr 2010          67,883,300.21          Feb 2014          32,186,251.04       Dec 2017      14,257,367.08
  May 2010          66,823,618.89          Mar 2014          31,648,992.88       Jan 2018      13,991,342.31
  Jun 2010          65,779,271.29          Apr 2014          31,119,729.79       Feb 2018      13,729,442.63
  Jul 2010          64,750,043.20          May 2014          30,598,348.57       Mar 2018      13,471,608.53
  Aug 2010          63,735,723.34          Jun 2014          30,084,737.56       Apr 2018      13,217,781.32
  Sep 2010          62,736,103.33          Jul 2014          29,578,786.68       May 2018      12,967,903.15
  Oct 2010          61,750,977.67          Aug 2014          29,080,387.36       Jun 2018      12,721,916.94
  Nov 2010          60,780,143.65          Sep 2014          28,589,432.50       Jul 2018      12,479,766.44
  Dec 2010          59,823,401.38          Oct 2014          28,105,816.53       Aug 2018      12,241,396.18
  Jan 2011          58,880,553.67          Nov 2014          27,629,435.31       Sep 2018      12,006,751.44
  Feb 2011          57,951,406.09          Dec 2014          27,160,186.15       Oct 2018      11,775,778.29
  Mar 2011          57,035,766.84          Jan 2015          26,697,967.77       Nov 2018      11,548,423.56
  Apr 2011          56,133,446.77          Feb 2015          26,242,680.31       Dec 2018      11,324,634.78


PAYMENT DATE     250% SPA BALANCE        PAYMENT DATE     250% SPA BALANCE    PAYMENT DATE  250% SPA BALANCE
------------     ----------------        ------------     ----------------    ------------  ----------------
  Jan 2019       $  11,104,360.27          Oct 2022       $   4,116,060.68      Jul 2026    $     860,192.89
  Feb 2019          10,887,549.04          Nov 2022           4,012,331.58      Aug 2026          813,940.25
  Mar 2019          10,674,150.80          Dec 2022           3,910,353.84      Sep 2026          768,565.07
  Apr 2019          10,464,116.01          Jan 2023           3,810,101.28      Oct 2026          724,053.67
  May 2019          10,257,395.78          Feb 2023           3,711,548.08      Nov 2026          680,392.57
  Jun 2019          10,053,941.92          Mar 2023           3,614,668.81      Dec 2026          637,568.48
  Jul 2019           9,853,706.91          Apr 2023           3,519,438.37      Jan 2027          595,568.29
  Aug 2019           9,656,643.92          May 2023           3,425,832.05      Feb 2027          554,379.11
  Sep 2019           9,462,706.74          Jun 2023           3,333,825.48      Mar 2027          513,988.21
  Oct 2019           9,271,849.83          Jul 2023           3,243,394.62      Apr 2027          474,383.06
  Nov 2019           9,084,028.28          Aug 2023           3,154,515.78      May 2027          435,551.29
  Dec 2019           8,899,197.82          Sep 2023           3,067,165.63      Jun 2027          397,480.74
  Jan 2020           8,717,314.78          Oct 2023           2,981,321.15      Jul 2027          360,159.41
  Feb 2020           8,538,336.13          Nov 2023           2,896,959.64      Aug 2027          323,575.47
  Mar 2020           8,362,219.42          Dec 2023           2,814,058.74      Sep 2027          287,717.27
  Apr 2020           8,188,922.80          Jan 2024           2,732,596.40      Oct 2027          252,573.32
  May 2020           8,018,405.03          Feb 2024           2,652,550.89      Nov 2027          218,132.32
  Jun 2020           7,850,625.43          Mar 2024           2,573,900.79      Dec 2027          184,383.11
  Jul 2020           7,685,543.88          Apr 2024           2,496,624.99      Jan 2028          151,314.71
  Aug 2020           7,523,120.85          May 2024           2,420,702.65      Feb 2028          118,916.27
  Sep 2020           7,363,317.34          Jun 2024           2,346,113.28      Mar 2028           87,177.15
  Oct 2020           7,206,094.93          Jul 2024           2,272,836.63      Apr 2028           57,513.39
  Nov 2020           7,051,415.71          Aug 2024           2,200,852.78      May 2028           28,457.57
  Dec 2020           6,899,242.32          Sep 2024           2,130,142.07      Jun 2028
  Jan 2021           6,749,537.92          Oct 2024           2,060,685.13      and thereafter          0.00
  Feb 2021           6,602,266.19          Nov 2024           1,992,462.87
  Mar 2021           6,457,391.32          Dec 2024           1,925,456.46
  Apr 2021           6,314,878.01          Jan 2025           1,859,647.37
  May 2021           6,174,691.45          Feb 2025           1,795,017.29
  Jun 2021           6,036,797.32          Mar 2025           1,731,548.21
  Jul 2021           5,901,161.80          Apr 2025           1,669,222.37
  Aug 2021           5,767,751.52          May 2025           1,608,022.25
  Sep 2021           5,636,533.61          Jun 2025           1,547,930.60
  Oct 2021           5,507,475.64          Jul 2025           1,488,930.40
  Nov 2021           5,380,545.65          Aug 2025           1,431,004.88
  Dec 2021           5,255,712.12          Sep 2025           1,374,137.53
  Jan 2022           5,132,944.00          Oct 2025           1,318,312.05
  Feb 2022           5,012,210.66          Nov 2025           1,263,512.39
  Mar 2022           4,893,481.89          Dec 2025           1,209,722.73
  Apr 2022           4,776,727.94          Jan 2026           1,156,927.47
  May 2022           4,661,919.46          Feb 2026           1,105,111.24
  Jun 2022           4,549,027.51          Mar 2026           1,054,258.89
  Jul 2022           4,438,023.58          Apr 2026           1,004,355.49
  Aug 2022           4,328,879.54          May 2026             955,386.32
  Sep 2022           4,221,567.68          Jun 2026             907,336.89

PROSPECTUS

                                 $1,288,342,023

                         CMC SECURITIES CORPORATION III
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)

                                  -------------

         This Prospectus relates to $1,288,342,023 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

         The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association, (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association, or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation. "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi-family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

         Scheduled distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon, if applicable, at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

         The Issuer with respect to a Series of Bonds (the "Issuer") will be CMC Securities Corporation III. The Bonds will be nonrecourse obligations of the Issuer and the Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

         The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

                                  -------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 25, 1998.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds:

         i.       information regarding the issuance of such Series;

         ii. the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

         iii. the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series;

         iv. the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

         v. the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

         vi. any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

         vii. the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

         viii. the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

         ix. the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates;

         x. the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds;

         xi. whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein);

         xii. if applicable, the Issuer's ratio of earnings to fixed charges;

         xiii. whether such Series constitutes a Series of Special Allocation Bonds;

         xiv. if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements;

         xv. whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;

         xvi. the investment rating agencies and ratings required with respect to such Series;

         xvii. the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted;

         xviii.   whether an election will be made to treat one or more
segregated pools of assets securing such Series as a REMIC;

         xix.     the identity of the Indenture Trustee for such Series; and

         xx. additional information with respect to the plan of distribution of such Bonds.

                              AVAILABLE INFORMATION

         The Issuer was incorporated in Delaware on May 6, 1992. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements ad other information about registrants, including the Issuer, that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

         The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

         The Issuer's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Issuer with the Commission are incorporated herein by reference:

         1. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. The Issuer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.


         All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Andrew F. Jacobs, Senior Vice President--Control and Treasurer, CMC Securities Corporation III, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2500).

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

Securities Offered...............   Collateralized Mortgage Obligations (the
                                    "Bonds") collateralized by certificates
                                    ("Certificates") evidencing undivided
                                    interests in pools of residential mortgage loans. The Certificates will consist of one or more of the following:

                                    (i) "fully modified pass-through"
                                    mortgage-backed certificates ("GNMA
                                    Certificates") guaranteed as to timely
                                    payment of principal and interest by the Government National Mortgage Association ("GNMA"),

                                    (ii)Guaranteed Mortgage Pass-Through
                                    Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"),

                                    (iii) Mortgage Participation Certificates
                                    ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),

                                    (iv) pass-through certificates or
                                    participation certificates ("Non-Agency
                                    Certificates") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates (defined hereafter) or pools of mortgage loans secured by single family (one- to four-units) or multi-family residences, or

                                    (v) a combination of such Certificates.

                                    The Non-Agency Certificates pledged to
                                    secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency Certificates".

                                    The Bonds will be issued from time to time in Series pursuant to an Indenture (an "Indenture") between the Issuer (as defined below) and the trustee for such Series (the "Indenture Trustee"), as supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                                    The Bonds of a Class may differ from Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent nonrecourse obligations solely of the Issuer of that Series of Bonds and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

Issuer...........................   CMC Securities Corporation III (the
                                    "Issuer") is a limited purpose finance
                                    corporation wholly owned by Capstead
                                    Mortgage Corporation, a Maryland corporation
                                    ("CMC"). The Bonds represent nonrecourse obligations of the Issuer. Neither CMC nor any other affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series. Except to the extent specified otherwise in the related
                                    Prospectus Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series.

                                    The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer's principal executive offices are located at 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204. Its telephone number is (214) 874-2323. See "The Issuer".

Interest Payments................   Each Class of Bonds of a Series will bear
                                    interest at the respective rate described for such Class in the related Prospectus
                                    Supplement. Interest on any Class of
                                    Variable Interest Rate Bonds (See
                                    "Description of the Bonds-- Payments of
                                    Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include, among other things:

                                    (a) the interest rate ("Variable Interest
                                    Rate") for the initial Interest Accrual
                                    Period (as defined below) on the Variable
                                    Interest Rate Bonds;

                                    (b) the formula or index by which the
                                    Variable Interest Rate will be determined for subsequent Interest Accrual Periods;

                                    (c) the intervals at which the Variable
                                    Interest Rate will be recalculated and the period over which the newly calculated Variable Interest Rate will be applicable; and

                                    (d) any minimum or maximum Variable Interest
                                    Rate or the method by which same may be
                                    calculated.

                                    Interest on each Class of Bonds will accrue over the respective periods and be paid on the respective dates such Class as specified in the related Prospectus Supplement (each such for period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Unless otherwise specified in the related Prospectus Supplement, upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds-- Payments of Interest" herein.

                                    Interest payments will be paid by check
                                    (unless otherwise specified in the related
                                    Prospectus Supplement) mailed by the
                                    Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds -- Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

Principal Payments..............    Unless the Prospectus Supplement relating to
                                    a Series of Bonds provides otherwise,
                                    principal payments on each Series of Bonds will be made on each Payment Date (each
                                    Payment Date on which principal is payable being a "Principal Payment Date") in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual
                                    Period; (ii) an amount (the "Basic Principal
                                    Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment
                                    Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The

                                    Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the Bonds -- Payments of Principal."

                                    The "Bond Value" for a Certificate
                                    represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement, (i) all distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Payment Date for such Series of Bonds, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement, (i) all interest payable on the Bonds of such Series on such Payment Date,
                                    (ii) the Basic Principal Payment for such
                                    Series of Bonds for such Principal Payment
                                    Date, including, if applicable, the amount
                                    (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"),
                                    (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of the Indenture.

                                    Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the Bonds -- Payments of Principal."

                                    The Stated Maturity for each Class of Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds -- Maturity of the Bonds."

Redemption of Bonds..............   To the extent provided in the related
                                    Prospectus Supplement, the Bonds of any
                                    Class of each Series may be subject to
                                    redemption as follows:

     A. Redemption at Request
          of Bondholders.........   To the extent permitted by the related
                                    Prospectus Supplement and Series Supplement to the Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds-- Redemption at Request of Bondholders."

     B. Special Redemption.......   The Bonds of each Series may be subject to
                                    special redemption under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date
                                    (each a "Special Redemption Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Bonds of a


                                    Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the Bonds -- Special Redemption."

     C. Redemption at the
          Option of the Issuer...   The Bonds of any Class or Classes of a
                                    Series may be subject to redemption at the option of the Issuer under the circumstances provided in the related Prospectus
                                    Supplement at the redemption price set forth in such Prospectus Supplement. See
                                    "Description of the Bonds-- Optional
                                    Redemption."


     D. Optional Variable
          Interest Rate Bond
          Redemption ............   Unless specified otherwise in the Prospectus
                                    Supplement for a Series of Bonds, the
                                    Issuer, at its option, may use all or a
                                    portion of the Spread to redeem any Class of Variable Interest Rate Bonds of such Series, in whole or in part (an "Optional Variable
                                    Interest Rate Bond Redemption"), on any
                                    Payment Date on such Class of Variable
                                    Interest Rate Bonds (a "Variable Interest
                                    Rate Payment Date"), at 100% of the
                                    principal amount thereof, together with
                                    accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds, if the Variable
                                    Interest Rate at which interest on such
                                    Variable Interest Rate Bonds accrues during the period specified in the related
                                    Prospectus Supplement preceding such
                                    Variable Rate Interest Payment Date (a
                                    "Variable Interest Rate Period") is equal or, pursuant to the related Prospectus
                                    Supplement, deemed to be equal to the
                                    Maximum Variable Interest Rate at which
                                    interest may accrue on such Variable
                                    Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "Maximum
                                    Variable Interest Rate"). If any such
                                    Optional Variable Interest Rate Bond
                                    Redemption occurs, the rate of principal payments on the Bonds of Classes with later
                                    Stated Maturities will not be affected
                                    thereby, unless otherwise provided in the related Prospectus Supplement. If so provided in a Prospectus Supplement, after a redemption in full of a Class of Variable
                                    Interest Rate Bonds in which any Optional
                                    Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more
                                    Principal Payment Dates, after the Class of
                                    Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence
                                    (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond
                                    Redemption in that Series. See "Description of the Bonds -- Optional Variable Interest
                                    Rate Bond Redemption."

Security for the Bonds...........   Except to the extent specified otherwise in
                                    the related Prospectus Supplement, each
                                    Series of Bonds will be separately secured by collateral ("Collateral") consisting of the following:




     A. Certificates.............   The Certificates securing a Series of Bonds
                                    may consist of (i) GNMA Certificates, (ii)
                                    FNMA Certificates, (iii) FHLMC Certificates,
                                    (iv) Non-Agency Certificates, or (v) a
                                    combination of such Certificates. Any GNMA
                                    Certificates will be backed by the full
                                    faith and credit of the United States. Any
                                    FNMA and FHLMC Certificates will not be
                                    backed, directly or indirectly, by the full faith and credit of the United States.
                                    Unless otherwise stated in the Prospectus
                                    Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United
                                    States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency Certificate (the
                                    "Mortgage Loans") may, be insured,
                                    guaranteed or otherwise backed in the manner described in the related Prospectus
                                    Supplement. Any Agency Certificate and any
                                    Non-Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The Prospectus
                                    Supplement for each Series will specify (i) the aggregate approximate amount of the Collateral securing such Series that consists of GNMA, FNMA and FHLMC
                                    Certificates, of Certificates backed by
                                    level payment and graduated payment
                                    mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency
                                    Certificates, including the principal
                                    characteristics of the underlying Mortgage
                                    Loans and any insurance, guarantees or other backing for such Mortgage Loans,
                                    Certificates or both. The Certificates
                                    securing each Series of Bonds will be
                                    registered in the name of the Indenture
                                    Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus
                                    Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates which are not delivered on such closing date. See "Security for the Bonds--
                                    Certificates Collateralizing the Bonds."

     B. Collection Account.......   Unless otherwise specified in the Prospectus
                                    Supplement for a Series of Bonds, all
                                    distributions on the Certificates pledged as security for a Series of Bonds will be remitted directly to a collection account
                                    (the "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a
                                    Payment Date after deducting certain
                                    Indenture Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus
                                    Supplement for such Series of Bonds so
                                    provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See "Security for the Bonds -- Collection Account."

     C. Reserve Funds............   Cash, a letter of credit, surety bonds,
                                    Eligible Investments or a combination
                                    thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus
                                    Supplement by the nationally recognized
                                    statistical rating agency or agencies
                                    requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related
                                    Prospectus Supplement. Additional
                                    information concerning any Reserve Fund
                                    securing a Series of Bonds will be set forth in the related Prospectus Supplement. See
                                    "Security for the Bonds-- Reserve Funds."

     D. Minimum Principal
          Payment Agreement......   If provided in the Prospectus Supplement
                                    with respect to a Series of Bonds, the
                                    Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the Bonds-- Minimum Principal Payment
                                    Agreement."

     E. Deposits, Substitution
          and Withdrawal.........   If and to the extent provided in the related
                                    Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw
                                    Certificates or substitute new Certificates for Certificates previously pledged as
                                    Collateral for a Series, in each case under the conditions described in the Indenture.
                                    See "Security for the Bonds-- Deposits,
                                    Substitution and Withdrawal of
                                    Certificates."

Book Entry Registration .........   If the Prospectus Supplement for a Series so
                                    provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a
                                    "Clearing Agency") registered with the
                                    Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry
                                    Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency
                                    Participants") or their nominees. Transfers and pledges by purchasers and beneficial owners of Book Entry Bonds ("Beneficial
                                    Owners") other than Clearing Agency
                                    Participants may be effected only through Clearing Agency Participants. Beneficial
                                    Owners will receive payments of principal and interest, and, if applicable, may tender
                                    Bonds for redemption to the Indenture
                                    Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms
                                    "Bondholders" and "holders" shall be deemed to include Beneficial Owners. See "Special
                                    Considerations-- Book Entry Registration" and "Description of the Bonds-- Book Entry
                                    Registration."

Federal Income Tax
  Considerations.................   The Bonds, other than Residual Bonds (if
                                    any), of each Series ("Regular Bonds") will be taxable obligations under the Internal
                                    Revenue Code of 1986 (the "Code"), and
                                    interest paid or accrued, including original issue discount with respect to any Compound
                                    Interest Bonds or Regular Bonds of any other
                                    Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts.
                                    Bonds for which a REMIC election is not made
                                    ("Non- REMIC Bonds") will not be so
                                    characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Certain Federal Income
                                    Tax Consequences."

Legal Investment.................   Unless otherwise specified in the Prospectus
                                    Supplement, Bonds of each Series offered by this Prospectus and the related Prospectus
                                    Supplement will constitute "mortgage related securities" under the Secondary Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal
                                    Investment".

ERISA Matters....................   An acquisition or holding of Bonds by an
                                    employee benefit plan or an individual
                                    retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement
                                    Income Security Act of 1974, as amended, and the Code. See "ERISA Matters". Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions." Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel.
                                    Under certain circumstances, certain
                                    employee benefit plans and other persons may be prohibited from investing in one or more
                                    Classes, or in an entire Series, of Bonds.

Use of Proceeds..................   The Issuer will use substantially all of the
                                    net proceeds from the issuance of each
                                    Series of Bonds either to pay certain
                                    indebtedness incurred in connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage
                                    Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to CMC. See "Use of Proceeds."

Ratings..........................   The related Prospectus Supplement for each
                                    series of Bonds will specify the respective ratings to be borne by each class of such series of Bonds and the nationally recognized statistical rating agency or agencies issuing each such rating.

                                  RISK FACTORS

         Investors should consider, among other things, the following risk factors in connection with the purchase of Bonds.

         General. An investment in Bonds evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any other credit enhancement, Holders of the Bonds of a series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         Limited Obligations. The Bonds will represent nonrecourse obligations of the Issuer. The Bonds of each series will not be insured or guaranteed by any government agency or instrumentality, the Issuer, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

         Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Agency Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Bonds secured by such Mortgage Loans or Underlying Mortgage Loans. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Bondholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Bonds of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.

         Limited Liquidity. There will be no market for the Bonds of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

         Limited Assets. The Bonds represent nonrecourse obligations of the Issuer. Consequently, Holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon except as otherwise specified in the related Prospectus Supplement, and, if applicable, the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer or to the Residual Bond, in the case of a REMIC, and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities (except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         The Special Hazard and Bankruptcy Account. To the extent described in the related Prospectus Supplement, a Series of Bonds may have the benefits of the Issuer's Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and

Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

         Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

         Special Allocation Bonds; Events of Default. To the extent described in the related Prospectus Supplement, a Series of Bonds may be "Special Allocation Bonds" in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non-Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

         The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

         Sale of Collateral on Default; Interest Rate Considerations. Upon an Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

         Deposits, Substitutions and Withdrawals of Collateral. To the extent provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

         Nature of Direct or Indirect Backing for Bonds. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds--FNMA" and "Security for the Bonds--FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

         Insurance Considerations for Non-Agency Certificates. Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

         Original Issue Discount; Residual Bonds. All of the Compound Interest Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. At certain fast Mortgage Loan or Underlying Mortgage Loan prepayment rates, original issue discount may accrue on certain classes of Bonds, including certain Variable Rate Regular Bonds, that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount."

         An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income and, possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Considerations-- Special Tax Considerations Applicable to Residual Bonds."

         Funds Available for Redemptions at the Request of Bondholders. With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                  1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

                  2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

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
                  3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

         Book Entry Registration. Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

         FNMA Guaranty. Full and timely payment of interest and principal on any FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FHLMC Guaranty. Payment of principal and interest on any FHLMC Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Indenture Trustee to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Issuer will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.

                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Bonds will be applied to the simultaneous purchase of the Mortgage Loans to be pledged to secure such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Loans until sale of the Bonds and other expenses connected with pooling the Mortgage Loans to be pledged to secure the Bonds and issuing the Bonds. Subsequently, the Issuer may distribute to its stockholders all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

         The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

         The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

         A Series of Bonds may include one or more Classes of "Scheduled Amortization Bonds" and "Companion Bonds." Scheduled Amortization Bonds are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. Companion Bonds are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Loans underlying the Certificates securing such Series of Bonds than will the Scheduled Amortization Bonds of such Series.

         The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.7 and 2.8)

         Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by (i) check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, or (ii) upon written request made at least five business days prior to the applicable Record Date (as set forth in the related Prospectus Supplement) by any Bondholder of a Bond or Bonds of a Class having an initial outstanding principal balance that is in excess of the lesser of (x) $5,000,000 and (y) two-thirds of the initial outstanding principal balance of all Bonds of such Class, by wire to a US depository institution satisfactory to the Indenture Trustee, or by such other means of payment as such Bondholder and the Indenture Trustee may agree, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.9 and 3.2) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, the remaining actual unpaid principal amount of such Bond and, in the case of a Bond that is a Senior Bond or a Junior Bond (in each case as set forth in the related Prospectus Supplement), the Imputed Principal Balance (as set forth in the related Prospectus Supplement) of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate actual unpaid principal amount (if any) of the Bonds of each Class of the same Series and, if such Series includes Classes of Senior Bonds and Junior Bonds, the aggregate Imputed Principal Balance (if any) of the Bonds of each Class of such Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.7)

         Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

         One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.

PAYMENTS OF INTEREST

         To the extent specified in the related Prospectus Supplement, the Bonds of each Class will bear interest on their unpaid principal balances from the date and at the rate per annum (which may be zero) specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

         One or more Classes of Bonds of a Series may bear interest at a variable rate ("Variable Interest Rate Bonds"). The interest rate of a Class of Variable Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Variable Interest Rate") or an interest rate minimum (the "Minimum Variable Interest Rate") or both, subject to general market conditions. Certain Variable Interest Rate Bonds may accrue interest at a rate that varies directly with a variable rate based on an objective index ("Floating Interest Rate Bonds"). Other Variable Interest Rate Bonds may accrue interest at a rate that varies inversely with a variable rate based on an objective index ("Inverse Floating Interest Rate Bonds"). For each Class of Variable Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period on the Variable Interest Rate Bonds, the intervals at which the Variable Interest Rate will be recalculated, and the periods (each such period, a "Variable Interest Rate Period") over which the initial Variable Interest Rate and each successively calculated Variable Interest Rate shall apply and the formula or index by which the Variable Interest Rate for each succeeding Variable Interest Rate Period will be determined. The interest payment dates on Variable Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series.

         Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.

PAYMENTS OF PRINCIPAL

         On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

         Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds -- Special Redemption."

         The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund. For convenience of calculation, Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

         The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

         Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date, (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.

MATURITY OF THE BONDS

         All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

         Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.

         The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series offered in such Prospectus Supplement, other than those Class or Classes of Bonds of such Series (if any) on which no principal is payable, and the percentage of the original principal amount of each Class of such Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.

REDEMPTION AT THE REQUEST OF BONDHOLDERS

         To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.

SPECIAL REDEMPTION

         The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable or if the Bonds of such Series are not subject to special redemption. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture for such Series, that the future debt service on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

         Unless otherwise specified in the related Prospectus Supplement or the related Prospectus Supplement states that the Bonds offered thereby are not subject to special redemption, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.2) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)

OPTIONAL REDEMPTION

         The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL VARIABLE INTEREST RATE BOND REDEMPTION

         Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Variable Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Variable Interest Rate at which interest on such Class of Variable Interest Rate Bonds accrues during the Variable Interest Rate Period applicable to such Variable Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate set forth in the related Prospectus Supplement. If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "TimeOut Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemptions in that Series.

PROCEDURES AND REDEMPTION NOTICES

         With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price,
(c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.


BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

         Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration."

         If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.


                             SECURITY FOR THE BONDS

GENERAL

         Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement.

See "Description of the Bonds -- Payments of Principal". Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.


GNMA

         The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act, (ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or (iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.


GNMA CERTIFICATES

         Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

         GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.


FNMA

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital- short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

FNMA CERTIFICATES

         FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.


FHLMC

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.


NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family (five or more units) residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement (the "Pooling and Administration Agreement") among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non- Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.


CERTIFICATES COLLATERALIZING THE BONDS

         All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one- to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

         All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for
(i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non-"buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

         Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.

RESERVE FUNDS

         Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.


OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in the Prospectus Supplement.


MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


COLLECTION ACCOUNT

         A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.2) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited





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in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

         Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of Mortgage Loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real property securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws governing the Mortgage Loans. The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates.

         The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale if permitted under local law, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Consequently, delays in completion of the foreclosure may occasionally result from difficulties in locating parties necessary to the proceeding. Judicial foreclosure




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proceedings may be contested by any of the parties defendant, and substantial delays in the foreclosure proceedings may result from any contest. At the completion of a judicial foreclosure action, the court issues a judgment of foreclosure and generally appoints a sheriff or other court officer to conduct the sale of the property to obtain proceeds with which to pay the holders of liens on the property.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the sheriff or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, among other reasons, the property usually is not purchased by a third party at the foreclosure sale. Rather, the lender usually purchases the property from the trustee or sheriff. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property, which includes the unpaid principal balance of the mortgage loan, accrued and unpaid interest and the expenses incurred in connection with the foreclosure and subsequent ownership of the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.


RIGHTS OF REINSTATEMENT AND REDEMPTION

         In some states, the borrower, or any other person having a junior lien on the real property, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the foreclosure sale of the real property and the amount due to the lender under the deed of trust mortgage. Statutory provisions in some states may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.




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Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for the collection of a debt. A court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Under the laws of many states and under federal statutes and regulations, an assignee of contracts arising out of consumer transactions takes such liens subject to claims or defense which would be available to the consumer in any proceeding between the consumer and contractor or broker who originated the contract.


ENFORCEABILITY OF CERTAIN PROVISIONS

         Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.




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         With the expiration of the exemption for Window Period Loans, on
October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. Certain of these instances include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until their maturity, the extent of which cannot be predicted.

         The standard form of note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions provided for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.

         Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the property securing such Mortgage Loans as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the




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borrower further encumbers the property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

         Where the borrower encumbers the Mortgage Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


ADJUSTABLE RATE LOANS

         The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


ENVIRONMENTAL LEGISLATION

         The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist event if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e.,any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

         Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. The transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Property and thus, decrease the likelihood that the Certificate Trustee will recover fully on the Mortgage Loan through foreclosure.

         Many states have environmental clean-up statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of






                                      -37-
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commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

         In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate were acquired by the Certificate Trustee and cleanup costs were incurred in respect of the mortgaged property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, CMC, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.


APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status





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at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Further, such borrowers may have the maturity of their Mortgage Loans extended, the payments lowered and the payment schedule readjusted after the completion of military service. Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, no person will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.


                                   THE ISSUER

GENERAL

         The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer is a limited purpose finance subsidiary of CMC. The Issuer's and CMC's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204. The Issuer's telephone number is
(214) 874-2500.

         The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short-term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the foregoing. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

         The Issuer has no intent to file, and CMC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

         CMC may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.


REMIC BONDS

         General

         With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as newly originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

         In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code Section 856(c)(4)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(4)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(4)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

         Qualification as a REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

         For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF REGULAR BONDS

         General

         The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

         Original Issue Discount

         All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

         Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity. Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

         Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

         Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an "accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

         In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and
(b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

         A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

         One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information.

An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

         If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

         Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

         The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.

         Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested




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under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Bonds.

         It is not clear how income should be accrued with respect to REMIC Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.

         Premium

         A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed. The Treasury Department has issued final regulations concerning the amortization of premium but by their terms the regulations do not apply to REMIC Regular Bonds and bonds like the Regular Bonds.

         Sale or Redemption

         If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

         Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income (i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of




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a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the Contingent Debt Regulations as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.

         Market Discount

         A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond
(i) is exceeded by the stated redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.

         Taxation of Certain Foreign Investors

         Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person

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("foreign person") not engaged in a trade or business within the United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

         If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Bondholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

BACK-UP WITHHOLDING AND INFORMATION REPORTING

         Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

         To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

         Allocation of the Income of the REMIC

         Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion

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of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

         A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.


         Taxable Income of the REMIC Attributable to Residual Bonds

         REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans. Special rules apply in certain cases for non-interest expenses as described below in "NonInterest Expenses of the REMIC."

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular

Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

         A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.

         Net Losses of the REMIC

         The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Excess Inclusions

         A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

         Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

         There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and (ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

         In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure

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that Residual Bonds are not eld by Disqualified Organizations and for the
furnishing of information to residual holders to compute the foregoing taxes.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the IRS to be so treated.

         Mark to Market Rules

         A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

         Payments

         Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.

         Sales of Residual Bonds

         If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.

         Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

         The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

         The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e., "dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

         The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation,
(ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.

         In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.

         Termination

         The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

         Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

         Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Foreign Investors

         Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular Bonds--Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.

         Restrictions on Transfer of a Residual Bond

         The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

         Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

         The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

         If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.

         Tax-Exempt Investors

         A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.

         REMIC Expenses; Single Class REMICs

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Bonds. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Bonds and the holders of the Residual Bonds on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Bond or REMIC Regular Bond on that day. In the case of a holder of a REMIC Regular Bond who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder of a REMIC Regular Bond, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Bond to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Bonds.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactment, limiting to varying extent the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book entry form.

         If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

         Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                  ERISA MATTERS

         Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".

         Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.

                                  THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.


MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series. In the case of a Series comprising Classes of Senior Bonds and Junior Bonds, as long as the Imputed Principal Balance (as defined below) of any Class of Senior Bonds is greater than zero, no amendment, variation or modification may be made to Article V of the Indenture, concerning defaults and remedies, without consent of the holders of 100% in the principal amount of the outstanding Senior Bonds.

         Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Variable Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.2)

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.1)


EVENTS OF DEFAULT

         An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) except as otherwise provided in the related Prospectus

Supplement in the case of a Series of Bonds which includes one or more Classes of Junior Bonds, a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.1)


RIGHTS UPON EVENT OF DEFAULT

         Unless specified otherwise in the related Prospectus Supplement and Series Supplement, in case an Event of Default should occur and be continuing with respect to a Series of Bonds, the holders of 100% (or such other percentage specified in the related Prospectus Supplement) in principal amount of the outstanding Bonds (or such Classes of Bonds as are specified in the related Prospectus Supplement) of such Series or in certain cases, the holders of the Junior Class of such Series having the highest priority of payment (the "Highest Priority Junior Class") representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) in principal amount of such Class may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of 100% in principal amount of the outstanding Senior Bonds of such Series or if the principal amount (less certain losses of the Trust Estate allocated thereto (as so reduced, the "Imputed Principal Balance")) of the Senior Bonds has been reduced to zero, by the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.2)

         An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

         Unless specified otherwise in the related Series Supplement, if, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series as collections are received on the Collateral, notwithstanding the acceleration of the maturity of such Bonds. In addition, if a Series of Bonds has been declared due and payable upon an Event of Default, the Indenture Trustee may in its discretion under certain conditions, or will, if directed by the holders of the Bonds, sell the Collateral for such Series. Following an acceleration of the Bonds after an Event of Default all Bonds of such Series then outstanding will be payable pro rata (in accordance with Imputed Principal Balances in the case of Special Allocation Bonds and except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral. (Indenture, Section 5.8)

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.1) Following an acceleration of the Bonds after an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.7) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of a majority in principal amount of the outstanding Senior Bonds of such Series or in certain cases, the majority in principal amount of the holders of the Highest Priority Junior Class) shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, 100% of the outstanding Senior Bonds of such Series or, if the Imputed Principal Balance of the Senior Bonds has been reduced to zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections 5.13 and 5.14). In the case of a Series of Bonds comprising Classes of Senior Bonds and Junior Bonds, the holders of Junior Bonds of such Series shall not be entitled to exercise any of the rights referred to in the preceding sentence until the Senior Bonds of such Series have been paid in full or the Imputed Principal Balance of each Class of the Senior Bonds of a Series has been reduced to zero.


LIST OF BONDHOLDERS

         Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.


ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.9)


INDENTURE TRUSTEE'S ANNUAL REPORT

         Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.3)


SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.1)


THE INDENTURE TRUSTEE

         The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture or if any Event of Default occurs with respect to a Series of Bonds that comprises Classes of Senior Bonds and Classes of Junior Bonds. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds, Senior Bonds or Junior Bonds and a successor Trustee would be appointed for such Classes.

REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date in respect of a Series, the Indenture Trustee for such Series will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining actual outstanding principal amount of an Individual Bond of each Class, the Imputed Principal Balance (as defined in the related Indenture) of any Individual Bond that is a Senior Bond or Junior Bond, and the aggregate principal amount of the Bonds of each relevant Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata, after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.7)


LIMITATION ON SUITS

         No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee for such Series of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) all of the holders of the Classes of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) any holder of a Class of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, any holder of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.9)

         Notwithstanding any other provision of the Indenture, the Indenture incorporates Section 316(b) of the TIA which provides that the right of any holder of a Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except as to a postponement of an interest payment consented to as provided in Section 316(a)(2) of the TIA, and except that such indenture may contain provisions limiting or denying the right of any such holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry or judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of such indenture upon any property subject to such lien. (Indenture, Section 5.20)


                              PLAN OF DISTRIBUTION

         The Issuer may sell the Bonds offered hereby through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

         The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

         The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                                     EXPERTS

         The balance sheet of CMC Securities Corporation III, (formerly known as Capstead Securities Corporation VI), appearing in CMC Securities Corporation III's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                           GLOSSARY OF PRINCIPAL TERMS


"Administrator"..................................................................................................30
"Agency Certificates"..........................................................................................1, 5
"Assumed Reinvestment Rate".......................................................................................1
"Basic Principal Payment".....................................................................................7, 22
"Beneficial Owners"..........................................................................................13, 25
"Bond Value Group"...............................................................................................22
"Bond Value"..................................................................................................8, 22
"Bondholders"....................................................................................................13
"Bonds"........................................................................................................1, 5
"Book Entry Bonds"............................................................................................7, 25
"Certificate Trustee"............................................................................................30
"Certificates"....................................................................................................5
"Claim Ceiling"..................................................................................................16
"Clearing Agency Participants"...............................................................................13, 25
"Clearing Agency"............................................................................................13, 25
"Code".......................................................................................................13, 40
"Collateral".....................................................................................................11
"Collection Account".............................................................................................12
"Commission"......................................................................................................3
"Committee Report"...............................................................................................41
"Compound Interest Bonds".........................................................................................5
"Conventional Loans".............................................................................................23
"Due Period"..................................................................................................7, 22
"ERISA"..........................................................................................................57
"Exchange Act"....................................................................................................3
"FDIC"...........................................................................................................56
"FHA Loans"......................................................................................................23
"FHLMC Act"......................................................................................................28
"FHLMC Certificate Group"........................................................................................29
"FHLMC Certificate Pool".........................................................................................29
"FHLMC Certificates"...........................................................................................1, 5
"FHLMC"...........................................................................................................5
"Final REMIC Regulations"........................................................................................39
"Floating Interest Rate Bonds"...................................................................................22
"FmHA Loans".....................................................................................................23
"FNMA"............................................................................................................5
"Garn-St Germain Act"............................................................................................35
"GNMA Certificates"............................................................................................1, 5
"GNMA Servicer"..................................................................................................26
"GNMA"............................................................................................................5
"GPM Certificates"...............................................................................................31
"Guaranty Agreement".............................................................................................27
"Housing Act"....................................................................................................26
"Indenture Trustee"...............................................................................................5
"Indenture".......................................................................................................5
"Interest Accrual Period".........................................................................................7
"Inverse Floating Interest Rate Bonds"...........................................................................22
"IRS"............................................................................................................44
"Issuer".......................................................................................................1, 6
"Maximum Variable Interest Rate".............................................................................10, 21
"Minimum Variable Interest Rate".................................................................................21
"Mortgage Loans".............................................................................................11, 45
"Non-Agency Certificates"......................................................................................1, 5
"Non-Priority Bonds".............................................................................................17


"OID Regulations"................................................................................................42
"Optional Variable Interest Rate Bond Redemption"............................................................10, 24
"OTS"............................................................................................................56
"Owner"..........................................................................................................30
"Participating Series"...........................................................................................16
"Pass-Through Entity"............................................................................................51
"Payment Date"....................................................................................................7
"Plan"...........................................................................................................57
"Pooling and Administration Agreement"...........................................................................30
"Premium REMIC Regular Bonds"....................................................................................46
"Prepayment Assumption"..........................................................................................42
"Principal Payment Date"..........................................................................................7
"Priority Bonds".................................................................................................17
"PTCE"...........................................................................................................57
"PTC"............................................................................................................27
"Registration Statement"..........................................................................................3
"Regular Bonds"..............................................................................................13, 40
"Regulations"....................................................................................................57
"REIT"...........................................................................................................51
"REMIC Bonds".................................................................................................1, 40
"REMIC Pool".....................................................................................................40
"REMIC Regular Bonds".............................................................................................1
"REMIC"...........................................................................................................1
"Requisite Amount of the Special Hazard and Bankruptcy Account"..............................................16, 16
"Reserve Funds"..................................................................................................12
"Residual Bondholders"...........................................................................................18
"Residual Bonds"..................................................................................................1
"Retail Class Bond"..............................................................................................42
"Scheduled Amortization Amount"...................................................................................8
"Scheduled Amortization Bonds"................................................................................8, 20
"Scheduled Principal"............................................................................................29
"Series Supplement"...............................................................................................5
"Servicers"......................................................................................................30
"Servicing Agreement"............................................................................................30
"SMMEA" .....................................................................................................14, 56
"Special Allocation Bonds".......................................................................................17
"Special Redemption Date"....................................................................................10, 24
"Spread"..........................................................................................................8
"Startup Day"....................................................................................................41
"TIA"............................................................................................................60
"Time-Out Period"................................................................................................11
"TMP"............................................................................................................41
"Underlying Mortgage Loans"......................................................................................15
"Variable Interest Rate Bonds"...................................................................................21
"Variable Interest Rate Payment Date"............................................................................10
"Variable Interest Rate Period"..............................................................................10, 22
"Variable Interest Rate"......................................................................................6, 22

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                             ---------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  -----
Reports to Bondholders..........................    S-7
Table of Contents...............................    S-8
Summary of Terms................................    S-9
Risk Factors....................................   S-32
Description of the Certificates.................   S-33
Description of the Mortgage Loans...............   S-34
The Master Servicer and the Sub-Servicers.......   S-34
Description of the Bonds........................   S-39
Yield and Prepayment Considerations.............   S-64
Indenture.......................................   S-96
Pooling and Servicing Agreement.................   S-97
Special Tax Considerations......................  S-110
Restrictions on Purchase and Transfer of the
  Residual Bonds................................  S-112
ERISA Considerations............................  S-112
Legal Investment................................  S-114
Underwriting....................................  S-115
Use of Proceeds.................................  S-115
Legal Matters...................................  S-116
Ratings.........................................  S-116
Principal Definitions...........................  S-118
Annex A.........................................    A-1
Annex B.........................................    B-1
Annex C.........................................    C-1
Annex D.........................................    D-1

                                   PROSPECTUS


Available Information............................    3
Incorporation of Certain Documents by
  Reference......................................    3
Summary of Prospectus............................    5
Risk Factors.....................................   15
Use of Proceeds..................................   20
Description of the Bonds.........................   20
Security for the Bonds...........................   25
Certain Legal Aspects of the Mortgage Loans......   33
The Issuer.......................................   39
Certain Federal Income Tax Consequences..........   39
Legal Investment.................................   56
ERISA Matters....................................   57
The Indenture....................................   58
Plan of Distribution.............................   61
Legal Matters....................................   62
Experts..........................................   62
Additional Information...........................   62

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
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                                  $534,277,116
                                 (APPROXIMATE)

                                 CMC SECURITIES
                                CORPORATION III

                            COLLATERALIZED MORTGAGE
                                  OBLIGATIONS,

                                 SERIES 1998-2

                         CMC SECURITIES CORPORATION III
                                     ISSUER

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 25, 1998

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